                                                                   EXHIBIT 10.17



================================================================================


                             CONTRIBUTION AGREEMENT



                                  BY AND AMONG



                               U.S. PROPANE, L.P.



                                       AND


          HERITAGE OPERATING, L.P. AND HERITAGE PROPANE PARTNERS, L.P.



                                  JUNE 15, 2000


================================================================================



                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS....................................................................................1

   1.1        Certain Defined Terms......................................................................1
   1.2        Certain Additional Defined Terms...........................................................1
   1.3        Construction...............................................................................2

ARTICLE 2 CLOSING........................................................................................3

   2.1        Actions Prior to the Closing...............................................................3
   2.2        Contribution of Contributed Interests......................................................3
   2.3        Issuance of Certificate for Common Units...................................................4
   2.4        Instruments of Conveyance..................................................................4
   2.5        Closing Price..............................................................................5
   2.6        Net Working Capital True-Up................................................................5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE HERITAGE PARTIES.........................................6

   3.1        SEC Reports................................................................................6
   3.2        Financial Statements.......................................................................7
   3.3        No Material Adverse Change.................................................................8
   3.4        Formation of Heritage MLP and Heritage OLP.................................................9
   3.5        Organization of Heritage Entities.........................................................10
   3.6        Capitalization of Heritage MLP and Ownership of Interests.................................11
   3.7        Authority and Binding Agreement...........................................................13
   3.8        Agreements of Limited Partnership.........................................................13
   3.9        No Breach or Violation....................................................................13
   3.10       No Consents...............................................................................14
   3.11       No Violation..............................................................................14
   3.12       No Proceedings............................................................................14
   3.13       Listing...................................................................................15
   3.14       Finder's Fees.............................................................................15
   3.15       Business Permits..........................................................................15
   3.16       Books and Records.........................................................................15
   3.17       Taxes.....................................................................................16
   3.18       Intellectual Property.....................................................................17
   3.19       Regulation................................................................................17
   3.20       Environmental Matters.....................................................................17
   3.21       Employee Matters..........................................................................18
   3.22       Insurance.................................................................................19
   3.23       Opinion of Financial Advisor..............................................................19
   3.24       Approval of Special Committee.............................................................19
   3.25       Employee Benefit Plans....................................................................19
   3.26       Disclosure................................................................................21

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

   3.27       Sufficiency of Heritage Assets............................................................21
   3.28       Title to Heritage Assets..................................................................21
   3.29       Compliance with Laws......................................................................21

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE LP......................................................21

   4.1        Organization and Existence................................................................22
   4.2        Organization and Capitalization of the Contributed Subs...................................22
   4.3        Authority Relative to this Agreement......................................................22
   4.4        Noncontravention..........................................................................23
   4.5        Governmental Approvals....................................................................23
   4.6        Exclusive Operation of the Business.......................................................23
   4.7        Title to Contributed Interests and Transferred Assets.....................................23
   4.8        Financial Statements; Absence of Liabilities..............................................24
   4.9        Absence of Certain Changes................................................................24
   4.10       Tax Matters...............................................................................24
   4.11       Compliance With Laws......................................................................25
   4.12       Legal Proceedings.........................................................................25
   4.13       Sufficiency of Transferred Assets.........................................................26
   4.14       Real Property.............................................................................26
   4.15       Tangible Personal Property................................................................26
   4.16       Intellectual Property; Technology; Software...............................................26
   4.17       Permits...................................................................................27
   4.18       Agreements................................................................................28
   4.19       Environmental Matters.....................................................................29
   4.20       Insurance.................................................................................30
   4.21       Financial Requirements....................................................................30
   4.22       Books and Records.........................................................................30
   4.23       Investment Intent.........................................................................31
   4.24       Employee Matters..........................................................................31
   4.25       Consents..................................................................................32
   4.26       Contributed Subs..........................................................................32
   4.27       Disclosure................................................................................32
   4.28       Employee Benefit Plans....................................................................32
   4.29       Finder's Fees.............................................................................34
   4.30       Regulation................................................................................34

ARTICLE 5 AGREEMENTS....................................................................................34

   5.1        Conduct and Preservation of the Business of the LP........................................34
   5.2        Restrictions on Certain Actions of the LP, the LLC and the Contributed Subs...............35
   5.3        Services of Employees.....................................................................36
   5.4        Conduct and Preservation of the Business..................................................37
   5.5        Restrictions on Certain Actions of the Heritage Parties and Heritage GP...................37
   5.6        Heritage GP Shares........................................................................49

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

ARTICLE 6 ADDITIONAL AGREEMENTS.........................................................................39

   6.1        Access to Information, Confidentiality....................................................39
   6.2        Third Party Consents......................................................................39
   6.3        Release of Liens..........................................................................40
   6.4        Public Announcements......................................................................40
   6.5        Access to Records after Closing...........................................................40
   6.6        Fees and Expenses.........................................................................40
   6.7        Taxes; Other Charges......................................................................40
   6.8        Insurance.................................................................................41
   6.9        Employment Matters........................................................................41
   6.10       Amendment of Disclosure Letters and Schedules.............................................41
   6.11       Trademarks, Logos, Etc....................................................................42
   6.12       Employee Benefits.........................................................................42
   6.13       Financial Statements......................................................................42
   6.14       Financing.................................................................................42
   6.15       Inquiry...................................................................................42
   6.16       Actions by Parties........................................................................42
   6.17       Vote of Common Units......................................................................43
   6.18       Listing...................................................................................43

ARTICLE 7 CONDITIONS TO OBLIGATIONS OF THE PARTIES......................................................43

   7.1        Conditions to Closing of the LP...........................................................43
   7.2        Conditions to Closing of the Heritage Parties.............................................45

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER.............................................................47

   8.1        Termination...............................................................................47
   8.2        Effect of Termination.....................................................................48
   8.3        Amendment.................................................................................48
   8.4        Waiver....................................................................................48

ARTICLE 9 INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS..................................................48

   9.1        Indemnification Obligations of the LP.....................................................48
   9.2        Indemnification Obligations of the Heritage Parties.......................................49
   9.3        Indemnification Procedures................................................................50
   9.4        Survival..................................................................................51
   9.5        No Special or Consequential Damages.......................................................52

ARTICLE 10 MISCELLANEOUS................................................................................52

   10.1       Notices...................................................................................52
   10.2       Entire Agreement..........................................................................55
   10.3       Binding Effect; Assignment; No Third Party Benefit........................................55
   10.4       Severability..............................................................................55

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

   10.5       Governing Law.............................................................................55
   10.6       Jurisdiction..............................................................................55
   10.7       Further Assurances........................................................................56
   10.8       Descriptive Headings......................................................................56
   10.9       Counterparts..............................................................................56
   10.10      Dispute Resolution........................................................................56

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

CLOSING SCHEDULES

Schedule 1.1                   -      Contributed Sub Disclosure Letters
         Section 1.1(a)        -      List of Assets
         Section 1.1(b)        -      List of Excluded Assets
         Section 4.8(a)        -      Balance Sheet
         Section 4.10(a)       -      List of exceptions to tax representations
         Section 4.10(b)       -      Tax basis
         Section 4.12          -      List of litigation and claims
         Section 4.14(a)       -      List of owned real estate
         Section 4.14(b)       -      List of leased real estate
         Section 4.15          -      List of tangible personal property
         Section 4.16          -      List of intellectual property and software related to the Business
         Section 4.17(a)       -      List of Permits related to the Business
         Section 4.18(a)       -      List of Contracts
         Section 4.19          -      Environmental Matters
         Section 4.24          -      Employee Matters
         Section 4.25          -      Consents required for the transactions
         Section 4.26          -      Debt
         Section 4.28          -      Employee Benefit Plans
         Section 4.30          -      Regulation
         Section 5.1           -      List of restricted actions prior to closing
Schedule 3.2(a)                -      Financial Statements
Schedule 3.2(e)                -      Outstanding Phantom Units
Schedule 3.3(a)                -      Certain Changes
Schedule 3.3(b)                -      Certain liabilities and obligations
Schedule 3.5(i)                -      Organization of the Heritage Entities
Schedule 3.17(a)               -      Taxes (Exceptions)
Schedule 3.17(b)               -      Tax returns
Schedule 3.17(e)               -      Taxes in stock acquisitions
Schedule 3.18                  -      Intellectual property
Schedule 3.19                  -      Regulation
Schedule 3.20                  -      Environmental matters
Schedule 3.21(a)               -      Employee matters
Schedule 3.21(b)               -      Employment agreements
Schedule 3.25                  -      Employee benefit plans
Schedule 4.24                  -      Employee matters
Schedule 4.24(a)               -      Benefits
Schedule 4.26                  -      Debt
Schedule 4.28                  -      Employee benefit plans
Schedule 5.5                   -      Permitted actions
Schedule 6.11                  -      Trademarks, logos, etc.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

EXHIBITS

Exhibit 1.1           -        Definitions
Exhibit 2.4           -        Form of Conveyance of Contributed Sub Interest
Exhibit 2.6           -        Net Working Capital
Exhibit 6.14          -        Debt Financing Term Sheet
Exhibit 7.1(c)        -        Form of Officer's Certificate
Exhibit 7.1(e)        -        List of Mandatory Consents
Exhibit 7.2(c)        -        Form of Officer's Certificate
Exhibit 7.2(e)        -        List of Mandatory Consents
Exhibit 7.2(l)        -        Form of Provision for Lease
Exhibit 7.2(m)        -        Noncompetition Agreement
Exhibit 7.2(n)        -        Assignment of Contract
Exhibit 7.2(o)        -        Application for Issuance
Exhibit 10.10         -        Dispute Resolution Procedures

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                             CONTRIBUTION AGREEMENT

         This Contribution Agreement (this "Agreement"), dated as of June 15, 2000, is entered into by and among the following:

         1.       U.S. Propane, L.P., a Delaware limited partnership ("LP"); and

         2. Heritage Operating, L.P., a Delaware limited partnership ("Heritage OLP"), and Heritage Propane Partners, L.P., a Delaware limited partnership ("Heritage MLP").

                                    AGREEMENT

         The Parties hereby agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. As used in this Agreement, each capitalized term used herein but not defined has the meaning given to it in Exhibit 1.1.

         1.2 CERTAIN ADDITIONAL DEFINED TERMS. In addition to such terms as are defined in Section 1.1, the following terms are used in this Agreement as defined in the Articles or Sections set forth opposite such terms:


                  DEFINED TERM                                          ARTICLE OR SECTION REFERENCE
                  ------------                                          ----------------------------

                  Agreement                                             Preamble
                  Amendment No. 1                                       3.8
                  Ancillary Agreements                                  7.1(h)
                  Applicable Environmental Laws                         3.20(a)
                  Cash Purchase Price                                   2.2(b)(i)
                  CERCLA                                                3.20(a)
                  Closing                                               Article 2
                  Closing Date                                          Article 2
                  Closing Price                                         2.5
                  commercially reasonable best efforts                  6.2
                  Common Units                                          2.2(f)
                  Consents                                              4.25
                  Contingent Payments                                   4.18(a)(xx)
                  Debt Financing                                        2.2(a)
                  Delaware LP Act                                       3.4
                  Documents                                             4.3
                  Employment Agreements                                 7.1(h)

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                  DEFINED TERM                                          ARTICLE OR SECTION REFERENCE
                  ------------                                          ----------------------------

                  Exchange Act                                          3.1(a)
                  Exchange Act Regulations                              3.1(a)
                  Final Statement                                       2.6(b)
                  Final Cash Payment                                    2.2(b)(i)
                  Financial Statement Date                              4.8(a)
                  Financial Statements                                  3.2(a)
                  Hazardous Substance                                   3.20(c)
                  Heritage Assets                                       3.20(a)
                  Heritage MLP                                          Preamble
                  Heritage MLP Partnership Agreement                    3.6(a)
                  Heritage Material Adverse Effect                      3.3(a)
                  Heritage OLP                                          Preamble
                  Heritage OLP Interests                                2.2(b)(ii)
                  Heritage OLP Partnership Agreement                    3.6(g)
                  Heritage Plans                                        3.25(a)
                  indemnified Party                                     9.3(a)
                  indemnifying Party                                    9.3(a)
                  Independent Accounting Firm                           2.6(b)(iii)
                  Instruments of Conveyance                             2.4
                  Listed Software                                       4.16(a)
                  LP                                                    Preamble
                  Net Working Capital                                   2.6(a)
                  RCRA                                                  3.20(a)
                  Registration Rights Agreement                         3.6(g)
                  Resolution Period                                     2.6(b)(iii)
                  SEC                                                   3.1(a)
                  SEC Reports                                           3.1(a)
                  Securities Act                                        3.1(a)
                  Solid Waste                                           3.20(c)
                  Third Party Action                                    9.3(a)
                  Trademarks                                            6.11
                  U.S. Propane Indemnified Parties                      9.2
                  U.S. Propane Material Adverse Effect                  4.9
                  U.S. Propane Plans                                    4.28(a)

         1.3 CONSTRUCTION. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) the term "include" or "includes" means "includes, without limitation," and "including" means "including, without limitation"; (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) references to Exhibits and Schedules refer to the Exhibits and Schedules attached to this Agreement, which are made a part hereof for all purposes; (e) references to Laws refer to such Laws as they may be

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; and (f) references to money refer to legal currency of the United States of America.

                                   ARTICLE 2
                                    CLOSING

         The Closing of the transactions contemplated by this Article 2 (the "Closing") will take place at the offices of Andrews & Kurth L.L.P., Houston, Texas and will be effective as of 12:01 a.m., Houston, Texas Time, on the date that is three business days following the later of (a) the satisfaction of the conditions to Closing in Sections 7.1 and 7.2 and (b) the determination of the Average Price, or at such other time or place or on such other date as the Parties agree in writing (the "Closing Date"). Except for purposes of Sections
2.1 and 2.2, all Closing transactions will be deemed to have occurred simultaneously.

         2.1 ACTIONS PRIOR TO THE CLOSING.

         (a) Prior to or at the Closing, the LP agrees to effect the actions required under the Formation Agreement so that the LP will be the sole owner of the Contributed Interests.

         (b) Prior to the Closing, Heritage MLP will issue the Class C Units (as defined in Section 2.1 of the Stock Purchase Agreement) to Heritage GP, which will distribute the Class C Units to the stockholders of Heritage GP or, at their direction, to FHS.

         2.2 CONTRIBUTION OF CONTRIBUTED INTERESTS. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, the appropriate Parties will effect the following actions to be taken by such Party:

         (a) Heritage OLP shall borrow not less than $171.395 million from certain lenders and financial institutions (the "Debt Financing");

         (b) The LP shall contribute, assign, transfer, deliver and convey (for purposes of this Section 2.2, "transfer") all the Contributed Interests to Heritage OLP in exchange for (i) the payment by Heritage OLP to the LP of the sum of $140.745 million in cash (the "Cash Purchase Price"), subject to adjustment as specified in Section 2.6 (as so adjusted, the "Final Cash Payment"), and (ii) the issuance by Heritage OLP to the LP of approximately $10.0 million in limited partner interests in Heritage OLP ("Heritage OLP Interests");

         (c) The Debt Financing shall be made recourse to the LP;

         (d) The LP shall redeem LP Interests with an aggregate redemption price of $14.547 million and in payment therefor shall distribute $8.864 million of cash to AGL

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
or its designee, $0.660 million of cash to Peoples or its designee and $5.023 million of cash to Piedmont;

         (e) Using the remaining proceeds under the Debt Financing, Heritage OLP shall contribute cash to repay debt of the Contributed Subs, such debt consisting of total principal and interest of $30.650 million;

         (f) The LP shall transfer its Heritage OLP Interests (other than a 1.0101% interest in Heritage OLP) to Heritage MLP in exchange for common units issued by Heritage MLP ("Common Units") determined in accordance with Section 2.3;

         (g) After the LP's purchase of the capital stock of Heritage GP, the LP shall contribute an amount to Heritage GP as an additional capital contribution to maintain Heritage GP's general partner interests; Heritage GP, in turn, shall contribute a portion of this to Heritage OLP and a portion of this to Heritage MLP to maintain its general partner interests in those limited partnerships; Heritage MLP, in turn, shall contribute the same to Heritage OLP; and

         (h) The Transferred Assets shall be valued, in the aggregate, at $181.395 million for all purposes, and such value shall be allocated among such assets in accordance with the appraisal by Valuation Research Corporation. No Party to this Agreement, nor any affiliate thereof, shall take any action, or fail to take any action, inconsistent with such allocations of value.

Payments to be made under Section 2.2(d) are based on assumed transaction costs of $5.0 million and will be adjusted pro rata to reflect the actual amount of transaction costs determined as of the Closing. Other dollar amounts will be adjusted, if necessary, in a manner consistent with the calculations in this
Section 2.2, to reflect the final determination of Average Price and any changes (to the extent otherwise permitted under this Agreement) in the number of Common Units outstanding.

         2.3 ISSUANCE OF CERTIFICATE FOR COMMON UNITS. In exchange for the contribution of the Heritage OLP Interests by the LP pursuant to Section 2.2(f), Heritage MLP shall issue to the LP a certificate representing Common Units, with the number of Common Units to be equal to the quotient (rounded to the nearest whole number) of $10,000,000 divided by the Average Price.

         2.4 INSTRUMENTS OF CONVEYANCE. In order to effect the transfers of the Contributed Interests contemplated by Section 2.2 at the Closing, the LP, or one of the Affiliates of the LP, will execute and deliver to Heritage OLP one or more instruments of conveyance, dated the Closing Date, substantially in the form attached hereto as Exhibit 2.4 (the "Instruments of Conveyance"), that are sufficient to vest good title to the respective Contributed Interests, free and clear of all Encumbrances other than Permitted Encumbrances.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         2.5 CLOSING PRICE. At the Closing, in exchange for the contribution of the Contributed Interests, Heritage OLP will pay the Cash Purchase Price (the "Closing Price") to the LP, by wire transfer of immediately available funds to an account furnished by the LP to Heritage OLP not later than three business days before Closing.

         2.6 NET WORKING CAPITAL TRUE-UP.

         (a) Within 60 days after the Closing Date, Heritage MLP shall determine the amount of the Net Working Capital included in the Contributed Subs and contributed to Heritage OLP by the LP as of the Closing Date, such determination to be made using the valuation methodology specified in Exhibit 2.6 ("Net Working Capital").

         (b) Within 60 days after the Closing Date, Heritage MLP shall prepare an unaudited statement (the "Final Statement") of the Net Working Capital included with the Contributed Subs as of the close of business on the Closing Date, such Final Statement to be prepared in the following manner:

                  (i) Heritage MLP shall deliver to the LP the Final Statement, fairly presenting the Net Working Capital of each Contributed Sub, individually, and of the Contributed Subs, in aggregate, as of the Closing Date. The Final Statement shall be accompanied by a report setting forth (A) the Net Working Capital, in reasonable detail, that was included with each Contributed Sub, as reflected in the Final Statement, and (B) the amount of any adjustment to the Closing Price to be paid and by whom pursuant to Section 2.6(c) and the basis therefor. The principles of presentation in the Final Statement shall be the same as those of the Financial Statements.

                  (ii) Following the Closing, Heritage MLP, on the one hand, and the LP, on the other hand, shall deliver to each other and each other's authorized representatives, if any, full access at all reasonable times to the properties, books, records and personnel of the Contributed Subs relating to periods prior to the Closing Date for purposes of preparing, reviewing and resolving any disputes concerning the Final Statement. The LP shall have 60 days following delivery of the Final Statement during which to notify Heritage MLP of any dispute of any item contained in the Final Statement, which notice shall set forth in reasonable detail the basis for such dispute. If the LP fails to notify Heritage MLP of any such dispute within such 60-day period, the Final Statement shall be deemed to be accepted. If the LP shall so notify Heritage GP of any dispute, the LP and Heritage MLP shall cooperate in good faith to resolve such dispute as promptly as possible.

                  (iii) If Heritage MLP and the LP are unable to resolve any such dispute within 30 days of the LP's delivery of such notice (the "Resolution Period"), then all amounts remaining in dispute shall be submitted to such nationally recognized accounting firm as shall be reasonably acceptable to Heritage MLP and the LP (the "Independent Accounting Firm") within 10 days after the expiration of the

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         Resolution Period. Each party agrees to execute, if requested by the Independent Accounting Firm, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm shall be borne equally by Heritage MLP and the LP. The Independent Accounting Firm shall act as an arbitrator to determine, based solely on presentations by Heritage MLP and the LP, and not by independent review, only those issues still in dispute and shall be limited to those adjustments, if any, that need be made for the Final Statement to comply with the standards set forth in this
         Section 2.6(b). The Independent Accounting Firm's determination shall be requested to be made within 30 days of their selection, shall be set forth in a written statement delivered to Heritage MLP and the LP and shall be final, binding and conclusive. The Final Statement, as modified by resolution of any disputes by Heritage MLP and the LP or by the Independent Accounting Firm, shall be the "Final Statement."

         (c) To the extent that the value of the Net Working Capital shown on the Final Statement contributed to Heritage OLP by the LP is not equal to zero, the Closing Price shall be increased or decreased, as the case may be. Heritage OLP shall pay, or cause to be paid, to the LP, the amount by which the amount of Net Working Capital as set forth in the Final Statement exceeds zero, and the LP shall pay, or cause to be paid, to Heritage OLP the amount by which the Net Working Capital as set forth in the Final Statement is less than zero.

         (d) The amounts, if any, referred to in Section 2.6(c), shall be paid by the paying party under Section 2.6(c) by wire transfer in immediately available funds to an account to be designated by the recipient.

         (e) The rights to indemnification pursuant to Article 9 (and any limitations on such rights) shall not be deemed to limit, supersede or otherwise affect the rights of the Parties to a full Cash Purchase Price adjustment pursuant to this Section 2.6, provided that no claim for indemnification may be made with respect to any matters or items to the extent reflected in the Final Statement.

                                   ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF THE HERITAGE PARTIES

         For the purposes of this Agreement, each of the Heritage Parties, jointly and severally, represents and warrants as set forth in this Article 3. The Heritage Parties do not make any representations and warranties in this
Article 3 with respect to the Contributed Subs, the Contributed Interests or the Transferred Assets.

         3.1 SEC REPORTS.

         (a) Heritage MLP's annual report on Form 10-K for the year ended August 31, 1999, and the quarterly and current reports on Form 10-Q and 8-K, if any, filed by Heritage MLP with the Securities and Exchange Commission ("SEC") since August 31, 1999 (collectively, the "SEC Reports") were timely filed with the SEC. Such

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
documents, at the time they were filed with the SEC, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC thereunder (the "Exchange Act Regulations") and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, each of the statements made in such documents within the coverage of Rule 175(b) of the rules and regulations under the Securities Act of 1933, as amended (the "Securities Act"), was made by Heritage MLP, or Heritage GP, as the case may be, with a reasonable basis and in good faith. Other than the SEC Reports, none of the Heritage Entities nor any of their respective subsidiaries or affiliates is required to file any form, report or other document with the SEC that has not been filed.

         (b) There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the SEC Reports or to be filed as exhibits to the SEC Reports that are not described or filed as required by the Exchange Act.

         (c) Since August 31, 1999, no transaction has occurred between or among Heritage GP, Heritage MLP, Heritage MLP's Subsidiaries and any of their respective officers, directors, stockholders or affiliates or, to the best knowledge of the Heritage Parties, any affiliate of any such officer, director or stockholder, that is required to be described in the SEC Reports that is not so described.

         3.2 FINANCIAL STATEMENTS.

         (a) Attached as Schedule 3.2(a) or filed with the SEC Reports are copies of (i) unaudited consolidated balance sheets as of February 29, 2000 and the related consolidated statements of income, cash flows and owners' equity for the interim quarterly periods then ended and for the six months ended February 29, 2000, and (ii) unaudited consolidated balance sheets as of April 30, 2000, and the related unaudited consolidated statements of income, cash flows and owners' equity for the fiscal year to date then ended (including in all cases the notes, if any, thereto) of the Heritage Entities (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP except, in the case of unaudited interim financial statements, for normal year-end adjustments and the absence of footnotes, and fairly present the respective consolidated financial position of Heritage MLP and its Subsidiaries as of the respective dates set forth therein and the respective results of operations and cash flows for Heritage MLP and its Subsidiaries for the respective fiscal periods set forth therein.

         (b) The books of account and other financial records of Heritage MLP and its Subsidiaries from which the Financial Statements were prepared: (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with past practices, (ii) are complete and correct, and do not contain or reflect any inaccuracies or discrepancies that are inconsistent with financial reporting requirements in accordance with GAAP and (iii) have been maintained in accordance with good business and accounting practices.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         (c) Except for liabilities and obligations reflected on the February 29, 2000 consolidated balance sheets of Heritage MLP and its Subsidiaries (including the notes thereto), liabilities and obligations disclosed in the SEC Reports filed prior to the date of this Agreement and other liabilities and obligations contemplated by this Agreement, the Stock Purchase Agreement or the Subscription Agreement, or incurred in the ordinary course of business consistent with past practice since February 29, 2000, neither Heritage MLP nor any of its Subsidiaries has any liabilities or obligations of any nature that are required to be disclosed in the SEC Reports (whether accrued, absolute, contingent or otherwise), other than the vesting of phantom units under the Restricted Unit Plan as set forth on Schedule 3.2(e).

         (d) Heritage MLP has heretofore furnished to the LP complete and correct copies of (i) all agreements, documents and other instruments not yet filed by Heritage MLP with the SEC but that are currently in effect and that Heritage MLP expects to file with the SEC after the date of this Agreement (with the exception of documents contemplated by this Agreement to be filed with the Form 8-K expected to be filed with the SEC after the signing of this Agreement to disclose the transactions contemplated by this Agreement) and (ii) all amendments and modifications that have not been filed by Heritage MLP with the SEC to all agreements, documents and other instruments that previously have been filed by Heritage MLP with the SEC and are currently in effect.

         (e) Schedule 3.2(e) sets forth a list of all outstanding phantom units that have been granted under the Restricted Unit Plan and the number of Common Units issuable upon vesting thereof. No other Common Units are or will be issuable as a result of the Closing and the consummation of the transactions contemplated by this Agreement.

         3.3 NO MATERIAL ADVERSE CHANGE.

         (a) Since August 31, 1999 and except as disclosed in the SEC Reports or as set forth on Schedule 3.3(a), there has not occurred (i) any change by Heritage GP or any of the Heritage Entities in any of their accounting methods, principles or practices or any of their tax methods, practices or elections,
(ii) any declaration, setting aside or payment of any distribution by Heritage MLP in respect of its partnership interests or any redemption, purchase or other acquisition of any of its partnership interests, except for quarterly distributions of up to $0.5625 on each MLP Common Unit and Subordinated Unit and the corresponding distribution on the general partner interests, (iii) any revaluation by any of the Heritage Entities of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (iv) any entry by any of the Heritage Entities into any commitment or transaction material to the Heritage Entities, taken as a whole, except in the ordinary course of business consistent with past practice,
(v) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
any officers or key employees of Heritage GP, Heritage MLP or any of the Heritage Entities, except in the ordinary course of business consistent with past practice, (vi) any acquisition or disposition by Heritage GP or any of the Heritage Entities of any material asset, except in the ordinary course of business consistent with past practice, (vii) any incurrence, assumption or guarantee by any of the Heritage Entities of any indebtedness or obligation relating to any lending or borrowing except current liabilities and commitments incurred in the ordinary course of business consistent with past practice,
(viii) any amendment, modification or termination by Heritage GP or any of the Heritage Entities of any existing, or entering into any new, contract, plan, lease, license, permit or franchise, except in the ordinary course of business consistent with past practice, or (ix) any event that (A) would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities, taken as a whole, or (B) would subject Heritage GP to any material liability or disability, or (C) would impede in any material respect the ability of Heritage GP or any of the Heritage Parties to consummate the transactions contemplated by this Agreement, the Stock Purchase Agreement or the Subscription Agreement (clause (A), (B) and (C), or any of such clauses, a "Heritage Material Adverse Effect"). Since the date of the most recent filing with the SEC of a quarterly report on Form 10-Q by Heritage MLP, there has not occurred any event that (singly or together with any other such events) could reasonably be expected to have a Heritage Material Adverse Effect.

         (b) Except as disclosed in the SEC Reports and as set forth on Schedule 3.3(b), subsequent to the respective dates as of which information is given in the SEC Reports, (i) none of the Heritage Entities has incurred any liabilities or obligations (indirect, direct or contingent) or entered into any other transactions not in the ordinary course of business that, singly or in the aggregate, could reasonably be expected to be material to the Heritage Entities considered as a whole, or that could reasonably be expected to result in a material reduction in the earnings of the Heritage Entities considered as a whole; (ii) none of the Heritage Entities has sustained any loss or interference with its business or properties from strike, fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, singly or in the aggregate, could reasonably be expected to be material to the Heritage Entities considered as a whole; (iii) there has been no material change in the indebtedness of any of the Heritage Entities, no material change in the capitalization of any Heritage Entity and no distribution of any kind declared, paid or made by any of the Heritage Entities; and (iv) there has not been any material adverse change, nor any development that could, singly or in the aggregate, result in a material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of Heritage GP or of the Heritage Entities considered as a whole.

         3.4 FORMATION OF HERITAGE MLP AND HERITAGE OLP. Each of Heritage MLP and Heritage OLP has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the SEC Reports. Heritage GP has been duly incorporated and is validly existing in good standing as a corporation under the Delaware General Corporation Law with full corporate power and authority to own and lease its properties, to conduct its business and to act as general partner of Heritage MLP and Heritage OLP, in each case in all material respects as described in the SEC Reports. Each of Heritage GP, Heritage MLP and Heritage OLP is duly registered or qualified as a foreign limited partnership or corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Heritage Material Adverse Effect.

         3.5 ORGANIZATION OF HERITAGE ENTITIES.

         (a) Heritage Service Corp. has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the SEC Reports. Heritage Service Corp. is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Heritage Material Adverse Effect.

         (b) Guilford Gas Service, Inc. has been duly formed and is validly existing in good standing as a corporation under the laws of the State of North Carolina, with full corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the SEC Reports.

         (c) Heritage Bi-State LLC has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, with full limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the SEC Reports.

         (d) Heritage Energy Resources, L.L.C. has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Oklahoma, with full limited liability company power and authority to own or lease its properties and to conduct its business.

         (e) M-P Oils, Ltd. has been duly incorporated and is validly existing in good standing as a corporation under the laws of the Province of Alberta, Canada with full corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the SEC Reports. M-P Oils, Ltd. is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
qualification necessary, except where the failure so to register or qualify would not have a Heritage Material Adverse Effect.

         (f) M-P Energy Partnership has been duly formed and is validly existing in good standing as a general partnership under the laws of the Province of Alberta, Canada, with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the SEC Reports.

         (g) Bi-State Propane has been duly formed and is validly existing in good standing as a general partnership under the laws of the State of California, with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the SEC Reports.

         (h) Heritage GP is the sole general partner of Heritage MLP and Heritage OLP with a 1% general partner interest in Heritage MLP and a 1.0101% general partner interest in Heritage OLP.

         (i) Other than as set forth on Schedule 3.5(i), neither of the Heritage Parties has any Subsidiary or owns any equity interest in any Person other than the Heritage Entities.

         3.6 CAPITALIZATION OF HERITAGE MLP AND OWNERSHIP OF INTERESTS.

         (a) All of the outstanding Common Units, Subordinated Units and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of Heritage MLP (the "Heritage MLP Partnership Agreement"); are fully paid (to the extent required under the Heritage MLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303 of the Delaware LP Act); and are issued and held as described in the SEC Reports and the Financial Statements.

         (b) The Class C Units to be issued to the stockholders of Heritage GP prior to the Closing, the Class C limited partner interests represented thereby, and the Common Units to be issued to the LP at the Closing and the common limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Heritage MLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303 of the Delaware LP Act) and will be issued free and clear of any lien, claim or encumbrance.

         (c) Heritage MLP is the sole limited partner of Heritage OLP with a 98.9899% limited partner interest in Heritage OLP.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         (d) All of the outstanding shares of capital stock of Heritage Service Corp. have been duly authorized and validly issued and are fully paid and nonassessable; and Heritage OLP owns all of such shares.

         (e) All of the outstanding shares of capital stock of M-P Oils, Ltd. have been duly authorized and validly issued and are fully paid and nonassessable; and Heritage Service Corp. owns all of such shares.

         (f) M-P Oils, Ltd. owns a general partner interest of 60% in M-P Energy Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of M-P Energy Partnership; and M-P Oils, Ltd. owns such general partner interest.

         (g) Except (i) as described in the SEC Reports, (ii) for the Common Units and the Class B Subordinated Units to be issued pursuant to this Agreement, the Subscription Agreement and Amendment No. 1, (iii) for the Class C Units to be issued pursuant to the Stock Purchase Agreement and Amendment No. 1, and (iv) arising under certain agreements providing for the issuance of Common Units to (A) Heritage GP in connection with Heritage GP's assumption of certain tax liabilities in connection with prior stock acquisitions for the benefit of Heritage MLP of retail propane operations, and (B) Heritage GP Stockholders under the Restricted Unit Plan in the numbers of Common Units set forth in
Schedule 3.2(e), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in Heritage MLP or Heritage OLP pursuant to the Heritage MLP Partnership Agreement or the agreement of limited partnership of Heritage OLP (the "Heritage OLP Partnership Agreement") or any other agreement or instrument to which Heritage MLP or Heritage OLP is a party or by which either of them may be bound. Neither the offering nor the sale of the Common Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of Heritage MLP, except pursuant to this Agreement, to the Registration Rights Agreement, of even date herewith, among Heritage MLP and each of the Heritage GP Stockholders (the "Registration Rights Agreement"), to the Registration Rights Agreement among Heritage GP and the stockholders of Heritage GP, dated as of June 28, 1996, or such rights as have been waived or satisfied.

         (h) The Common Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Heritage MLP Partnership Agreement, as amended by Amendment No. 1 thereto, which has been duly approved and adopted as of the date hereof. Heritage MLP has all requisite power and authority to issue, sell and deliver the Common Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Heritage MLP Partnership Agreement, as such Heritage MLP Partnership Agreement will be amended by Amendment No. 1 thereto prior to the Closing. As of the Closing Date, all corporate and partnership action, as the case may be, required to be taken by the Heritage Parties or any of their respective stockholders or partners for the authorization,

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
issuance, sale and delivery of the Common Units shall have been validly taken, and no other authorization is required therefor.

         3.7 AUTHORITY AND BINDING AGREEMENT. Each of the Heritage Parties has all requisite power and authority to enter into and to perform their respective obligations under this Agreement. As of the Closing Date, all corporate and partnership action, as the case may be, required to be taken by Heritage GP or any of the Heritage Parties or any of their respective stockholders or partners for the authorization of the transactions contemplated by this Agreement shall have been validly taken.

         (b) The execution and delivery of, and the performance by Heritage GP (as to Section 5.5) and each of the Heritage Parties of their respective obligations under, this Agreement have been duly and validly authorized by Heritage GP (as to Section 5.5) and each of the Heritage Parties. This Agreement has been duly executed and delivered by Heritage GP (as to Section 5.5) and each of the Heritage Parties, and constitutes the valid and legally binding agreement of Heritage GP (as to Section 5.5) and each of the Heritage Parties, enforceable against Heritage GP (as to Section 5.5) and each of the Heritage Parties in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

         3.8 AGREEMENTS OF LIMITED PARTNERSHIP. The Heritage MLP Partnership Agreement has been, and prior to the Closing the Heritage MLP Partnership Agreement, as amended by Amendment No. 1 to the Heritage MLP Partnership Agreement ("Amendment No. 1"), thereto will be, duly authorized, executed and delivered by Heritage GP and is, and will be, a valid and legally binding agreement of Heritage GP, enforceable against Heritage GP in accordance with its terms; the Heritage OLP Partnership Agreement has been duly authorized, executed and delivered by Heritage GP and Heritage MLP, and is a valid and legally binding agreement of Heritage GP and Heritage MLP, enforceable against each of them in accordance with its terms; provided that, with respect to each of the agreements of limited partnership, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.9 NO BREACH OR VIOLATION. None of the offering, issuance and sale by Heritage MLP of the Common Units, or the execution, delivery and performance of this Agreement by the Heritage Parties (i) conflicts or will conflict with or constitutes or will constitute a violation of the certificate or agreement of limited partnership (in the case of the Heritage MLP Partnership Agreement, as amended by Amendment No. 1), the certificate or articles of incorporation or bylaws or other organizational documents of Heritage GP or any of the Heritage Entities, (ii) constitutes or will constitute a breach or

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Heritage GP or any of the Heritage Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any arbitrator or Governmental Authority directed to Heritage GP or any of the Heritage GP Entities or any of their properties in a proceeding to which any of them or their property is a party except as may be obtained prior to Closing under state securities or "Blue Sky" laws or under the HSR Act or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Heritage GP or any of the Heritage Entities, which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would have a Heritage Material Adverse Effect.

         3.10 NO CONSENTS. Except as may be obtained under state securities or "Blue Sky" laws and under the HSR Act, no permit, consent, approval, authorization, order, registration, filing or qualification of or with Governmental Authority is required in connection with the execution and delivery by the Heritage Parties of, or the consummation by the Heritage Parties of the transactions contemplated by, this Agreement.

         3.11 NO VIOLATION. None of Heritage GP or the Heritage Entities is in
(i) violation of its partnership agreement, certificate or articles of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any Governmental Authority having jurisdiction over it or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Heritage Material Adverse Effect. To the knowledge of the Heritage Entities, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Heritage GP or any of the Heritage Entities is a party or by which any of them is bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Heritage Material Adverse Effect.

         3.12 NO PROCEEDINGS. Except as described in the SEC Reports, there is
(i) no Proceeding before or by any Governmental Authority or arbitrator or official, domestic or foreign, now pending or, to the knowledge of the Heritage Parties, threatened, to which any of the Heritage Entities or any of their respective subsidiaries is or may be a party or to which the business or property of any of the Heritage Entities or any of their respective subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any Governmental Authority or that has been proposed by any Governmental Authority and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Heritage Entities or any of their respective subsidiaries is or may be

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Heritage Material Adverse Effect, (B) prevent or result in the suspension of the issuance and sale of the Common Units or (C) affect adversely the ability of the Heritage Parties to consummate the Closing as contemplated herein.

         3.13 LISTING. The outstanding Common Units are listed for trading on the New York Stock Exchange.

         3.14 FINDER'S FEES. Except in accordance with the letter agreement dated May 5, 2000 between the Special Committee of the Board of Directors of Heritage MLP, Heritage MLP, Heritage GP and Lehman Brothers Inc., none of the Heritage Entities is obligated (directly or indirectly) under any agreement with any Person that would obligate any of the Heritage Entities or the LP or any of their respective Affiliates to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.

         3.15 BUSINESS PERMITS. Each of the Heritage Entities has, or at the Closing Date will have, such Permits as are necessary to own its properties and to conduct its business in the manner described in the SEC Reports, subject to such qualifications as may be set forth in the SEC Reports and except for such Permits which, if not obtained, would not have, individually or in the aggregate, a Heritage Material Adverse Effect; each of the Heritage Entities has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such revocations, terminations and impairments that would not have a Heritage Material Adverse Effect; and, except as described in the SEC Reports, none of such Permits contains any restriction that is materially burdensome to the Heritage Entities considered as a whole.

         3.16 BOOKS AND RECORDS.

         (a) To the actual knowledge of the Specified Heritage Persons, each of the Heritage Entities (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         (b) To the actual knowledge of the Specified Heritage Persons, none of the Heritage Entities nor any employee or agent of any of the Heritage Entities has made any payment of funds of any of the Heritage Entities or received or retained any funds in either case in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the SEC Reports.

         3.17 TAXES.

         (a) Except as set forth on Schedule 3.17(a), each of the Heritage Entities has filed all material federal, state, local and foreign Tax Returns required to be filed with the IRS or other applicable taxing authority through the date hereof, which returns are complete and correct in all material respects, and has timely paid or has provided an accrual for all Taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a Heritage Material Adverse Effect or (ii) which are being contested in good faith. Except as set forth on Schedule 3.17(a), none of the Heritage Entities currently is the beneficiary of any extension of time within which to file any Tax Returns.

         (b) Schedule 3.17(b) lists all federal, state, local and foreign income Tax Returns filed with respect to each of the Heritage Entities and any affiliated, consolidated, combined, unitary or similar group of which Heritage OLP or Heritage MLP is or was a member for the three taxable years prior to the date hereof and indicates those Tax Returns that are as of the date hereof the subject of audit. None of Heritage GP or the Heritage Entities has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (c) None of Heritage GP or the Heritage Entities has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G.

         (d) None of Heritage GP or the Heritage Entities has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section
897(c)(1)(A)(ii).

         (e) Since September 1, 1996, none of Heritage GP or the Heritage Entities (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for Taxes of any Person (other than Heritage GP or a Heritage Entity) under Treas. Reg. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise, excluding liability for Taxes to the extent set forth on Schedule 3.17(e) for stock acquisitions for which Heritage GP obtained commercially reasonable indemnification and which liability was assumed by Heritage OLP upon transfer of the assets of the acquired entity to Heritage OLP.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         (f) Since their formation, Heritage MLP and Heritage OLP have each been treated as a partnership for federal income tax purposes. Moreover, for each taxable year of existence and as reasonably estimated for Heritage MLP's and Heritage OLP's taxable year ended December 31, 2000, more than 90% of the gross income of Heritage MLP and Heritage OLP has constituted "qualifying income" within the meaning of Section 7704(d) of the Code.

         3.18 INTELLECTUAL PROPERTY. Except as set forth on Schedule 3.18, each of the Heritage Entities owns or possesses or has the right to use, or at the Closing Date will own or possess or have the right to use in the localities where they are currently used by the Heritage Entities, all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the SEC Reports as being owned by it or any of the Heritage Entities or necessary for the conduct of its respective business, other than those which if not so owned or possessed would not have a Heritage Material Adverse Effect, and none of the Heritage Entities is aware of any claim to the contrary or any challenge by any other Person to the rights of the Heritage Entities with respect to the foregoing.

         3.19 REGULATION. Except as set forth on Schedule 3.19, none of the Heritage Entities is now, or after the consummation of the transactions contemplated by the Contribution Agreement and application of the net proceeds thereof will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.20 ENVIRONMENTAL MATTERS.

         (a) To the Knowledge of the Specified Heritage Persons, except as set forth in Schedule 3.20, none of the Heritage Entities is in violation of, or subject to, any pending or threatened Proceeding under, or subject to any remedial obligations under, any Applicable Laws pertaining to health, safety, the environment, Hazardous Substances or Solid Wastes (such Applicable Laws as they now exist are herein collectively called "Applicable Environmental Laws") relating to the ownership or operation of the assets of the Heritage Entities (the "Heritage Assets") or the operation of the Business, including (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), and (ii) the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"). To the Knowledge of the Specified Heritage Persons, except as set forth on Schedule 3.20, the Heritage Entities have obtained all Permits to construct, occupy, lease, operate or use any real property or equipment or other tangible property forming a part of the Heritage Assets by reason of any Applicable Environmental Laws.

         (b) To the Knowledge of the Specified Heritage Persons, except as set forth on Schedule 3.20, there are no past or present events, conditions, circumstances or plans (i) that interfere with or prevent compliance or continued compliance, with respect to the

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

Heritage Assets or business conducted by the Heritage Entities, with Applicable Environmental Laws or (ii) that are reasonably expected to give rise to any common law or other legal liability or obligation with respect to the Heritage Assets or Business, including liability or obligation under CERCLA or RCRA, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, industrial toxin, Hazardous Substance or Solid Waste.

         (c) As used in this Agreement, the term "Hazardous Substance" shall have the meaning currently specified in CERCLA and the term "Solid Waste" shall have the meaning currently specified in RCRA; provided, that to the extent the Applicable Laws of the jurisdiction in which the particular asset is located have currently established a meaning for such term that is broader than that specified in CERCLA or RCRA, such broader meaning shall apply.

         (d) To the Knowledge of the Specified Heritage Persons, except as set forth on Schedule 3.20, there are no (i) underground storage tanks, known contamination of soil or groundwater, or known or suspected asbestos or asbestos-containing materials on any property owned or leased by the Heritage Entities, (ii) pending or threatened complaints, suits, actions or demand letters by any third party or Governmental Authority relating to any alleged violation of Applicable Environmental Law by the Heritage Entities, (iii) Permits required of the Heritage Entities under Applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the SEC Reports that the Heritage Entities do not possess or Permits the terms and conditions of which the Heritage Entities have violated or are violating (except, in each case as would not have a Heritage Material Adverse Effect), or (iv) real estate sites owned or operated by any of the Heritage Entities that have been used as a manufactured gas plant site.

         3.21 EMPLOYEE MATTERS.

         (a) To the actual knowledge of the Specified Heritage Persons, except as set forth on Schedule 3.21(a), none of the Heritage Entities has violated any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of ERISA or the rules and regulations promulgated thereunder, nor has any of the Heritage Entities engaged in any unfair labor practice, which in each case would have a Heritage Material Adverse Effect; there is (i) no unfair labor practice complaint pending against any of the Heritage Entities or, to the best knowledge of the Heritage Parties, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending against any of the Heritage Entities or, to the best knowledge of the Heritage Parties, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against any of the Heritage Entities or, to the best knowledge of the Heritage Parties, threatened against any of the Heritage Entities and

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

(iii) to the best knowledge of the Heritage Parties, no union representation question existing with respect to the employees of the Heritage Entities and no union organizing activities taking place, except in the cases of clauses (i),
(ii) and (iii) such complaints, grievances, arbitration proceedings, strikes, labor disputes, slowdowns, stoppages or questions, which if determined adversely to the Heritage Entities, would not individually or in the aggregate result in a Heritage Material Adverse Effect.

         (b) Schedule 3.21(b) lists all express employment agreements and related noncompete agreements in excess of $75,000 per annum in salary to which Heritage GP or any of the Heritage Entities is a party or by which any of such Persons is bound.

         3.22 INSURANCE. The Heritage Parties maintain insurance covering the properties, operations, personnel and businesses of the Heritage Entities. In the reasonable judgment of the Heritage Parties, such insurance insures against such losses and risks as are reasonably adequate to protect the Heritage Entities and their businesses. None of the Heritage Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

         3.23 OPINION OF FINANCIAL ADVISOR. The Special Committee has received the opinion of Lehman Brothers Inc. to the effect that, as of the date of such opinion, the transactions contemplated hereby are fair, from a financial point of view, to Heritage MLP.

         3.24 APPROVAL OF SPECIAL COMMITTEE. The Special Committee has recommended that the Board of Directors of Heritage GP approve the transactions contemplated hereby.

         3.25 EMPLOYEE BENEFIT PLANS.

         (a) To the Knowledge of the Specified Heritage Persons, Schedule 3.25 contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of ERISA), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which Heritage GP or any of the Heritage Entities is a party, with respect to which Heritage GP or any of the Heritage Entities has any liability or which are maintained, contributed to or sponsored by Heritage GP or any of the Heritage Entities for the benefit of any current or former employee, officer or director of Heritage GP or any of the Heritage Entities (collectively, referred to herein as the "Heritage Plans"). Heritage GP and each of the Heritage Entities, as applicable, have, and within 15 business days prior to Closing, will have furnished to the LP true and complete copies of each Heritage Plan and true and complete copies of each material document prepared in connection with each Heritage Plan that is currently in effect, including, without limitation, (i) a copy of each trust or

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service Form 5500, (iv) the most recently received IRS determination letter for each such Heritage Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Heritage Plan. To the Knowledge of the Specified Heritage Persons, except as set forth on Schedule 3.25, neither Heritage GP nor the Heritage Entities has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Heritage Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

         (b) To the Knowledge of the Specified Heritage Persons, none of the Heritage Plans is a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or is a single employer pension plan, within the meaning of
Section 4001(a)(15) of ERISA, for which Heritage GP or any of the Heritage Entities could incur liability under Section 4063 or 4064 of ERISA. Except to the extent set forth in the Heritage Plans listed in Schedule 3.25, none of the Heritage Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates Heritage GP or any Heritage Entity to pay separation, severance, termination or other benefits as a result of the transaction or (iii) obligates Heritage GP or any Heritage Entity to make any payment or provide any benefit that could be subject to a tax under Section 4999 of the Code. Except as disclosed in Schedule 3.25, none of the Heritage Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Heritage GP or any Heritage Entity.

         (c) To the Knowledge of the Specified Heritage Persons, each Heritage Plan which is intended to be qualified under Section 401(a) or 401(k) of the Code is and has always been so qualified.

         (d) To the knowledge of the Specified Heritage Persons, except to the extent set forth on Schedule 3.25, each Heritage Plan is now and always has been operated in all respects in accordance with the requirements of Applicable Law, including, without limitation, ERISA and the Code, and each Heritage Entity has performed all obligations required to be performed by it under such Heritage Plan, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Heritage Plan. Except as set forth on Schedule 3.25, no Heritage Plan is subject to Title IV of ERISA or Section 412 of the Code.

         (e) To the Knowledge of the Specified Heritage Persons, with respect to each Heritage Plan, there are no prohibited transactions or breaches of fiduciary duties that could result in liability (directly or indirectly) for Heritage GP or any Heritage Entity.

         (f) To the Knowledge of the Specified Heritage Persons, except as set forth on Schedule 3.25, each Heritage Plan may be unilaterally terminated any time by a

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

Heritage Entity without material liability, other than for benefits accrued prior to such termination.

         (g) To the Knowledge of the Specified Heritage Persons, all contributions to, and payments from, each Heritage Plan that are required to be made in accordance with the terms of the Heritage Plan and Applicable Law have been timely made.

         (h) For the purposes of this Section 3.25, the Specified Heritage Persons have made appropriate inquiry of employees of the Heritage Entities at the level of regional manager or above.

         3.26 DISCLOSURE. Neither this Agreement nor any Schedule or Exhibit or any other certificate or instrument delivered to the LP by or on behalf of Heritage GP or any of the Heritage Parties in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

         3.27 SUFFICIENCY OF HERITAGE ASSETS. The Heritage Assets constitute all the assets and properties used or held for use in connection with the operation of the business as described in the SEC Reports. The Heritage Assets constitute all the assets and properties the use or benefit of which are reasonably necessary for the operation of the business of the Heritage Entities as currently conducted. The Heritage Assets and their uses conform in all material respects to all Applicable Laws. As of the Closing, all tangible assets and properties included in the Heritage Assets will be in the possession, or under the control, of the Heritage Entities. All Heritage Assets are in good condition, normal wear and tear excepted, and are useable in the continued operation of the business of the Heritage Entities consistent with past practice.

         3.28 TITLE TO HERITAGE ASSETS. As of the Closing, the Heritage Entities will have good and marketable title to, or valid leasehold interests in, all of the Heritage Assets, free and clear of all Encumbrances (other than Permitted Encumbrances).

         3.29 COMPLIANCE WITH LAWS. Subject to the specific representations and warranties in this Agreement, which representations and warranties shall govern the subject matter thereof, the Heritage Entities have complied in all material respects with all Applicable Laws relating to the ownership or operation of the Heritage Assets and the conduct of the business of the Heritage Entities. None of the Heritage Entities is charged or, to the knowledge of the Heritage Parties, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the ownership or operation of the Heritage Assets or such business.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF THE LP

         For purposes of this Agreement, the LP, as of the Closing Date, hereby represents and warrants to each of the Heritage Parties, except as set forth in the Disclosure Letters

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
with respect to the Contributed Subs (with specific references to the appropriate section of this Agreement), as follows:

         4.1 ORGANIZATION AND EXISTENCE. As of or prior to the Closing, the LP will be duly formed and will be validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease its properties and to conduct its business as currently conducted. As of or prior to the Closing, the LLC will be duly formed and will be validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act with full limited liability company power and authority to act as the general partner of the LP.

         4.2 ORGANIZATION AND CAPITALIZATION OF THE CONTRIBUTED SUBS.

         (a) Each of the Contributed Subs that is a limited liability company will be, as of the Closing, duly organized under the laws of the jurisdiction of its formation, qualified to do business in each jurisdiction where the character of its business requires it to be so qualified and will be wholly owned by the LP. None of the Contributed Subs will have any Subsidiaries or any equity interest in any other Person.

         (b) AGL Propane, Inc. is validly existing as a corporation in good standing under the laws of the State of Georgia with full corporate power and authority to own or lease its properties and to conduct its Business as currently conducted.

         (c) United Cities Propane Gas, Inc. is validly existing as a corporation in good standing under the laws of the State of Tennessee, with full corporate power and authority to own or lease its properties and to conduct its Business as currently conducted.

         (d) Peoples Gas Company is validly existing as a corporation in good standing under the laws of the State of Florida, with full corporate power and authority to own or lease its properties and to conduct its Business as currently conducted.

         (e) Piedmont Propane Company is validly existing as a corporation in good standing under the laws of the State of North Carolina, with full corporate power and authority to own or lease its properties and to conduct its Business as currently conducted.

         4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the LP and the LLC has full power and authority to execute, deliver and perform this Agreement and the Instruments of Conveyance (collectively, the "Documents") to which it is a party, and to consummate the transactions contemplated thereby. The execution, delivery and performance by the LP of such Documents, and the consummation by it of the transactions contemplated thereby, have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the LP and constitutes, and each of Documents and each other agreement, instrument or document executed or to be executed by the LP in connection with the transactions contemplated by this Agreement has been, or when executed will be, duly executed and delivered by such Party and

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the applicable member of such Party enforceable against it in accordance with its terms, except that such enforceability may be limited by
(a) applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights generally and (b) equitable principles.

         4.4 NONCONTRAVENTION. The execution, delivery and performance by the LP of the Documents to which it is a party, and the consummation by it of the transactions contemplated thereby do not and will not (a) conflict with or result in a violation of any provision of the respective charter or bylaws or other governing instruments of the LLC or any of the U.S. Propane Entities, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the LP or the LLC, the Contributed Interests, the Transferred Assets or Business may be bound, (c) result in the creation or imposition of any Encumbrance upon any Contributed Interests or Transferred Assets, (d) assuming compliance with the matters referred to in Section 4.5, violate any Applicable Law binding upon it or the Contributed Interests, Transferred Assets or Business or (e) conflict with or result in a violation of any Permit identified in Section 4.17(a) of the Disclosure Letters.

         4.5 GOVERNMENTAL APPROVALS. Except as set forth in Section 4.5 of the Disclosure Letters and except as may be obtained under state securities or "Blue Sky" laws and under the HSR Act, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by the LP in connection with the execution, delivery or performance by such member of the Documents or the consummation by it of the transactions contemplated thereby, other than filings with and approvals by Governmental Authorities with respect to the transfer of the Transferred Assets or Contributed Interests (as the case may be) that are to occur in the ordinary course following the consummation of the transactions contemplated hereby.

         4.6 EXCLUSIVE OPERATION OF THE BUSINESS. Except as set forth in Section
4.6 of the Disclosure Letters and except for the Contributed Subs, the LP and the LLC do not have any direct or indirect equity or ownership interest in any corporation, partnership, joint venture or other entity that is involved, directly or indirectly, in the conduct of the Business.

         4.7 TITLE TO CONTRIBUTED INTERESTS AND TRANSFERRED ASSETS. As of the Closing, (i) the LP will be the owner of, and will have good and marketable title to, all of the Contributed Interests free and clear of any Encumbrance other than Permitted Encumbrances and (ii) the Contributed Subs will have good and marketable title to, or valid leasehold interests in, all of the Transferred Assets, free and clear of all Encumbrances (other than Permitted Encumbrances) and (iii) there are no outstanding interests, subscriptions, options, warrants, convertible interests, calls or rights of any kind

(issued or granted by or binding upon the Contributed Sub to purchase or otherwise acquire any security of or equity interest in any of the Contributed
Subs) other than pursuant to this Agreement.

         4.8 FINANCIAL STATEMENTS; ABSENCE OF LIABILITIES.

         (a) The balance sheet dated as of February 29, 2000 (as the case may be) (the "Financial Statement Date") for each Contributed Sub's Business, and the income statement for the twelve months ended August 31, 1999, each as set forth in Section 4.8(a) of the Disclosure Letters, has been prepared from, and is in accordance with, the books and records of such Contributed Sub and presents fairly in all material respects the financial position of such Contributed Sub's Business as of the Financial Statement Date and the results of operations for the 12 months ended August 31, 1999, as applicable, in accordance with GAAP consistently applied.

         (b) None of the U.S. Propane Entities has any material liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, and whether due or to become due), other than as set forth in the Disclosure Letters, that will create or result in any Encumbrances on the Assets or the Contributed Interests, except for Permitted Encumbrances.

         4.9 ABSENCE OF CERTAIN CHANGES. Since the Financial Statement Date, (a) there has been no event that (A) would have a material adverse effect on the financial condition, business, prospects, properties, net worth or results of operations of the U.S. Propane Entities, taken as a whole, or (B) would adversely affect the ability of the LP to consummate the transactions contemplated by this Agreement, the Stock Purchase Agreement or the Subscription Agreement (clauses (A) and (B), or either of such clauses, a "U.S. Propane Material Adverse Effect") with respect to the Transferred Assets or Business;
(b) the Business has been conducted only in the ordinary course consistent with past practice; (c) except for, or as contemplated by, this Agreement, none of the U.S. Propane Entities has, in respect of the Transferred Assets, Contributed Subs or Business, incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice that individually or in the aggregate would result in a U.S. Propane Material Adverse Effect; (d) none of the U.S. Propane Entities has suffered any material loss, damage, destruction or other casualty to any of the Transferred Assets (whether or not covered by insurance) that individually or in the aggregate would result in a U.S. Propane Material Adverse Effect; and (e) none of the U.S. Propane Entities has, in respect of the Transferred Assets or the Business, taken any of the actions set forth in
Section 5.2 except as permitted thereunder.

         4.10 TAX MATTERS.

         (a) Each of the LLC and the U.S. Propane Entities has (either directly or indirectly or as part of a consolidated or combined group) (i) duly filed all material federal, state, local and foreign Tax Returns required to be filed by or with respect to it with the IRS or other applicable Taxing authority, (ii) paid, or adequately established a funded reserve against all Taxes due, or claimed by any Taxing authority to be due, from or with respect to it, and (iii) made all material deposits required with respect to Taxes, in each such case to the extent that the failure to do so would result in the imposition of any Encumbrance (other than a Permitted Encumbrance) on the Transferred Assets or Contributed Interests. There has been no material issue raised or material adjustment proposed (and none is pending) by the IRS or any other Taxing authority in connection with any Tax Returns relating to the Transferred Assets or Contributed Interests or the Business. Except as set forth in Section 4.10(a) of the Disclosure Letters, no waiver or extension of any statute of limitations as to any federal, state, local or foreign Tax matter relating to the Transferred Assets or Contributed Interests or the Business has been given by or requested from any of the U.S. Propane Entities with respect to any Tax year. None of the U.S. Propane Entities has filed a consent under Section 341(f) of the Code. There are no outstanding Tax liens and no Proceedings pending or, to the knowledge of the LP, threatened, that could create a Tax lien, affecting any of the Transferred Assets or Contributed Interests or the Business.

         (b) Section 4.10(b) of the Disclosure Letters sets forth the tax basis, as of December 31, 1999, of the depreciable and amortizable Transferred Assets contributed to Heritage OLP by the Contributed Subs, and any material change in such tax basis since December 31, 1999.

         4.11 COMPLIANCE WITH LAWS. Subject to the specific representations and warranties in this Agreement, which representations and warranties shall govern the subject matter thereof, the U.S. Propane Entities have complied in all material respects with all Applicable Laws relating to the ownership or operation of the Transferred Assets and Business. None of the U.S. Propane Entities is charged or, to the knowledge of the LP, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the ownership or operation of the Transferred Assets or Business. All the real property within the Transferred Assets is allowed to be used in its current use, and such use is allowable after giving effect to its transfer to Heritage OLP.

         4.12 LEGAL PROCEEDINGS. Set forth in Section 4.12 of the Disclosure Letters is a list of all Proceedings pending or, to the knowledge of the LP and the LLC, threatened against or involving the Transferred Assets, Contributed Interests or Business. Each of the matters set forth in Section 4.12 sets forth the insurance carrier, the limits of coverage, if any, and the fact that the carrier has assumed defense and that the loss is covered. Other than as set forth in Section 4.12 of the Disclosure Letters, none of Proceedings set forth in Section 4.12 of the Disclosure Letters, individually or in the aggregate, are reasonably expected to have a U.S. Propane Material Adverse Effect or to materially adversely affect the Transferred Contracts. None of the U.S. Propane Parties is subject to any judgment, order, writ, injunction or decree of any Governmental Authority that is, individually or in the aggregate, reasonably likely to have a U.S. Propane Material Adverse Effect or materially adversely affect the Transferred Contracts, other than as set forth in Section 4.12 of the Disclosure Letters. There are no Proceedings pending or, to the knowledge of the LP, threatened, seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         4.13 SUFFICIENCY OF TRANSFERRED ASSETS. The Transferred Assets constitute all the assets and properties the use or benefit of which are reasonably necessary for the operation of the Business as currently conducted. The Transferred Assets and their uses conform in all material respects to all Applicable Laws. As of the Closing, all tangible assets and properties included in the Transferred Assets will be in the possession, or under the control, of the LP. All Transferred Assets are in good condition, normal wear and tear excepted, and are useable in the continued operation of the Business consistent with past practice.

         4.14 REAL PROPERTY.

         (a) Set forth in Section 4.14(a) of the Disclosure Letters is the street address, a brief description and a legal description of all real property owned by any of the U.S. Propane Parties and used or held for use in connection with the operation of the Transferred Assets or Business.

         (b) Set forth in Section 4.14(b) of the Disclosure Letters is the street address and a brief description of the real property, including facilities and structures, leased by any of the U.S. Propane Parties and used or held for use in connection with the operation of the Transferred Assets or Business.

         4.15 TANGIBLE PERSONAL PROPERTY. Set forth in Section 4.15 of the Disclosure Letters is a list of all furniture, fixtures, leasehold improvements, equipment, machinery, computer hardware, prototypes, spare parts, supplies, materials, motor vehicles, apparatus, tools, implements, appliances and other tangible personal property (other than inventories) owned or leased by any of U.S. Propane Parties and used or held for use in connection with the operation of the Transferred Assets or Business, except for items having a value individually of less than $5,000 and having, in the aggregate of like items, a value of less than $100,000.

         4.16 INTELLECTUAL PROPERTY; TECHNOLOGY; SOFTWARE.

         (a) Set forth in Section 4.16 of the Disclosure Letters is a list of all Intellectual Property and Software (other than documentation and object and source codes therefore (the "Listed Software")) relating to or used in connection with the operation of the Transferred Assets or Business. Section
4.16 of the Disclosure Letters specifies, as applicable: (i) the nature of such Intellectual Property and Listed Software; (ii) the owner of such Intellectual Property and Listed Software; and (iii) all licenses, sublicenses and other agreements to which one of the U.S. Propane Entities is a party and pursuant to which any Person is authorized to use the Intellectual Property, Technology and Software, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty (if any) and the terms thereof.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         (b) The Intellectual Property and Software listed in Section 4.16 of the Disclosure Letters and the Technology transferred as part of the Transferred Assets constitute all Intellectual Property, Technology and Software necessary for the conduct of the Business by the Contributed Subs on a basis consistent with past practice. As of the Closing, one of the Contributed Subs will have good title to or is validly licensed to use all such Intellectual Property, Technology and Software. Each item of such Intellectual Property is in full force and effect, the owner or licensee thereof is in compliance in all material respects with all of its obligations with respect to any such Intellectual Property, Software or Technology and, to the knowledge of the LP, no event has occurred which permits, or upon the giving of notice or the passage of time or otherwise would permit, the revocation or termination of any thereof. There are no Proceedings pending or, to the knowledge of the LP, threatened, against any of the Contributed Subs asserting that the use by any of the Contributed Subs of any of such Intellectual Property, Technology or Software infringes the rights of any other Person or seeking revocation, termination or concurrent use of any of such Intellectual Property, Technology or Software, and, to the knowledge of the LP, there is no basis for any such Proceeding. To the knowledge of the LP, none of such Intellectual Property, Technology or Software that is owned by one of the Contributed Subs or their Affiliates is being infringed upon by any other Person. None of such Intellectual Property, Technology or Software that is owned by one of the Contributed Subs or their Affiliates is subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Authority, or any agreement, arrangement or understanding restricting the scope or use thereof. To the knowledge of the LP, the conduct of the Business at any time prior to the Closing did not, and, to the knowledge of the LP, the conduct of the Business on a basis consistent with past practice as of the Closing will not, infringe upon or otherwise misappropriate any Intellectual Property, Technology or Software of any other Person.

         4.17 PERMITS.

         (a) Set forth in Section 4.17(a) of the Disclosure Letters is a list of all Permits held by one of the Contributed Subs that relate to the Transferred Assets or Business. Each of such Permits is in full force and effect, the holder is in compliance in all material respects with all of its obligations with respect thereto and no event has occurred which permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any such Permit. No notice has been issued by any Governmental Authority and no Proceeding is pending or, to the knowledge of the LP, threatened, with respect to any alleged failure by the holder to have any material Permit.

         (b) The Permits listed in Section 4.17(a) of the Disclosure Letters constitute all the Permits necessary or required for the ownership and operation of the Transferred Assets or Business as of the Closing.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         4.18 AGREEMENTS.

         (a) Set forth in Section 4.18(a) of the Disclosure Letters is a list of all the following Contracts to which any of the Contributed Subs is a party or by which the Contributed Interests, Transferred Assets or Business are bound that are not terminable at the option of one of the Contributed Subs (or one of their Affiliates) within 30 days for convenience and without penalty:

                  (i) collective bargaining agreements and similar agreements with Employees as a group;

                  (ii) agreements, trusts, plans, funds or other employee benefit arrangements of any nature;

                  (iii) agreements with any director, officer, Employee, consultant or advisor of one of the U.S. Propane Entities or any of their Affiliates;

                  (iv) agreements between or among one of the U.S. Propane Parties and any of their Affiliates;

                  (v) indentures, mortgages, security agreements, notes, loan or credit agreements or other agreements relating to the borrowing of money by one of the U.S. Propane Entities or to the direct or indirect guarantee or assumption by any one of the U.S. Propane Entities of any obligation of one of their Affiliates;

                  (vi) agreements relating to the acquisition or disposition of any assets, involving obligations or revenues of $50,000 or more;

                  (vii) agreements with respect to the lease of any real or personal property, involving annual obligations or revenues of $50,000 or more;

                  (viii) agreements concerning the management or operation of any real property, involving annual obligations or revenues of $50,000 or more;

                  (ix) supplier, broker, distributor, dealer, manufacturer's representative, sales, agency, sales promotion, advertising, marketing, consulting, research and development, maintenance, service and repair agreements, involving annual obligations or revenues of $20,000 or more;

                  (x) license, royalty or other agreements relating to Intellectual Property, Technology or Software;

                  (xi) partnership, joint venture and profit sharing agreements;

                  (xii) agreements with any Governmental Authority;

                  (xiii) agreements in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any other Person;

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                  (xiv) agreements containing any covenant limiting the freedom of any of the U.S. Propane Entities to engage in any line of business or compete with any other Person in any geographic area or during any period of time;

                  (xv) powers of attorney granted by Entities in favor of any Person;

                  (xvi) agreements not made in the ordinary course of the Business;

                  (xvii) agreements for the purchase, sale, exchange, marketing, storage or other use of propane, natural gas, electric energy, or other commodities, and all exchange, swap, hedging, and other financial or future contracts and agreements;

                  (xviii) other agreements, whether or not made in the ordinary course of business, that are material to the Business or the ownership or operation of the Transferred Assets;

                  (xix) agreements or commitments to enter into any of the foregoing; and

                  (xx) a separate listing of all agreements that have potential payments in excess of $50,000 in the aggregate (A) to third parties for such costs to install LPG appliances or (B) to third parties, if natural gas is not made available within a specified period of time (collectively, the "Contingent Payments").

         (b) Each of such Contracts is a valid and binding agreement of the LP, the LLC or one of the Contributed Subs, as applicable. None of the U.S. Propane Entities is in breach of or in default in any material respect under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a material default by it under, any material provision of any of such agreements, and has not received any written notice from any other party indicating that it is in breach of or in default under any such material provision. No other party to any of such agreements is, to the knowledge of the LP, in breach of or in default under such agreements in any material respect, nor has any assertion been made by any of the U.S. Propane Entities of any such breach or default. Each of such Contracts is freely and fully assignable to Heritage OLP without penalty or other adverse consequence.

         4.19 ENVIRONMENTAL MATTERS.

         (a) To the Knowledge of the Specified U.S. Propane Persons, except as set forth in Section 4.19 of the Disclosure Letters, none of the Contributed Subs is in violation of, or subject to, any pending or threatened Proceeding under, or subject to any remedial obligations under, any Applicable Environmental Laws relating to the ownership or operation of the Transferred Assets or the operation of the Business, including (i) CERCLA, and (ii) the RCRA. To the Knowledge of the Specified U.S. Propane Persons, except as set forth in Section 4.19 of the Disclosure Letters, the Contributed Subs have obtained all Permits to construct, occupy, lease, operate or use any real property or any equipment or other tangible property forming a part of the Transferred Assets by reason of any Applicable Environmental Laws.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         (b) To the Knowledge of the Specified U.S. Propane Persons, except as set forth in Section 4.19 of the Disclosure Letters, there are no past or present events, conditions, circumstances or plans (i) that interfere with or prevent compliance or continued compliance, with respect to the Transferred Assets or Business, with Applicable Environmental Laws or (ii) that are reasonably expected to give rise to any common law or other legal liability or obligation with respect to the Transferred Assets or Business, including liability or obligation under CERCLA or RCRA, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, industrial toxin, Hazardous Substance or Solid Waste.

         (c) To the Knowledge of the Specified U.S. Propane Persons, except as set forth in Section 4.19 of the Disclosure Letters, there are no (i) underground storage tanks, known contamination of soil or groundwater, or known or suspected asbestos or asbestos-containing materials on any property owned or leased by the Contributed Subs, (ii) pending or threatened complaints, suits, actions or demand letters by any third party or Governmental Authority relating to any alleged violation of Applicable Environmental Law by any Contributed Sub,
(iii) Permits required of the Contributed Subs under Applicable Environmental Laws to own, lease or operate their properties and conduct their Business the terms and conditions of which the Contributed Subs have violated or are violating (except, in each case as would not have a U.S. Propane Material Adverse Effect), or (iv) real estate sites transferred under this Agreement (other than by lease of the properties identified in an appendix to Exhibit 7.2(l)) that has been used as a manufactured gas plant site.

         4.20 INSURANCE. Except as would not have a U.S. Propane Material Adverse Effect, the Contributed Subs and their respective Affiliates have fire, liability, casualty, product liability and other insurance coverage with respect to the Transferred Assets and Business sufficient to satisfy all material requirements of Applicable Laws and any agreements, arrangements or understandings to which any of the U.S. Propane Entities, and that is customary for businesses of similar size engaged in similar lines of business.

         4.21 FINANCIAL REQUIREMENTS. There are no currently effective bonds, deposits, financial assurance requirements or insurance coverages required to be submitted to Governmental Authorities or any third parties for the continued ownership and operation (or assignment to Heritage OLP) of the Transferred Assets or Business.

         4.22 BOOKS AND RECORDS. To the actual knowledge of the Specified U.S. Propane Persons, all the books and records of the U.S. Propane Entities relating to the Business, including all personnel files, employee data and other materials relating to the Employees, are substantially complete and correct in all material respects and have been in all material respects maintained in accordance with good business practice and all Applicable Laws. To the actual knowledge of the Specified U.S. Propane Persons, such books and records accurately and fairly reflect, in reasonable detail, all material transactions, assets and liabilities of the Contributed Subs and the Business.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         4.23 INVESTMENT INTENT. The LP is acquiring the Heritage OLP Interests and Common Units to be acquired by it at the Closing for its own account for investment and not with a view to, or for sale or other disposition in connection with, any public distribution of all or any part thereof. The LP has reviewed the SEC Reports described in Section 3.1 and the Heritage MLP Partnership Agreement and has had such opportunity as deemed necessary by the LP and its advisors and affiliates to ask questions of the Heritage Entities and their affiliates, officers and employees to enable the LP to make an investment decision concerning the receipt of the Heritage OLP Interests and the Common Units, the operation of Heritage MLP, and the investment risks associated with the LP's investment in Heritage MLP. The LP, by entering into this Agreement,
(a) requests admission as a limited partner of Heritage MLP and agrees to comply with, and be bound by, and hereby executes, the Heritage MLP Partnership Agreement, (b) represents and warrants that the LP has all right, power and authority and the capacity necessary to enter into the Heritage MLP Partnership Agreement, (c) appoints the Heritage GP of Heritage MLP and, if a Liquidator shall be appointed, the Liquidator of Heritage MLP as the LP's attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Heritage MLP Partnership Agreement and any amendment thereto, necessary or appropriate for the LP's admission as an Additional Limited Partner and as a party to the Heritage MLP Partnership Agreement, (d) gives the power of attorney provided for in the Heritage MLP Partnership Agreement and (e) makes the waivers and gives the consents and approvals contained in the Heritage MLP Partnership Agreement. Capitalized terms not defined in this paragraph have the meanings assigned to such terms in the Heritage MLP Partnership Agreement.

         4.24 EMPLOYEE MATTERS.

         (a) To the actual knowledge of the Specified U.S. Propane Persons, except as set forth on Section 4.24 of the Disclosure Letters, none of the Contributed Subs has violated any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of ERISA or the rules and regulations promulgated thereunder, nor has any of the Contributed Subs engaged in any unfair labor practice, which in each case would have a U.S. Propane Material Adverse Effect; there is (i) no unfair labor practice complaint pending against any of the Contributed Subs or, to the best knowledge of the LP, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending against any of the Contributed Subs or, to the best knowledge of the LP, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against any of the Contributed Subs and (iii) except as described in Section
4.24 of the Disclosure Letters, none of the Contributed Subs has any obligation or liability under union pension plans or collective bargaining agreements related to its Employees or Business that will be an obligation or liability of or binding on any of the Contributed Subs after the Closing, except in the cases of clauses (i), (ii) and (iii) such complaints, grievances, arbitration proceedings, strikes, labor disputes, slowdowns, stoppages, questions, or liabilities which if determined adversely to

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
the U.S. Propane Entities, would not individually or in the aggregate result in a U.S. Propane Material Adverse Effect.

         (b) As of Closing, there will be no employment agreements in excess of $75,000 per annum in salary and noncompete agreements to which any of the Contributed Subs is a party or by which any of such Persons is bound.

         (c) The Employees constitute all employees who are reasonably necessary to be employed for the operation of the Transferred Assets or Business of the Contributed Subs as currently conducted.

         4.25 CONSENTS. Section 4.25 of the Disclosure Letters sets forth each of the consents, approvals, orders, authorizations and waivers of, and declarations, filings and registrations with, all third parties (including Governmental Authorities) that are necessary or required to permit the transfer of the Transferred Assets and Contributed Interests to the LP as contemplated by this Agreement and otherwise to consummate the transactions contemplated hereby (the "Consents"). Exhibit 7.1(e) includes all of the Consents that, if not obtained and in full force and effect at the time of the Closing, could result in a Material Adverse Effect on the Business.

         4.26 CONTRIBUTED SUBS.

         (a) With respect to a Contributed Sub that is a limited liability company, no election has been made to treat such Contributed Sub as a corporation for federal, state or local income tax purposes.

         (b) With respect to each Contributed Sub, the aggregate amount of debt and other liabilities to which it is subject for the items specified on Section
4.26 of the Disclosure Letters shall not exceed, in the aggregate, the amount of debt set forth for such Contributed Sub on Section 4.26 of the Disclosure Letters.

         4.27 DISCLOSURE. Neither this Agreement nor any Schedule or Exhibit hereto nor any other certificate or instrument delivered to the Heritage Entities by or on behalf of the LP in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

         4.28 EMPLOYEE BENEFIT PLANS.

         (a) To the Knowledge of the Specified U.S. Propane Persons, Schedule
4.28 contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of ERISA), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which any of the U.S. Propane Entities is a party, with respect to which any of the U.S. Propane Entities has any liability or which are maintained, contributed to or sponsored by any of the U.S.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

Propane Entities for the benefit of any current or former employee, officer or director of any of the U.S. Propane Entities (collectively, referred to herein as the "U.S. Propane Plans"). To the Knowledge of the Specified U.S. Propane Persons, except as set forth in Section 4.28 of the Disclosure Letters, none of the U.S. Propane Entities has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any U.S. Propane Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

         (b) To the Knowledge of the Specified U.S. Propane Persons, except as set forth in Section 4.28 of the Disclosure Letters, none of the Plans is a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or is a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which any of the U.S. Propane Entities could incur liability under
Section 4063 or 4064 of ERISA. Except to the extent set forth in the U.S. Propane Plans listed in Schedule 4.28, none of the U.S. Propane Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates any U.S. Propane Entity to pay separation, severance, termination or other benefits as a result of the transaction or (iii) obligates any U.S. Propane Entity to make any payment or provide any benefit that could be subject to a tax under Section 4999 of the Code. To the Knowledge of the Specified U.S. Propane Persons, except as set forth in Section 4.28 of the Disclosure Letters, none of the U.S. Propane Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of any U.S. Propane Entity.

         (c) To the Knowledge of the Specified U.S. Propane Persons, each U.S. Propane Plan which is intended to be qualified under Section 401(a) or 401(k) of the Code is and has always been so qualified.

         (d) To the Knowledge of the Specified U.S. Propane Persons, except as set forth on Section 4.28 of the Disclosure Letters, each U.S. Propane Plan is now and always has been operated in all respects in accordance with the requirements of Applicable Law, including, without limitation, ERISA and the Code, and each Contributed Sub has performed all obligations required to be performed by it under such U.S. Propane Plan, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any U.S. Propane Plan. To the Knowledge of the Specified U.S. Propane Persons, except as set forth on Section 4.28 of the Disclosure Letters, no U.S. Propane Plan is subject to Title IV of ERISA or Section 412 of the Code.

         (e) To the Knowledge of the Specified U.S. Propane Persons, with respect to each U.S. Propane Plan, there are no prohibited transactions or breaches of fiduciary duties that could result in liability (directly or indirectly) for any U.S. Propane Entity.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         (f) To the Knowledge of the Specified U.S. Propane Persons, except as set forth on Section 4.28 of the Disclosure Letters, each U.S. Propane Plan may be unilaterally terminated at any time by a U.S. Propane Entity without material liability, other than for benefits accrued prior to such termination.

         (g) To the Knowledge of the Specified U.S. Propane Persons, except as set forth in Section 4.28 of the Disclosure Letters, all contributions to, and payments from, each U.S. Propane Plan that are required to be made in accordance with the terms of the U.S. Propane Plan and Applicable Law have been timely made.

         (h) For the purposes of this Section 4.28, the Specified U.S. Propane Persons have made appropriate inquiry of employees of the Contributed Subs at the level of regional manager or above.

         4.29 FINDER'S FEES. None of the Contributed Subs, the LP, the LLC, or any of their respective Affiliates, are obligated (directly or indirectly) under any agreement with any Person that would obligate Heritage GP, any of the Heritage GP Stockholders or any of the Heritage Entities to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.

         4.30 REGULATION. Except as set forth in Section 4.30 of the Disclosure Letters, neither the LP nor any of the Contributed Subs is now, or after the consummation of the transactions contemplated by this Agreement and application of the net proceeds thereof will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE 5
                                   AGREEMENTS

         The LP hereby covenants and agrees with each of the Heritage Parties to the effect set forth in Sections 5.1 to 5.3 and Section 5.6. The Heritage Parties hereby covenant and agree, jointly and severally, with the LP to the effect set forth in Sections 5.4 and 5.5.

         5.1 CONDUCT AND PRESERVATION OF THE BUSINESS OF THE LP. Except as expressly provided in this Agreement, or except as listed in Section 5.1 of the Disclosure Letters, and except for any distribution or transfer of an Excluded Asset during the period from the date hereof to the Closing Date, the LP shall
(a) conduct the Business substantially as it is being conducted on the date hereof; (b) use its commercially reasonable best efforts to preserve, maintain and protect the Transferred Assets and Business consistent with available resources; (c) use its commercially reasonable best efforts to preserve intact the business organization of the Contributed Subs and the Business, consistent with its available resources, to keep available the services of the

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

Employees and to maintain existing relationships with suppliers, contractors, distributors, customers and others having business relationships with the Contributed Subs or the Business; and (d) permit the Heritage Entities to conduct safety training with employees of the Contributed Subs.

         5.2 RESTRICTIONS ON CERTAIN ACTIONS OF THE LP, THE LLC AND THE CONTRIBUTED SUBS. Without limiting the generality of Section 5.1, except as listed in Section 5.1 of the Disclosure Letters and except as otherwise expressly contemplated by this Agreement (including Sections 2.1, 2.2 and 2.3), the Stock Purchase Agreement, the Subscription Agreement and the Formation Agreement, from and after the date hereof and until the Closing Date, none of the LLC, the LP or any Contributed Sub, without the approval of Heritage OLP, shall, with respect to the Contributed Subs, the Transferred Assets or the Business of the U.S. Propane Parties, or shall cause or permit any of the Contributed Subs to:

         (a) make any expenditures outside the ordinary course of business consistent with past practice which, individually or in the aggregate, exceed $100,000;

         (b) make any material change in the ongoing operations of the Transferred Assets or Business;

         (c) create, incur, guarantee or assume any indebtedness for borrowed money outside the ordinary course business;

         (d) mortgage or pledge any of the Transferred Assets or Contributed Interests or create or suffer to exist any Encumbrance thereupon, other than Permitted Encumbrances;

         (e) sell, lease, transfer or otherwise dispose of, directly or indirectly, any of the Transferred Assets, except in the ordinary course of business consistent with past practice, or sell, lease, transfer, or otherwise dispose of any fixed assets, whether or not in the ordinary course of business, which have a value, individually or in the aggregate, in excess of $100,000;

         (f) enter into any lease, contract, agreement, commitment, arrangement or transaction relating to the Transferred Assets other than in the ordinary course of business;

         (g) amend, modify or change any existing lease or Contract relating to the Transferred Assets, other than in the ordinary course of the business consistent with past practice;

         (h) waive, release, grant or transfer any rights of value relating to the Transferred Assets, Contributed Interests or Business, other than in the ordinary course of the business consistent with past practice;

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         (i) except in the ordinary course of business, hire any new employees or recall any laid-off employees;

         (j) delay payment of any account payable or other liability relating to the Transferred Assets or Business beyond the later of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice, unless such delay is due to a good faith dispute as to liability or amount;

         (k) permit any current insurance or reinsurance or continuation coverage to lapse if such policy insures risks, contingencies or liabilities (including product liability) related to the Transferred Assets or Business;

         (l) except as set forth in this Section 5.2, take any action which would make any of the representations or warranties of the LP untrue as of any time from the date of this Agreement to the date of the Closing, or would result in any of the conditions set forth in this Agreement not being satisfied;

         (m) authorize or propose, or agree in writing or otherwise take, any of the actions described in this Section 5.2;

         (n) merge into or with or consolidate with any other corporation or acquire all or substantially all of the business or assets of any corporation or other Person;

         (o) purchase any securities of any corporation or other Person;

         (p) take any action or enter into any commitment with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization, or other winding up of the Business;

         (q) create any employee benefit plans (within the meaning of Section 3(3) of ERISA) or any other employee benefit plan or program not subject to ERISA, except as required by law;

         (r) enter into or take any action in connection with hedges, trades or swaps of any commodity, except to the extent consistent with the provisions of the Hedging Policy; or

         (s) take any actions prohibited on the part of a Contributed Sub by
Section 5.2 of the Formation Agreement (and the LP will not waive any such restrictions without the approval of Heritage OLP).

         5.3 SERVICES OF EMPLOYEES. Between the date hereof and the Closing, the LP (or its Affiliates) shall use its reasonable best efforts to keep available the services of the Employees, and shall not, except in accordance with past practice and existing business policy, terminate any such Employees.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         5.4 CONDUCT AND PRESERVATION OF THE BUSINESS. Except as expressly provided in this Agreement, the Stock Purchase Agreement and the Subscription Agreement, the Heritage Parties shall (a) cause the Heritage Entities to conduct the Business substantially as it is being conducted on the date hereof; (b) use their commercially reasonable best efforts to cause the Heritage Entities to preserve, maintain and protect the assets of the Heritage Entities and Business consistent with available resources; and (c) use their commercially reasonable best efforts to cause the Heritage Entities to preserve intact the business organization of the Heritage Entities and the Business, consistent with its available resources, to keep available the services of the employees of the Heritage Entities and to maintain existing relationships with suppliers, contractors, distributors, customers and others having business relationships with the Heritage Entities.

         5.5 RESTRICTIONS ON CERTAIN ACTIONS OF THE HERITAGE PARTIES AND HERITAGE GP. Without limiting the generality of Section 5.4, except as otherwise expressly contemplated by this Agreement, the Stock Purchase Agreement, the Subscription Agreement and the Debt Financing, from and after the date hereof and until the Closing Date, without the approval of the LP, with respect to the Business of the Heritage Entities:

         (a) Neither of the Heritage Parties nor Heritage GP shall agree to sell, transfer or otherwise dispose, or grant or agree to grant an option to purchase, sell, transfer, or otherwise dispose of any securities of any of the Heritage Entities.

         (b) Except as set forth on Schedule 5.5, neither of the Heritage Parties nor Heritage GP shall, or shall cause or permit any of the Heritage Entities to:

                  (i) make any expenditures outside the ordinary course of business consistent with past practice which, individually or in the aggregate, exceed $100,000;

                  (ii) make any material change in the ongoing operations of the Business;

                  (iii) create, incur, guarantee or assume any indebtedness for borrowed money outside the ordinary course business, except for Permitted Loans;

                  (iv) mortgage or pledge any of the securities of any of the Heritage Entities or create or suffer to exist any Encumbrance thereupon, other than Permitted Encumbrances;

                  (v) sell, lease, transfer or otherwise dispose of, directly or indirectly, any assets, except in the ordinary course of business consistent with past practice, or sell, lease, transfer, or otherwise dispose of any fixed assets, whether or not in the ordinary course of business, which have a value, individually or in the aggregate, in excess of $100,000;

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                  (vi) enter into any lease, contract, agreement, commitment, arrangement or transaction relating to the assets other than in the ordinary course of business;

                  (vii) amend, modify or change any existing lease or contract, other than in the ordinary course of the business consistent with past practice;

                  (viii) waive, release, grant or transfer any rights of value relating to the Business, other than in the ordinary course of business consistent with past practice;

                  (ix) hire or promote from within any executive employees or, except in the ordinary course of business, hire any new employees or recall any laid-off employees;

                  (x) delay payment of any account payable or other liability relating to the Business beyond the later of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice, unless such delay is due to a good faith dispute as to liability or amount;

                  (xi) permit any current insurance or reinsurance or continuation coverage to lapse if such policy insures risks, contingencies or liabilities (including product liability) related to the Business;

                  (xii) except as set forth in this Section 5.5, take any action which would make any of the representations or warranties of any of the Heritage Parties untrue as of any time from the date of this Agreement to the date of the Closing, or would result in any of the conditions set forth in this Agreement not being satisfied;

                  (xiii) authorize or propose, or agree in writing or otherwise take, any of the actions described in this Section 5.5;

                  (xiv) merge into or with or consolidate with any other corporation or acquire all or substantially all of the business or assets of any corporation or other Person;

                  (xv) purchase any securities of any corporation or other
         Person;

                  (xvi) take any action or enter into any commitment with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization, or other winding up of the Business;

                  (xvii) create any employee benefit plans (within the meaning of Section 3(3) of ERISA) or any other employee benefit plan or program not subject to ERISA, except as required by law;

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                  (xviii) declare any distribution or dividend or issue any securities, other than regular quarterly cash distributions by Heritage MLP of Available Cash at a rate of $0.5625 per Common Unit and Subordinated Unit (with a proportionate distribution to Heritage GP in respect of its general partner interests in Heritage MLP and Heritage
         OLP);

                  (xix) enter into or take any action in connection with hedges, trades or swaps of any commodity, except in accordance with the Hedging Policy; or

                  (xx) take any of the actions described in Section 3.3.

         5.6 HERITAGE GP SHARES. The LP agrees that, without the consent of FHS Investments, L.L.C., a Nevada limited liability company, which consent will not unreasonably be withheld, the LP will not sell or transfer the Heritage GP Shares prior to the first anniversary of the Closing Date, except in connection with the admission of the LP as a general partner of Heritage OLP or Heritage MLP or any restructuring, recapitalization or business combination in which the LP continues as a surviving entity.

                                   ARTICLE 6
                              ADDITIONAL AGREEMENTS

         The LP hereby covenants and agrees with the Heritage Parties as follows:

         6.1 ACCESS TO INFORMATION, CONFIDENTIALITY.

         (a) Between the date hereof and the Closing, the LP (i) shall give each of the Heritage Parties and their respective authorized representatives reasonable access to all Employees and all facilities and all books and records relating to the Contributed Subs, Transferred Assets and Business, (ii) shall permit each of the Heritage Parties and their respective authorized representatives to make such inspections of the Transferred Assets as they may reasonably require to verify the accuracy of any representation or warranty contained in Article 4 and (iii) shall furnish each of the Heritage Parties and their respective authorized representatives with such financial and operating data and other information with respect to the Transferred Assets and Business as any such Party may from time to time reasonably request; provided, however, that the LP shall have the right to have a representative present at all times of any such inspections or examinations conducted at the offices or other facilities of the LP or its Affiliates.

         (b) The Confidentiality Agreement dated February 25, 2000, by and among the LP, the LLC and the Heritage Parties shall remain in full force and effect as set out therein until the Closing.

         6.2 THIRD PARTY CONSENTS. Between the date hereof and the Closing, the LP shall use its commercially reasonable best efforts to obtain all of the Consents. "Commercially reasonable best efforts" or any phrase of similar tenor as used in this Agreement or any Ancillary Agreement shall mean such good faith efforts as are

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
commercially reasonable, comparing the cost and expense of the efforts to the benefit to be gained (without regard to the identity of the beneficiary).

         6.3 RELEASE OF LIENS. Between the date hereof and the Closing, the LP shall obtain full releases of any Encumbrances on the Contributed Interests and Transferred Assets other than Permitted Encumbrances.

         6.4 PUBLIC ANNOUNCEMENTS. Between the date hereof and the Closing, except as may be required by Applicable Law or stock exchange rule, none of the Parties or any of their respective Affiliates or representatives shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of each of the other Parties.

         6.5 ACCESS TO RECORDS AFTER CLOSING. For a period of six years from and after the Closing Date, the LP and its Affiliates and representatives shall have reasonable access to inspect and copy all books and records relating to the Contributed Interests and Transferred Assets to the extent that such access may reasonably be required in connection with matters relating to or affected by the operation of the Business prior to the Closing Date. The Heritage Parties shall afford such access upon receipt of reasonable advance notice and during normal business hours. If the Heritage Parties desire to dispose of any of such books and records prior to the expiration of such period, the Heritage Parties shall, prior to such disposition, give the LP a reasonable opportunity, at their expense, to segregate and remove such books and records as they may select. The LP shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 6.5.

         6.6 FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, each Party shall pay its own fees and expenses (including (a) its own internal company expenses, including all salaries and expenses of its employees performing legal or accounting duties and (b) the fees and expenses of counsel, financial advisors, accountants and others engaged by such Party), incurred in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred.

         6.7 TAXES; OTHER CHARGES.

         (a) All sales, use, registration, stamp, property transfer, transfer and similar Taxes (including any real estate transfer Taxes) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne by Heritage OLP. Each Party agrees to cooperate in the filing of all necessary documentation and returns with respect to all such Taxes.

         (b) If the Closing occurs, the Heritage Parties shall pay all real and personal property Taxes attributable to the Transferred Assets that are due after the Closing Date, whether accruing prior to or after the Closing Date; provided, however, that the LP shall pay to the Heritage Parties with respect to the Transferred Assets, all such Taxes

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
attributable to any period or periods prior to the Closing Date. The Heritage Parties shall credit the LP for the amounts of such Taxes pursuant to the Net Working Capital true-up mechanism set forth in Section 2.6, if any, paid by the LP or its Affiliates and attributable to periods after the Closing Date. For the taxable period within which the Closing Date occurs, the real and personal property Taxes attributable to the portion of the period prior to the Closing Date shall be considered to be the amount of such Taxes for the entire taxable period in which the Closing Date occurs, multiplied by a fraction, the numerator of which is the number of days in the portion of such period ending on the Closing Date and the denominator of which is the number of days in the entire period.

         (c) The Heritage Parties and the U.S. Propane Parties will provide each other Party with such assistance as may reasonably be requested in connection with preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to liability for any Taxes, will each retain and provide to the other Party all records and other information that may be relevant to any such Tax Return, audit or examination, proceeding or determination and will each provide each other Party with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of such other Party for any period. Without limiting the generality of the foregoing, the LP and the LLC will retain, until the expiration of the applicable statutes of limitation (including any extensions thereof), copies of all Tax Returns, supporting work schedules and other records relating to Tax periods or portions thereof ending on or prior to the Closing Date.

         6.8 INSURANCE. The Heritage Parties shall use commercially reasonable best efforts to obtain fire, liability, casualty, product liability and other insurance coverage with respect to the Business sufficient to satisfy all material requirements of Applicable Laws and any agreements, arrangements or understandings to which any of the U.S. Propane Entities is a party, and which is customary for businesses of similar size engaged in similar lines of business, effective on and after the Closing Date on arm's-length terms acceptable to Heritage OLP and maintain such coverage at the request and expense of Heritage OLP and Heritage MLP.

         6.9 EMPLOYMENT MATTERS. Prior to the Closing, the Parties will take such actions with respect to Employees, benefit plans and other employment matters as they mutually determine to be appropriate.

         6.10 AMENDMENT OF DISCLOSURE LETTERS AND SCHEDULES. The LP (with respect to the Disclosure Letters) and the Heritage Parties (with respect to the Schedules in Article 3) shall have the continuing obligation until the Closing to amend or supplement promptly the Disclosure Letters or such Schedules with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Letters or such Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Section 7.1(a) and Section 7.2(a) have been fulfilled, the Disclosure Letters and such Schedules shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
information contained in any supplement or amendment thereto. If the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall be waived, and the Disclosure Letters and the Schedules as so supplemented or amended at the time of the Closing shall thereafter constitute the Disclosure Letters and Schedules for purposes of this Agreement.

         6.11 TRADEMARKS, LOGOS, ETC. The Heritage Parties will have the right to use all trademarks, service marks, trade names, service names and logos of the Business of the Contributed Subs, as set forth on Schedule 6.11 (the "Trademarks"), for a period of 180 days after the Closing. After such 180-day period, the Heritage Parties will have the continuing right to use the Trademarks, except that any of the members of the LLC may elect to terminate such right after 90 days' written notice to Heritage OLP.

         6.12 EMPLOYEE BENEFITS. The LP will be responsible for and hold harmless the Heritage Entities from and against any claims in respect of payment to employees of all salary, wages, commissions, overtime, or bonuses, plus any applicable payroll taxes and any and all other employee benefits accruing to the Selected Employees under applicable wage and hour laws and employee benefit plans of any of the Contributed Subs including, but not limited to, workman's compensation, medical, retirement, and profit sharing, all to (but not including) the Closing Date. LP will pay the Selected Employees for their services to (but not including) the Closing Date, including but not limited to, wages, commissions and bonuses.

         6.13 FINANCIAL STATEMENTS. Within 60 days after the Closing Date, the LP will provide to Heritage OLP the financial statements of the Contributed Subs required to be filed in accordance with the Exchange Act, the Exchange Act Regulations and the Securities Act.

         6.14 FINANCING. Heritage OLP will use its best efforts promptly to obtain Debt Financing of not less than $171.395 million on terms that are consistent in all material respects with the term sheet attached as Exhibit 6.14.

         6.15 INQUIRY.

         (a) Within 15 days after the date of this Agreement, the Specified Heritage Persons shall make appropriate inquiry of each employee of the Heritage Entities at the level of regional manager or above as to the matters set forth in Section 3.20 and shall amend Schedule 3.20 if required in accordance with
Section 6.10.

         (b) Within 15 days after the date of this Agreement, the Specified U.S. Propane Persons shall make appropriate inquiry of each employee of the Contributed Subs at the level of regional manager or above as to the matters set forth in Section 4.19 and shall amend Section 4.19 of the Disclosure Letters if required in accordance with Section 6.10.

         6.16 ACTIONS BY PARTIES. Each Party agrees to use commercially reasonable best efforts to satisfy the conditions to Closing set forth in
Article 7 and to use its

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
commercially reasonable best efforts to refrain from taking any action within its control that would cause a breach of a representation, warranty, covenant or agreement set forth in this Agreement.

         6.17 VOTE OF COMMON UNITS. Heritage GP and the LP and their respective successors and assigns hereby covenant and agree to vote all of their Common Units, at each meeting or other vote of holders of the Common Units of Heritage MLP, with respect thereto, for approval of the conversion of Class B Subordinated Units to Common Units, for the admission of the LP or its designee as general partner of Heritage MLP, and for any amendment to the Heritage MLP Partnership Agreement related thereto.

         6.18 LISTING. Heritage MLP shall use its best efforts to list the Common Units on the New York Stock Exchange, prior to the Closing Date, subject to official notice of issuance.

                                   ARTICLE 7
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

         7.1 CONDITIONS TO CLOSING OF THE LP. The obligations of the LP to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment by each of the Heritage Parties on or prior to the Closing Date of each of the following conditions:

         (a) Representations and Warranties True. All the representations and warranties of the Heritage Parties contained in this Agreement, and in any agreement, instrument or document delivered by any of the Heritage Parties pursuant to this Agreement on or prior to the Closing Date shall be true and correct, individually and in the aggregate, in all material respects (other than any representation or warranty that is qualified by materiality or a Heritage Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date.

         (b) Covenants and Agreements Performed. Each of the Heritage Parties shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it.

         (c) Certificates. The LP shall have received a certificate from each of the Heritage Parties, in substantially the form set forth in Exhibit 7.1(c), dated the Closing Date, representing and certifying that the conditions set forth in Sections 7.1(a) and 7.1(b) have been fulfilled and a certificate as to the incumbency of the officers executing this Agreement on behalf of the Heritage Parties.

         (d) Legal Proceedings. No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, and no statute, rule, regulation or executive order promulgated or enacted by a Governmental Authority, shall be in effect that restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated hereby. No Proceeding before a Governmental

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

Authority shall be pending (A) seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (B) that could reasonably be expected, if adversely determined, to impose any material limitation on the ability of the LP to convey the Contributed Interests or to receive full payment therefor.

         (e) Consents. All Consents set forth on Exhibit 7.1(e) shall have been obtained or made and shall be in full force and effect as to the Heritage Parties at the time of the Closing.

         (f) No Material Adverse Effect. Since the date of this Agreement, there shall not have been any event or condition having a Heritage Material Adverse Effect.

         (g) Deliveries. Heritage OLP shall have delivered the Instruments of Conveyance.

         (h) Certain Ancillary Agreements. Each of the Ancillary Agreements listed below shall have been executed and delivered by (if a party thereto) Heritage OLP and the Heritage GP Stockholders:

                  (i) the Employment Agreements and Consulting Agreement (the "Employment Agreements"), substantially in the form agreed as of the date of this Agreement; and

                  (ii) the Registration Rights Agreement, substantially in the form of Exhibit 6.1(d) to the Subscription Agreement.

The foregoing are the "Ancillary Agreements."

         (i) Debt Financing. At Closing, Heritage OLP will have available to it Debt Financing on terms that are consistent in all material respects with
Exhibit 6.14 in an amount sufficient to permit Heritage OLP to pay the Cash Purchase Price.

         (j) Amendment to Heritage MLP Partnership Agreement. Amendment No. 1 shall have been duly executed and adopted and shall be in full force and effect.

         (k) HSR Waiting Period. If applicable, the waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated without any adverse condition attached thereto.

         (l) Legal Opinions. The LP shall have received an opinion of counsel to the Heritage Parties in a reasonable and customary form to be agreed by the Parties.

         (m) Stock Purchase Agreement and Subscription Agreement. The Stock Purchase Agreement shall have been executed and delivered by the Heritage Stockholders and all conditions to closing therein (other than the closing of the transactions pursuant to this Agreement) shall have been satisfied or waived. The Subscription Agreement shall have been executed and delivered by the Heritage GP

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

Stockholders and all conditions to closing therein (other than the closing of the transactions pursuant to this Agreement and the Stock Purchase Agreement) shall have been satisfied or waived.

         (n) Listing. The Common Units issuable to the LP pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance.

         7.2 CONDITIONS TO CLOSING OF THE HERITAGE PARTIES. The obligations of each of the Heritage Parties to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment by the LP on or prior to the Closing Date of each of the following conditions:

         (a) Representations and Warranties True. All the representations and warranties of the LP contained in this Agreement, and in any agreement, instrument or document delivered by the LP pursuant to this Agreement on or prior to the Closing Date shall be true and correct, individually and in the aggregate, in all material respects (other than any representation or warranty that is qualified by materiality or an LP Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date.

         (b) Covenants and Agreements Performed. The LP shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it.

         (c) Certificates. The Heritage Parties shall have received a certificate from the LP, in substantially the form set forth in Exhibit 7.2(c), executed by the LP, dated the Closing Date, representing and certifying that the conditions set forth in Sections 7.2(a) and 7.2(b) have been fulfilled and a certificate as to the incumbency of the officers executing this Agreement on behalf of the LP.

         (d) Legal Proceedings. No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, and no statute, rule, regulation or executive order promulgated or enacted by a Governmental Authority, shall be in effect (i) that restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated hereby or (ii) that would impose any material limitation on the ability of Heritage OLP effectively to exercise full rights of ownership of the Contributed Interests, Businesses and Assets to be acquired by Heritage OLP under this Agreement. No Proceeding before a Governmental Authority shall be pending (A) seeking to restrain or prohibit the consummation of the transactions contemplated hereby or
(B) that could reasonably be expected, if adversely determined, to impose any material limitation on the ability of Heritage OLP effectively to exercise full rights of ownership of the Contributed Interests, Businesses and Assets to be acquired by Heritage OLP under this Agreement.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         (e) Consents. All Consents set forth on Exhibit 7.2(e) shall have been obtained or made and shall be in full force and effect as to the LP at the time of the Closing.

         (f) No Material Adverse Effect. Since the date of this Agreement, there shall not have been any event or condition having a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the LP Entities, taken as a whole.

         (g) Deliveries. The LP and its Affiliates shall have delivered the Instruments of Conveyance.

         (h) Stock Purchase Agreement. The Stock Purchase Agreement shall have been executed and delivered by the LP and all conditions to closing therein (other than the closing of the transactions pursuant to this Agreement) shall have been satisfied or waived.

         (i) Release of Encumbrances. All Encumbrances on the Transferred Assets and Contributed Interests, other than Permitted Encumbrances, shall have been fully released.

         (j) HSR Waiting Period. If applicable, the waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated without any adverse condition attached thereto.

         (k) Legal Opinions. The Heritage Parties shall have received an opinion of counsel to the LP in a reasonable and customary form to be agreed by the Parties.

         (l) Leases. Leases shall have been executed and delivered by the applicable Affiliate of the members of the LLC, with respect to the properties identified in an Appendix to Exhibit 7.2(l), on commercially reasonable terms with representations, warranties and covenants consistent with this Agreement and an indemnity provision substantially in the form attached as Exhibit 7.2(l).

         (m) Noncompetition Agreement. At or prior to Closing, the Noncompetition Agreement, substantially in the form attached as Exhibit 7.2(m), shall have been duly executed and delivered by the parties thereto.

         (n) Assignment Agreement. At or prior to Closing, the Assignment of Contract, substantially in the form attached as Exhibit 7.2(n), shall have been duly executed and delivered by the LP.

         (o) Application for Issuance. At the Closing, the LP will deliver the Application for Issuance of Common Units, substantially in the form attached as
Exhibit 7.2(o).

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         (p) Debt Financing. At Closing, Heritage OLP will have available to it Debt Financing on terms that are consistent in all material respects with
Exhibit 6.14 in an amount sufficient to permit Heritage OLP to pay the Cash Purchase Price.

                                   ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned by written notice at any time prior to the Closing in any of the following manners:

         (a) concurrently with any permitted termination of the Stock Purchase Agreement or the Subscription Agreement;

         (b) by written consent of each of the Parties;

         (c) by any Party if the Closing has not occurred on or before August 31, 2000, unless such failure to close resulted from a breach of this Agreement by the Party or its Affiliate seeking to terminate this Agreement pursuant to this Section 8.1(c);

         (d) by any Parties if (i) there is any statute, rule or regulation that makes consummation of the transactions contemplated hereby or the operation of the Business illegal or otherwise prohibited or (ii) a Governmental Authority
(A) has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable or (B) has made any order, decree, ruling or other action consenting to or approving consummation of the transactions contemplated hereby contingent or conditional in any manner that has a Heritage Material Adverse Effect or a U. S. Propane Material Adverse Effect;

         (e) by any Party, if there has been any violation or breach by any other Party (other than an Affiliate or related party of the first party) of any representation, warranty, covenant or agreement contained in this Agreement that has rendered impossible the satisfaction of any condition to the obligations of such other Party set forth in Section 7.1 or Section 7.2 and such violation or breach has neither been cured within 30 days after notice by such first Party to the other Party nor waived by the first Party;

         (f) by any Party, if any other event shall occur that shall render the satisfaction of any such condition to the obligations of any other Party (other than an Affiliate or related party of the first party) impossible and such condition has not been waived by the other Parties;

         (g) by the LP, (i) if the weighted average interest rate of the Debt Financing exceeds 9 percent over the life of the Debt Financing, (ii) if the weighted average term of the notes comprising the Debt Financing is less than seven years or (iii) if a firm commitment for such Debt Financing (as to weighted average interest rate, weighted

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
average term and principal amount) has not been obtained as of July 21, 2000 on terms that are consistent in all material respects with Exhibit 6.14;

         (h) by the LP, if any amendment is made to Schedule 3.20 in accordance with Section 6.15(a);

         (i) by the Heritage Parties, if any amendment is made to Section 4.19 of the Disclosure Letters in accordance with Section 6.15(b); and

         (j) by the Heritage Parties if, after compliance with Section 6.14, Heritage OLP has not obtained the Debt Financing on or before August 15, 2000, on terms consistent in all material respects with Exhibit 6.14.

         8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1 by any Party, written notice thereof shall forthwith be given to the other Parties specifying the provision hereof pursuant to which such termination is made. In the event of termination of this Agreement for any reason, this Agreement, the Stock Purchase Agreement and the Subscription Agreement shall become void and have no effect, except that the agreements contained in this Section 8.2 and in Sections 6.1(b), 6.6 and Article 10 shall survive the termination hereof. Nothing contained in this Section 8.2 shall relieve any Party from liability for any willful breach of this Agreement.

         8.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

         8.4 WAIVER. Any Party may, on behalf of itself only and not on behalf of any other Party, (a) waive any inaccuracies in the representations and warranties of any other Party (other than an Affiliate or related party of the first party) contained herein or in any document, certificate or writing delivered pursuant hereto, (b) waive compliance by any other Party (other than an Affiliate or related party of the first party) with any of its agreements contained herein and (c) waive fulfillment of any conditions to its obligations contained herein. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such Party. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                                   ARTICLE 9
                  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

         9.1 INDEMNIFICATION OBLIGATIONS OF THE LP. From and after the Closing Date, the LP shall indemnify each of the Heritage Parties and their Affiliates, as the case may be, and hold such Parties harmless against and in respect of any and all Losses arising out of, based upon or resulting from:

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         (a) the breach of any representation or warranty of the LP contained in or made pursuant to this Agreement; and

         (b) the breach by the LP or failure of the LP to observe or perform in any material respect, any of its covenants or agreements contained in this Agreement.

Notwithstanding the foregoing, the LP will not have any obligation to indemnify any of the Heritage Parties or their Affiliates for Losses under Section 9.1(a) unless and until the aggregate amount of all such Losses under Section 9.1(a) exceeds $200,000 (regardless of whether, in the case of third party actions, suits or proceedings with respect to any of the foregoing, the LP may have a meritorious defense), at and after which time the LP shall be liable for all Losses in excess of $200,000. The rights and remedies of the Heritage Parties based upon, arising out of or otherwise in respect of any clause of this Section
9.1 or any representation, warranty or covenant in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any such claim is based may also be the subject matter of any representation, warranty or covenant in this Agreement that would not give rise to any rights or remedies of the Heritage Parties.

         9.2 INDEMNIFICATION OBLIGATIONS OF THE HERITAGE PARTIES. From and after the Closing Date, the Heritage Parties, jointly and severally, shall indemnify the LP, the LLC, their members and partners and their respective Affiliates and controlling Persons (the "U.S. Propane Indemnified Parties"), as the case may be, and hold such Persons harmless against and in respect of any and all Losses arising out of, based upon or resulting from:

         (a) the breach of any representation or warranty of the Heritage Parties contained in or made pursuant to this Agreement; and

         (b) the breach by any of the Heritage Parties or failure of any of the Heritage Parties or any of their Affiliates to observe or perform in any material respect, any of their covenants or agreements contained in this Agreement.

Notwithstanding the foregoing, none of the Heritage Parties will have any obligation to indemnify the U.S. Propane Indemnified Parties for Losses under
Section 9.2(a) unless and until the aggregate amount of all such Losses under
Section 9.2(a) exceeds $200,000 (regardless of whether, in the case of third party actions, suits or proceedings with respect to any of the foregoing, any of the Heritage Parties may have a meritorious defense), at and after which time the Heritage Parties shall be liable, jointly and severally, for all Losses in excess of $200,000. The rights and remedies of the U.S. Propane Indemnified Parties based upon, arising out of or otherwise in respect of any clause of this
Section 9.2 or any representation, warranty or covenant in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any such claim is based may also be the subject matter of any representation, warranty or covenant in this Agreement that would not give rise to any rights or remedies of the U.S. Propane Indemnified Parties.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         9.3 INDEMNIFICATION PROCEDURES.

         (a) Promptly after receipt by any Person entitled to indemnification under Section 9.1 or Section 9.2 (an "indemnified Party") of notice of the commencement of any Proceeding by a Person not a Party to this Agreement in respect of which the indemnified Party will seek indemnification hereunder (a "Third Party Action"), the indemnified Party shall notify the Person that is obligated to provide such indemnification (an "indemnifying Party") thereof in writing, but any failure to so notify the indemnifying Party shall not relieve it from any liability that it may have to the indemnified Party under Section
9.1 or Section 9.2, except to the extent that the indemnifying Party is actually and materially prejudiced by the failure to give such notice. The indemnifying Party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense with counsel reasonably satisfactory to such indemnified Party; provided, however, that:

                  (i) the indemnified Party shall be entitled to participate in the defense of such Third Party Action and to employ counsel at its own expense to assist in the handling of such Third Party Action;

                  (ii) the indemnifying Party shall obtain the prior written approval of the indemnified Party, which approval shall not be unreasonably withheld or delayed, before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified Party or the indemnified Party would be adversely affected thereby;

                  (iii) no indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified Party of a release from all liability in respect of such Third Party Action; and

                  (iv) the indemnifying Party shall not be entitled to control the defense of any Third Party Action unless within 15 days after receipt of such written notice from the indemnified Party the indemnifying Party confirms in writing its responsibility to indemnify the indemnified Party with respect to such Third Party Action and reasonably demonstrates that it will be able to pay the full amount of the reasonably expected Losses in connection with any such Third Party Action.

         Except as set forth in the following sentence, after written notice by the indemnifying Party to the indemnified Party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing and compliance by the indemnifying Party with Section 9.3(a)(iv), (A) the indemnifying Party shall not be liable to such indemnified Party hereunder for any Legal Expenses subsequently incurred by such indemnified Party attributable to defending against such Third Party

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

Action, and (B) as long as the indemnifying Party is reasonably contesting such Third Party Action in good faith, the indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the indemnifying Party's prior written consent. If the indemnifying Party does not assume control of the defense of such Third Party Action in accordance with this Section 9.3, the indemnified Party shall have the right to defend and/or settle such Third Party Action in such manner as it may deem appropriate at the cost and expense of the indemnifying Party, and the indemnifying Party will promptly reimburse the indemnified Party therefor in accordance with this Article 9. The reimbursement of fees, costs and expenses required by this Article 9 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         (b) If the indemnifying Party shall be obligated to indemnify the indemnified Party pursuant to this Article 9, the indemnifying Party shall be subrogated to all rights of the indemnified Party with respect to the claims to which such indemnification relates. If an indemnified Party becomes entitled to any indemnification from an indemnifying Party, such indemnification shall be made in cash upon demand.

         (c) The right of indemnification pursuant to this Article 9 shall constitute the sole and exclusive remedy of each of the Parties to this Agreement, other than with respect to fraud or willful breach by a Party. So long as a claim for indemnification pursuant to this Article 9 is being contested in good faith by the indemnifying Party or such claim shall otherwise remain unliquidated, such claim shall not affect any of the rights of the indemnifying Party under the LP Agreement, including any right to current distributions by the LP.

         9.4 SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any Party and any information which any Party may receive (other than information identified in the Disclosure Letters).

         (a) The right to indemnification:

                  (i) with respect to any breach or violation of any of the representations and warranties contained in this Agreement (other than those in Sections 3.4, 3.5, 3.6(b), 3.7, 3.9, 3.10, 3.17, 3.20, 3.25,
         4.1, 4.2, 4.3, 4.4, 4.7, 4.10, 4.19 and 4.28), shall survive for one year after the date of the audit of Heritage MLP for the first full fiscal year following the Closing;

                  (ii) with respect to any breach or violation of any of the representations and warranties contained in Sections 3.20 and 3.25, shall survive for three years from the Closing Date;

                  (iii) with respect to any breach or violation of any of the representations and warranties contained in Sections 3.4, 3.5, 3.6(b), 3.7, 3.9,

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         3.10, 3.17, 4.1, 4.2, 4.3, 4.4, 4.7, 4.10, 4.19 and 4.28, shall survive without any time limit; and

                  (iv) with respect to all covenants and agreements contained in this Agreement, shall survive for the applicable statute of limitations.

         (b) The expiration of any survival period under this Agreement will not affect the liability of any Party under this Article 9 for any Loss as to which a bona fide claim has been asserted prior to the termination of such survival period.

         9.5 NO SPECIAL OR CONSEQUENTIAL DAMAGES. No Party shall be entitled to recover special, consequential, exemplary or punitive damages from the other Parties, and each Party hereby waives any claim or right to special, consequential, exemplary or punitive damages hereunder, even if caused by the active, passive, sole, joint, concurrent or comparative negligence, strict liability, or other fault of any Party, other than fraud or intentional misconduct.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 NOTICES. All notices, requests, demands and other communications required or permitted to be given or made hereunder by any Party shall be in writing, and shall be delivered either personally, or by registered or certified mail (postage prepaid and return receipt requested) or by express courier or delivery service, or by telegram, telefax, telex or similar facsimile means, to the Parties, at the addresses (or at such other addresses as shall be specified by the Parties by like notice) set forth below:

         (a) If to the LP:

                  (1)      AGL Resources, Inc.
                           P.O. Box 4569
                           Atlanta, GA 30302
                           Attention: General Counsel
                           (404) 584-4000
                           (404) 584-3419 (telefax)

                           with a copy to:

                           Johnathan H. Short
                           Long, Aldridge & Norman LLP
                           One Peachtree Center
                           Atlanta, GA 30308
                           (404) 527-8553
                           (404) 527-4198 (telefax)

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                  (2)      Atmos Energy Corporation
                           5430 LBJ Freeway
                           1800 Three Lincoln Centre
                           Dallas, TX 75240
                           Attention: J. Patrick Reddy
                           (972) 934-9227
                           (972) 855-3793 (telefax)

                           with a copy to:

                           Irwin F. Sentilles, III
                           Gibson, Dunn & Crutcher LLP
                           2100 McKinney, Suite 1100
                           Dallas, TX 75201 (214)
                           698-3100 (214) 571-2956 (telefax)

                  (3)      TECO Energy, Inc.
                           702 N. Franklin St.
                           Tampa, FL 33602
                           Attention: General Counsel
                           (813) 221-4942
                           (913) 228-1328 (telefax)

                           with a copy to:

                           Stanley Keller
                           Palmer & Dodge LLP
                           One Beacon Street
                           Boston, MA 02108
                           (617) 573-0100
                           (617) 227-4420 (telefax)

                  (4)      Piedmont Natural Gas Company, Inc.
                           1915 Rexford Road
                           Charlotte, NC 28211
                           Attention: David J. Dzuricky
                           (704) 364-3120
                           (704) 365-8515 (telefax)

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
                           with a copy to:

                           Jerry W. Amos
                           Amos, Jeffries & Robinson L.L.P.
                           PMB 317
                           7816 Fairview Road
                           Charlotte, NC 28226
                           (704) 643-1001
                           (704) 556-0824

                  (5)      Andrews & Kurth L.L.P.
                           600 Travis
                           Houston, Texas 77002
                           Attention: G. Michael O'Leary
                           (713) 220-4360
                           (713) 220-4285 (telecopier)

(b)      If to Heritage OLP or Heritage MLP:

                           James E. Bertelsmeyer
                           968 Spinnaker's Reach Drive
                           Ponte Vedra Beach, Florida 32082
                           918-492-7272
                           918-493-7290 (telecopier)

                           H. Michael Krimbill
                           8801 South Yale, Suite 310
                           Tulsa, Oklahoma 74137
                           918-492-7272
                           918-493-7290 (telecopier)

                           with a copy to:

                           Lawrence T. Chambers, Jr.
                           Doerner, Saunders, Daniel & Anderson L.L.P.
                           320 South Boston Avenue, Suite 500
                           Tulsa, Oklahoma 74103
                           918-591-5207
                           918-591-5360 (telecopier)

Notices and other communications shall be deemed given or made (i) when received, if sent by telegram, telefax, telex or similar facsimile means (written confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telefax, telex or similar facsimile means) and (ii) when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by registered or certified mail or sent by express courier or delivery service, except

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
in the case of facsimile transmissions received after the normal close of business at the receiving location, which shall be deemed given on the next business day.

         10.2 ENTIRE AGREEMENT. This Agreement and the documents referred to herein, together with the Schedules and Exhibits hereto (where applicable, as executed and delivered), constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

         10.3 BINDING EFFECT; ASSIGNMENT; NO THIRD PARTY BENEFIT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether by operation of law or otherwise) by any Party without the prior written consent of each of the Parties, and any purported assignment without such consent shall be void. Except as provided in Article 9, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         10.4 SEVERABILITY. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         10.5 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

         10.6 JURISDICTION. Subject to Section 10.10, any legal action, suit or proceeding in law or equity arising out of or relating to this Agreement or the transactions contemplated by this Agreement may only be instituted in any state or federal court located in the State of Texas, and each Party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each Party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any Party if given by registered or certified mail (return receipt requested) or by any other means which requires a signed receipt in accordance with, and at the address listed in, Section 10.1. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by law.

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         10.7 FURTHER ASSURANCES. From time to time following the Closing, at the request of any Party and without further consideration, the other Parties shall execute and deliver to such requesting Party such instruments and documents and take such other action as such requesting Party may reasonably request or as may be otherwise necessary to (a) more fully and effectively transfer to, and vest in, Heritage OLP or Heritage Service Sub the Transferred Assets or the Contributed Interests, (b) enable Heritage OLP or Heritage Service Sub to assume and fully and timely perform in accordance with their terms any or all of the Transferred Contracts, (c) enable Heritage OLP or Heritage Service Sub to continue the Business, and (d) otherwise consummate more fully and effectively the transactions contemplated by this Agreement and the Ancillary Agreements.

         10.8 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

         10.9 COUNTERPARTS. This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

         10.10 DISPUTE RESOLUTION. From and after the Closing, the Parties shall use the Dispute Resolution Procedures, attached as Exhibit 10.10, to resolve in good faith any dispute, controversy or claim related to this Agreement or any Ancillary Agreement, including any dispute involving the payment of indemnification pursuant to Article 9, except to the extent otherwise set forth herein. Nothing herein is intended to limit the Parties from resolving informally between them any dispute, controversy or claim that may arise, thus avoiding the necessity of using the Dispute Resolution Procedures.

                            [SIGNATURE PAGES FOLLOW]

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.


LP                                      U.S. PROPANE, L.P.,
                                        A DELAWARE LIMITED PARTNERSHIP

                                        BY:   U.S. PROPANE, L.L.C.,
                                              ITS GENERAL PARTNER

                                        By:
                                           -------------------------------------
                                        Name   Royston K. Eustace
                                        Title: Vice President

LLC                                     U.S. PROPANE, L.L.C.,
                                        A DELAWARE LIMITED LIABILITY COMPANY
                                        FOR THE PURPOSES OF SECTION 5.2 AND
                                        SECTION 6.17

                                        By:
                                           -------------------------------------
                                        Name:  Royston K. Eustace
                                        Title: Vice President



                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                        HERITAGE OPERATING, L.P.,
Heritage OLP                            A DELAWARE LIMITED PARTNERSHIP

                                        BY:  HERITAGE HOLDINGS, INC.
                                                 ITS GENERAL PARTNER

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

Heritage MLP                            HERITAGE PROPANE PARTNERS, L.P.
                                        A DELAWARE LIMITED PARTNERSHIP

                                        BY:  HERITAGE HOLDINGS, INC.
                                                 ITS GENERAL PARTNER

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

Heritage GP                             HERITAGE HOLDINGS, INC.,
                                        A DELAWARE CORPORATION,
                                        FOR THE PURPOSES OF SECTION 5.5

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                     EXHIBIT 1.1

                                   DEFINITIONS

         "Affiliate" means, with respect to a Person, (a) any other Person more than 50 percent of whose outstanding voting securities are directly or indirectly owned, controlled or held with the power to vote by such Person or
(b) any other Person directly or indirectly controlling, controlled by or under common control with such Person. The term "controls" (and the variants thereof) as used in this definition means the possession of the power, acting alone, to direct or cause the direction of the management and policies of a Person by virtue of ownership of voting securities or otherwise.

         "Applicable Law" means any Law to which a specified Person or property is subject.

         "Assets" means all assets and properties of the Contributed Subs of every kind, character and description, whether tangible, intangible, real, personal or mixed, and wherever located, that are owned, used or held for use on the Closing Date in connection with the Business, including the following assets and properties:

         (a) all propane inventory and other inventory and supplies of any kind;

         (b) all real property, together with all buildings, tanks, containers, storage facilities, structures, improvements, appurtenances, and fixtures of every kind or nature located thereon, including those identified in Section 4.14(a) of the Disclosure Letters;

         (c) all rights in real property or personal property arising under leases, easements or other contracts or arrangements;

         (d) all storage tanks and containers, propane cylinders, furniture, fixtures, leasehold improvements, equipment, machinery, computer hardware, supplies, materials, motor vehicles, trailers, tanks, railcars, apparatus, tools, implements, appliances and other tangible personal property, including those identified in Section 4.15 of the Disclosure Letters;

         (e) all right, title and interest in, to and under (i) all Intellectual Property and Software identified in Section 4.16 of the Disclosure Letters and
(ii) all Technology relating to, or used in connection with, the operation of the Business;

         (f) all right, title and interest in, to and under all Permits relating to, or used in connection with, the operation of the Business, including the Permits described in Section 4.17(a) of the Disclosure Letters;

         (g) all right, title and interest in, to and under the Transferred Contracts;

         (h) all books and records relating to the Business, including (i) financial and accounting records, (ii) all books and records relating to Employees to the extent


                                Exhibit 1.1 - 1

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
permitted by Applicable Law to be transferred hereunder, other than those related to employee benefit plans and associated funding arrangements, (iii) all books and records relating to the purchase of materials, supplies and services, and (iv) all books and records relating to dealings with customers, vendors and suppliers of the Business, and including computerized books and records and other computerized storage media (or, in each case, copies thereof in accessible form or access thereto reasonably satisfactory to the Heritage Parties);

         (i) all customer and potential customer lists and customer and potential customer data, vendor lists and vendor data, supplier lists and supplier data and sales and promotional material and other sales-related material relating to, or used in connection with, the operation of the Business;

         (j) all rights, claims and causes of action under or pursuant to all warranties, representations, indemnifications, hold harmless provisions and guarantees made by suppliers, licensors, manufacturers or contractors in respect of the Business;

         (k) all goodwill associated with the Business; and

         (l) all assets included in the definition of Working Capital associated with the Business.

         The material Assets of each Contributed Sub are identified in Section 1.1(a) of the Disclosure Letters.

         "Average Price" means the average of the closing sales prices of the Common Units as reported in The Wall Street Journal - Composite Transactions for the 20 consecutive trading days commencing on the tenth trading day prior to the later to occur of (i) the day that the transaction contemplated by this Agreement is publicly announced and (ii) the day prior to closing that any public announcement is made by Heritage MLP concerning an increase or potential increase in Heritage MLP's quarterly distribution to unitholders; provided, that if such 20-trading-day period would otherwise end after the third trading day prior to the Closing Date, the Closing Date shall be changed to be no earlier than the third trading day after the end of such 20-day trading period.

         "Business" means

         (a) with respect to the Contributed Subs, all business activities of the Contributed Subs involving the purchase, sale, exchange, marketing, trading, storage or transportation of propane conducted in the United States, its territories and the District of Columbia;

         (b) with respect to the LP, the collective Businesses of each of the Contributed Subs as currently conducted; and

         (c) with respect to the Heritage Entities, the business of the Heritage Entities as currently conducted and as described in the SEC Reports.


                                Exhibit 1.1 - 2

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to a corresponding provision of any successor law.

         "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Contributed Interest" means, with respect to a Contributed Sub that is a limited liability company, all of the member interests in such Contributed Sub, and, collectively, all of the member interests of each of such Contributed Subs.

         "Contributed Sub" means AGL Propane, Inc., a Georgia corporation; United Cities Propane Gas, Inc., a Tennessee corporation ("United Cities"); Peoples Gas Company, a Florida corporation; and Piedmont Propane Company, a North Carolina corporation ("Piedmont Propane"). Such term also refers to the limited liability company into which each of the foregoing is converted or merged, or, in the case of United Cities, into which the Transferred Assets of United Cities are transferred, and, in the case of Piedmont Propane, into which the Transferred Assets of Piedmont Propane are transferred, in each case, from and after the date of such conversion, merger or transfer.

         "Control" means the possession, directly or indirectly, through one or more intermediaries, of any of the following:

         (a) (i) in the case of a corporation, more than 50 percent of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or joint venture, equity securities of such entity that entitle the owner/holder thereof to the right to receive more than 50 percent of the distributions from such entity; (iii) in the case of a trust or estate, including a business trust, more than 50 percent of the beneficial interests therein; and (iv) in the case of any other entity, equity securities or ownership interests in such entity that entitle the owner/holder thereof to more than 50 percent of the economic or beneficial interests therein; or

         (b) in the case of any entity, the possession of the power, acting alone or as a member of a group (as defined in Rule 13d-5 under the Exchange
Act), to direct or cause the direction of the management and policies of the entity by virtue of ownership of voting securities or otherwise.

         "Disclosure Letter" means, when used with respect to a Contributed Sub, the disclosure letter relating to such Contributed Sub and set forth as Schedule 1.1.

         "Dispute Resolution Procedures" means the procedures described in
Exhibit 10.10.

         "Employee" means an employee of the Contributed Subs or their respective Affiliates who is employed in the Business.


                                Exhibit 1.1 - 3

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         "Encumbrance" means any lien, charge, pledge, option, mortgage, deed of trust, security interest, claim, restriction, easement and other encumbrance of every type and description, whether imposed by Law, agreement, understanding or otherwise.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" means those Assets identified in Section 1.1(b) of the Disclosure Letters.

         "Formation Agreement" means the Formation Agreement, dated February 15, 2000, among the Contributed Subs existing as of such date and the other parties thereto.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America on the applicable date.

         "Governmental Authority" (or "Governmental") means a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

         "Hedging Policy" means the written Trading and Hedging Policy as approved by a resolution of the board of managers of the LLC and the board of directors of Heritage GP.

         "Heritage Acquisition Program" means the acquisition of unrelated propane companies and/or their assets between the date of the most recent SEC Report and Closing, consistent with past practices, provided that the aggregate acquisition programs shall not exceed $9,400,000 plus noncompetition payments having a net present value not to exceed $3,100,000.

         "Heritage Disposition Program" means, consistent with past practices,
(a) the disposition of non-EBITDA-generating assets and (b) the sale of marketable securities, provided that such dispositions and sales are made to unrelated third parties and the net proceeds are utilized to pay down Heritage OLP's indebtedness.

         "Heritage Entities" means the Heritage Parties and the following entities: M-P Oils, Ltd., an Alberta, Canada, corporation; M-P Energy Partnership, an Alberta, Canada, general partnership; and Bi-State Propane, a California general partnership, Guilford Gas, Inc., a North Carolina corporation, Heritage Bi-State LLC, a Delaware limited liability company, and Heritage Energy Resources, LLC, an Oklahoma limited liability company.

         "Heritage GP" means Heritage Holdings, Inc., a Delaware corporation.


                                Exhibit 1.1 - 4

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         "Heritage GP Stockholders" means James E. Bertelsmeyer and Donna C. Bertelsmeyer, as Tenants by the Entireties; H. Michael Krimbill; R. C. Mills; G.
A. Darr; The Beth Elise Bertelsmeyer Snapp Trust; The Amy Rene Bertelsmeyer Trust; The John D. Capps Trust; J. Charles Sawyer; Bill W. Byrne; Robert K. Blackman; Byron Jay Cook; Blaine L. Cronn; Mark A. Darr; Larry J. Lindsey; Ray
S. Parsons; Charles B. Pass; Kermit V. Jacobsen; Thomas H. Rose; C. H. Timberlake, III; Curtis L. Weishahn; William V. Cody; James C. Hamilton, II; and Jack McKeehan.

         "Heritage MLP" means Heritage Propane Partners, L.P., a Delaware limited partnership.

         "Heritage OLP" means Heritage Operating, L.P., a Delaware limited partnership.

         "Heritage Parties" means Heritage MLP and Heritage OLP.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intellectual Property" means patents, trademarks, service marks, trade names, service names, logos, marks, designs, copyrights and similar rights, and all registrations, applications, licenses and rights with respect to any of the foregoing.

         "Investments" is defined in the Stock Purchase Agreement.

         "IRS" means the Internal Revenue Service.

         "Knowledge of the Specified U.S. Propane Persons" means the actual knowledge of the Specified U.S. Propane Persons after making appropriate inquiry in accordance with Section 4.28(h) and Section 6.15(b).

         "Knowledge of the Specified Heritage Persons" means the actual knowledge of the Specified Heritage Persons after making appropriate inquiry in accordance with Section 3.25(h) and Section 6.15(a).

         "Law" means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

         "Legal Expenses" means the reasonable out-of-pocket fees, costs and expenses of any kind incurred by any Person entitled to indemnification pursuant to Article 9 in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any claim as to which such person is entitled to indemnification pursuant to Article 9.

         "LLC" means U.S. Propane, L.L.C., a Delaware limited liability company.


                                Exhibit 1.1 - 5

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         "Losses" means losses, damages, liabilities, claims, costs and expenses (including, without limitation, related Legal Expenses), but excluding losses, damages, liabilities, claims, costs and expenses incurred in connection with or relating to lost profits or special, consequential, exemplary or punitive damages.

         "LP" means U.S. Propane, L.P., a Delaware limited partnership.

         "LP Agreement" means the Amended and Restated Agreement of Limited Partnership of the LP.

         "Other Parties" means, with respect to a Party, each Party other than such Party and its Affiliates.

         "Parties" means, collectively, each of the parties named in the Preamble.

         "Permits" means licenses, permits, franchises, consents, approvals, variances, exemptions and other authorizations of or from Governmental Authorities.

         "Permitted Encumbrances" with respect to a Party, means (a) the Encumbrances set forth in the Disclosure Letters or the Schedules, as the case may be, and specifically identified as such, (b) liens for Taxes not yet due and payable or the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, (c) statutory liens (including materialmen's, mechanic's, repairmen's, landlord's and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, and (d) such imperfections or irregularities of title, if any, as (i) are not substantial in character, amount or extent and do not materially detract from the value of the property subject thereto, (ii) do not materially interfere with either the present or intended use of such property and (iii) do not, individually or in the aggregate, materially interfere with the conduct of the business of such Party.

         "Person" means any individual, corporation, firm, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, other entity, unincorporated association or Governmental Authority.

         "Pledge Agreement" means any of the Pledge Agreements dated as of December 10, 1998, between Heritage GP and certain of the Heritage GP Stockholders.

         "Proceedings" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Authority.

         "Restricted Unit Plan" means the Restricted Unit Plan of Heritage GP dated as of June 28, 1996.


                                Exhibit 1.1 - 6

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         "Selected Employee" means an Employee who accepts an employment offer and becomes an employee of Heritage GP or Service Corp., as the case may be.

         "Software" means computer software, including systems software, documentation and object and source codes.

         "Specified Heritage Persons" means James E. Bertelsmeyer, H. Michael Krimbill, R.C. Mills and G.A. Darr.

         "Specified U.S. Propane Persons" means the principal executive officer of each of the Contributed Subs existing on the date of this Agreement.

         "Subordinated Unit" means a Subordinated Unit, as defined in the Heritage MLP Partnership Agreement.

         "Subsidiary" means as to any Person, (a) any corporation more than 50 percent of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (excluding stock of any class or classes of such corporation that might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, other entity or unincorporated association in which such Person and/or one or more Subsidiaries of such Person has more than a 50 percent equity interest at the time.

         "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

         "Taxes" means any income taxes or similar assessments or any sales, gross receipts, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

         "Technology" means trade secrets, confidential information (whether or not of a technological or commercial nature), proprietary information, inventions, technical data, spreadsheets, technical plans and drawings, blueprints, general specifications, tooling specifications, purchase specifications, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how.

         "Transferred Assets" means the Assets of the Contributed Subs, other than the Excluded Assets described in Section 1.1(b) of the Disclosure Letters. When used with respect to the LP, "Transferred Assets" means the Transferred Assets of all of the Contributed Subs.


                                Exhibit 1.1 - 7

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         "Transferred Contracts" means all of the Contracts identified in
Section 4.18(a) of the Disclosure Letters and each Contract relating to or used in connection with the Business that was entered into in the ordinary course of business and that is not required to be identified in Section 4.18(a) of the Disclosure Letters.

         "U.S. Propane Entities" means the LP and each of the Contributed Subs.




                                Exhibit 1.1 - 8

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                     EXHIBIT 2.4

                       CONVEYANCE AND ASSIGNMENT AGREEMENT

         This Conveyance and Assignment Agreement (this "Agreement"), dated as of ________, 2000, is entered into by and between U.S. Propane, L.P., a Delaware limited partnership ("U.S. Propane") and Heritage Propane Partners, L.P., a Delaware limited partnership ("Heritage").

                                    ARTICLE 1
                                     PURPOSE

         This Agreement is expressly made subject to the terms and conditions of that certain Contribution Agreement dated as of __________, 2000, among U.S. Propane, Heritage and the other parties thereto (the "Contribution Agreement"). All capitalized terms used herein shall have the meanings given to such terms in the Contribution Agreement, unless otherwise defined herein. This Agreement is intended only to effect the transfer of the Contributed Interest (defined below) to Heritage as provided for in the Contribution Agreement and shall be governed in accordance with the terms and conditions of the Contribution Agreement. In the event of a conflict between the terms of this Agreement and the terms of the Contribution Agreement, the terms of the Contribution Agreement shall prevail. For purposes of this Agreement "Contributed Interest" shall mean all of U.S. Propane's member interest in ______________________, a Delaware limited liability company.

                                    ARTICLE 2
                             CONVEYANCE TO HERITAGE

         2.1 CONVEYANCE. U.S. Propane hereby grants, transfers, assigns and conveys to Heritage, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Contributed Interest in exchange for (i) a limited partner interest in Heritage and (ii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and Heritage hereby accepts the Contributed Interest, as a contribution to the capital of Heritage.

         TO HAVE AND TO HOLD the Contributed Interest unto Heritage, its successors and assigns, together with all and singular the rights and appurtenances thereto in any wise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

         2.2 DISCLAIMER OF WARRANTIES. (a) U.S. PROPANE IS CONVEYING THE CONTRIBUTED INTEREST WITHOUT REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY (ALL OF WHICH U.S. PROPANE HEREBY DISCLAIMS), AS TO TITLE OR ANY OTHER MATTER WHATSOEVER, EXCEPT AS PROVIDED IN THE CONTRIBUTION AGREEMENT.

                                Exhibit 2.4 - 1

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         (b) U.S. Propane and Heritage agree that the disclaimers contained in this Section 2.2 are "conspicuous" disclaimers. Any covenants implied by statute or law by the use of the words "grant," "convey," "bargain," "sell," "assign," "transfer," "deliver" or "set over" or any of them or any other words used in this Agreement are hereby expressly disclaimed, waived and negated.

         2.3 RIGHTS AND OBLIGATIONS. Nothing in this Agreement is intended to or shall expand or limit the rights or obligations of U.S. Propane under the Contribution Agreement.

                                    ARTICLE 3
                                  MISCELLANEOUS

         3.1 POWER OF ATTORNEY. U.S. Propane hereby constitutes and appoints Heritage, its successors and assigns, its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of U.S. Propane, its successors and assigns, and for the benefit of Heritage, its successors and assigns, to demand and receive from time to time the Contributed Interest and to execute in the name of U.S. Propane and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of Heritage or U.S. Propane for the benefit of Heritage, as may be appropriate, any and all proceedings at law, in equity or otherwise which Heritage, its successors and assigns may deem proper in order to collect, assert or enforce any claims, rights or titles of any kind in and to the Contributed Interest, and to defend and compromise any and all actions, suits or proceedings in respect of any of the Contributed Interest and to do any and all such acts and things in furtherance of this Agreement as Heritage, its successors or assigns shall deem advisable. U.S. Propane hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of U.S. Propane, its successors or assigns or by operation of law.

         3.2 FURTHER ASSURANCES. From time to time after the date hereof, and without any further consideration, U.S. Propane shall execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure Heritage, its successors and assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges by this Agreement granted to Heritage or intended so to be and (ii) to more fully and effectively carry out the purposes and intent of this Agreement.

         3.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.


                                Exhibit 2.4 - 2

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         3.4 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         3.5 DEED; BILL OF SALE; ASSIGNMENT. To the extent required by applicable law, this Agreement shall also constitute a "deed," "bill of sale" or "assignment" of the Contributed Interest.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                                             HERITAGE PROPANE PARTNERS, L.P.
                                             A DELAWARE LIMITED PARTNERSHIP

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                             U.S. PROPANE, L.P.,
                                             A DELAWARE LIMITED PARTNERSHIP,


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                Exhibit 2.4 - 3

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                     EXHIBIT 2.6

                               NET WORKING CAPITAL

PART 1

Definition of Net Working Capital

         As used herein, the term "Net Working Capital" shall be determined for the LP on a consolidated basis including all of the assets contributed as of the Closing Date directly to Heritage OLP by the LP and all assets held by each Contributed Sub as of the Closing Date and shall mean the current assets minus the assumed liabilities of the LP as of the Closing Date, as such items are determined in accordance with GAAP but subject to the adjustments specified below under "Adjustments to Current Assets and Assumed Liabilities."

Adjustments to Current Assets and Assumed Liabilities

         Current assets include:

         o        Cash and cash equivalents

         o        Accounts receivable

         o        Notes receivable

         o        Liquids inventory

         o        Appliances

         o Non-consumable operating materials and supplies (based on a physical inventory conducted within 60 days of the Closing Date and adjustment to the Closing Date if necessary), including parts, fittings and regulators

         o        Prepaid expenses

         o        Prepaid utilities, service charges and rentals

         Assumed Liabilities include:

         o        Accounts payable

         o        Accrued liabilities (such as vacation and payroll)

         o Deferred credits (such as customer deposits, escheat and Permits)

         o Non-income taxes payable (such as sales taxes, motor fuel taxes and property taxes)

         o Present value of vehicle leases, discounted at 10% (discount rate subject to auditor approval)

         o The present value of payment obligations under noncompetition agreements, to the extent included in the balance sheet and not expensed, discounted at 10% (discount rate subject to auditor approval)

         o Credit balances on accounts receivable (prebuys, overpayments, budget plans)


                                Exhibit 2.6 - 1

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

Assumed Liabilities do not include debt of the Contributed Subs repaid in accordance with Section 2.2(e) of the Contribution Agreement.

PART 2

Valuation of Net Working Capital

         The Net Working Capital shall be valued as of the Closing Date using the following valuation conventions:

         Except to the extent the LP provides sufficient documentation to reasonably support a different valuation percentage, each account receivable shall be valued based on a percentage of its face amount based on the age of such account or note receivable as of the Closing Date as follows:

                  Age of Receivable in Days               Percentage
                            0-30                             100%
                           31-90                              90%
                          91-120                              75%
                            >120                              50%

         Liquids inventory:

         1. Working inventories are those gallons which are held at branch/satellite facilities and are used in the normal course of business for daily usage/deliveries. Those inventories should be valued at the laid-in market prices, which is based on applicable pipeline posted prices at closing.

         2. Supply position inventories are those inventories which have been purchased for future delivery or placed into storage for use as demand requires. These volumes could represent gallons that have been pre-sold or bought to protect against anticipated possible cost changes. These inventories should be valued at cost, including freight, storage and hedging cost.

         Each appliance shall be valued based on a percentage of original cost based on the age of such appliance as of the Closing Date as follows:

                   Age of Appliance in Months             Percentage
                           0-12                              100%
                          13-18                               75%
                            >18                                0%


                                Exhibit 2.6 - 2

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         Non-consumable operating materials and supplies shall be valued at the lower of cost or fair market value as of the Closing Date.

         Prepaid expenses shall be valued as of the Closing Date in accordance with GAAP.

         All other items comprising Net Working Capital and not otherwise addressed herein shall be valued as of the Closing Date in accordance with GAAP.



                                Exhibit 2.6 - 3

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                    EXHIBIT 6.14

                            HERITAGE OPERATING, L.P.
                   PRIVATE MEDIUM TERM NOTE FINANCING PROGRAM

                  ISSUANCE OF $120 MILLION SENIOR SECURED NOTES

                     SUMMARY OF CERTAIN TERMS AND CONDITIONS

    Presented below is a Summary of Certain Terms and Conditions associated with Heritage Operating, L.P.' s proposed issuance of Senior Secured Notes. Please refer to the attached Master Note Agreement for a complete description of the terms and conditions associated with this proposed issuance of Senior Secured Notes.

    ISSUER                            Heritage Operating, L.P. (the "Company").

    SECURITIES                        Senior Secured Notes of the Company (the
                                      "Notes").

    RANKING The Notes will be senior secured obligations of the Company and shall rank PARI PASSU with other senior secured Indebtedness of the Company, including additional series of Notes (each such additional series of Notes shall hereafter be referred to as "Future Notes") issued under the Program (Series B, Series C, etc.) Collectively, the Series A Notes and each series of Future Notes are hereafter referred to as the "Notes".

    PROGRAM Private Medium Term Note Financing Program (the "Program") of up to $225 million.

    INITIAL ISSUANCE                  $120.0 million (the "Series A Notes").

    ISSUANCE OF FUTURE NOTES          For a 12-month period following the
                                      Closing Date, the Company shall have the right, but not the obligation, to offer one or more series of Future Notes for sale pursuant to the Program, provided that the principal amount of the Notes outstanding under the Program shall not, at any time, exceed $225 million. Each series of Future Notes shall be offered in the minimum denomination of $5 million.

                                      In the event that the Company elects to
                                      offer Future Notes for sale under the
                                      Program, the Company may elect to sell the Future Notes to one or more Designated Institutional Investors, including the Note Purchasers; Designated Institutional Investors purchasing Future Notes are hereafter referred to as "Future Note Purchasers". All Notes issued by the Company pursuant to the Program shall be governed by the terms of the Master Note Agreement (as defined herein). Notwithstanding the above, the Company shall not sell or offer to sell Future Notes, if a Default or an Event of Default has occurred and is continuing.

                                      Designated Institutional Investors shall mean the Note Purchasers and a limited number of additional institutional investors (not to exceed seven (7) in number) which shall have the opportunity to submit bids for each series of Future Notes. See Future Note Bidding for a description of the bidding process for Future Notes.


                                Exhibit 6.14 - 1

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

    FINAL MATURITY AND AVERAGE LIFE   SERIES A NOTES: 15 year final maturity,
                                      with a 10 year average life.

                                      FUTURE NOTES:   To be determined.

    CLOSING DATE                      SERIES A NOTES: As soon as practical, but
                                      no later than July 31, 2000.

                                      FUTURE NOTES: As negotiated between the
                                      Company and the Future Note Purchaser(s), but in any event no later than fifteen
                                      (15) business days following the date of agreement, between the Company and the respective Future Note Purchaser(s), as to the Final Maturity and Average Life and Interest Coupon on the series of Future Notes to be issued by the Company.

    INTEREST COUPON                   The Interest Coupon on the Series A Notes
                                      and on each series of Future Notes will be equal to the sum of: (i) a credit spread appropriate for the Average Life of the Notes being issued; and (ii) the yield to maturity of the U.S. Treasury note having a final maturity closest to the Average
                                      Life of the Notes being issued by the
                                      Company. Interest will be payable not more frequently than quarterly in arrears and calculated on a basis of 30/360 days.

    NOTE PURCHASERS                   One or more accredited institutional
                                      investors as determined by the Securities
                                      Act of 1933 who agree to purchase the
                                      Series A Notes on terms acceptable to the Company. Any Series A Note Purchaser may also purchase any series of Future Notes issued by the Company; however, the purchase of any series of Notes issued under the Program by a Designated
                                      Institutional Investor does not obligate that Investor to purchase, or bid to purchase, any subsequent series of Future
                                      Notes.

    USE OF PROCEEDS                   The proceeds of the issuance of the Series
                                      A Notes will be utilized: (i) to acquire the assets of U.S. Propane (the
                                      "Acquisition Transaction"), (ii) to pay
                                      for costs relating to the Acquisition
                                      Transaction and the Initial Issuance and
                                      (iii) for general corporate purposes.

    PRINCIPAL REPAYMENT               SERIES A NOTES: Ten (10) equal annual
                                      installments of principal, beginning at
                                      the end of year six.

                                      FUTURE NOTES: To be determined based on
                                      the Final Maturity and Average Life for
                                      each series of Future Notes.

    OPTIONAL PREPAYMENT               The Company may, at any time, prepay all
                                      or a portion of any series of Notes
                                      outstanding for a price determined by
                                      discounting the remaining mandatory
                                      principal and interest payments due on the Notes at a discount rate equal to the lesser of: (i) the Interest Coupon on the series of Notes to be prepaid; or (ii) the sum of 0.50% plus the yield on the U.S.
                                      Treasury note having a remaining term to maturity which most closely approximates the then-remaining average life of the series of Notes to be prepaid.

                                      Provided that there is no Default or Event of Default that has occurred and is continuing, the Company shall have the right to prepay any series of Notes issued under this Program without requiring pro-rata prepayment on all series of the Notes.


                                Exhibit 6.14 - 2

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

    CONTROL EVENT PREPAYMENT          Upon the occurrence of a Control Event,
                                      each Note Purchaser shall have the right, but not the obligation, to request a prepayment of that Note Purchaser's Notes.
                                      In the event of such election, then the
                                      prepayment amount shall be equal to the
                                      sum of: (i) the principal amount of the
                                      Notes being prepaid; (ii) accrued but
                                      unpaid interest to the date set for such prepayment; and (iii) a premium of one percent (1.00%) of the principal amount of the Notes being prepaid.

    DOCUMENTATION                     Sale of the Series A Notes and each series
                                      of Future Notes shall be made pursuant to a Master Note Agreement (the "Agreement"), which will contain standard representations and warranties typically found in agreements evidencing
                                      Indebtedness similar to the Notes.

                                      Each series of Future Notes shall also
                                      require that the Company (i) re-affirm its compliance with all covenants, representations and terms of the Agreement and (ii) provide opinions of counsel and other appropriate documentation reflecting authorization to issue the Future Notes.

    FINANCIAL COVENANTS               Financial covenants shall be applied to
                                      the Company and its Subsidiaries on a
                                      consolidated basis in accordance with U.S.
                                      generally accepted accounting principles
                                      ("GAAP").

                                      References to specific clauses of
                                      Financial Covenants presented below are
                                      strictly for purposes of this Summary of Certain Terms and Conditions and should not be construed to be references to specific clauses of the Negative Covenants or Affirmative Covenants incorporated into the Agreement, unless otherwise noted.

                                      Financial Ratios

                                      (i)   Ratio of Consolidated Funded
                                            Indebtedness to Consolidated EBITDA
                                            shall not exceed 5.25 to 1.00;

                                      (ii)  Ratio of Consolidated EBITDA to
                                            Consolidated Interest Expense shall
                                            not be less than 2.25 to 1.00; and

                                      (iii) Ratio of Adjusted Consolidated
                                            Funded Indebtedness to Adjusted
                                            Consolidated EBITDA shall not exceed
                                            6.25 to 1.00.

                                      Limitation on Indebtedness. The Company
                                      will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise become directly or indirectly liable with respect to, any Indebtedness, except:

                                      (i)   Existing Indebtedness;

                                      (ii)  Indebtedness incurred to replace,
                                            extend, renew, refund or refinance
                                            any existing Indebtedness provided
                                            that such new Indebtedness may not
                                            have an average life to maturity
                                            shorter than the remaining average
                                            life to maturity of Indebtedness
                                            being extended, renewed, refunded or
                                            refinanced;

                                      (iii) Indebtedness incurred under the
                                            Revolving Working Capital Facility
                                            for purposes permitted by such
                                            facility, provided that the
                                            aggregate principal amount of
                                            Indebtedness permitted under this
                                            clause (iii) shall not at any time
                                            exceed an amount equal to (x)
                                            $50,000,000 less (y) the amount of
                                            Indebtedness, if any, outstanding
                                            under the Revolving Working Capital
                                            Facility permitted by Limitation on
                                            Indebtedness clause (vi) below;


                                Exhibit 6.14 - 3

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                      (iv)   Indebtedness incurred under the
                                             Acquisition Facility for purposes
                                             permitted by such facility and up
                                             to $3,000,000 of Indebtedness owing
                                             from time to time to the seller(s)
                                             in asset acquisitions (in addition
                                             to non-compete obligations),
                                             provided that the aggregate
                                             principal amount of Indebtedness
                                             permitted under this clause shall
                                             not exceed $50,000,000;

                                      (v)    Indebtedness for which any
                                             Subsidiary of the Company may
                                             become liable and which is owed to
                                             the Company or to a Wholly-Owned
                                             Subsidiary of the Company;

                                      (vi)   Heritage Service Corp. may incur
                                             Indebtedness pursuant to the
                                             Revolving Working Capital Facility
                                             provided that the aggregate
                                             principal amount of Indebtedness
                                             permitted under this clause (vi)
                                             shall not at any time exceed
                                             $3,000,000;

                                      (vii)  Acquired Indebtedness to the extent
                                             that such Indebtedness existed at
                                             the time such business, property or
                                             assets were so acquired or
                                             contributed, and if such
                                             Indebtedness is secured by such
                                             property or assets, such security
                                             interest does not extend to or
                                             cover any other property of the
                                             Company or any of its Subsidiaries;
                                             provided that (a) immediately after
                                             giving effect to such acquisition
                                             or contribution, the Company could
                                             incur at least $1.00 of additional
                                             Indebtedness pursuant to Limitation
                                             on Indebtedness clause (ix) and
                                             such Indebtedness was not incurred
                                             in anticipation of such acquisition
                                             or contribution;

                                      (viii) M-P Oils Partnership may become and
                                             remain liable with respect to
                                             Indebtedness in an aggregate
                                             principal amount not to exceed
                                             $3,000,000, and the Company may
                                             become and remain liable with
                                             respect to Guarantees of such
                                             Indebtedness of M-P Oils
                                             Partnership and of Indebtedness of
                                             Bi-State Propane, provided that the
                                             aggregate amount of all Guarantees
                                             permitted by this clause (viii)
                                             shall not exceed $10,000,000;

                                      (ix)   Indebtedness of any Person that,
                                             after the Closing Date, becomes a
                                             Subsidiary of the Company, to the
                                             extent that such Indebtedness
                                             existed at the time such Person
                                             became a Subsidiary, provided that
                                             (a) immediately after giving effect
                                             to such Person becoming a
                                             Subsidiary of the Company, the
                                             Company could incur at least $1.00
                                             of additional Indebtedness in
                                             compliance with Limitation on
                                             Indebtedness clause (xii) contained
                                             herein and (b) such Indebtedness
                                             was not incurred in anticipation of
                                             such Person becoming a Subsidiary
                                             of the Company;

                                      (x)    Indebtedness incurred in respect of
                                             capital leases and non-compete
                                             obligations, provided that any Lien
                                             in respect thereof is permitted by
                                             pursuant to the Limitation on Liens
                                             provisions of the Agreement;

                                      (xi)   Indebtedness incurred in the
                                             ordinary course of business,
                                             including but not limited to
                                             performance bonds and bid bonds,
                                             and Indebtedness created by checks,
                                             drafts and such similar
                                             instruments; and


                                Exhibit 6.14 - 4

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                      (xii)  Indebtedness not otherwise provided
                                             for in (i) - (xi) above, if on the
                                             date the Company or any of its
                                             Subsidiaries becomes liable with
                                             respect to any such additional
                                             Indebtedness and immediately after
                                             giving effect thereto, and to the
                                             substantially concurrent repayment
                                             of any other Indebtedness, (a) the
                                             ratio of Consolidated EBITDA to
                                             Consolidated Debt Service is equal
                                             to or greater than 2.50 to 1.00,
                                             and (b) no Default or Event of
                                             Default shall exist.

                                      Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien to respect to any of its properties or assets, except:

                                      (i)    Existing Liens at the Closing Date;

                                      (ii)   Liens existing on any property of a
                                             Person at the time such Person
                                             becomes a Subsidiary of the Company
                                             or existing at the time of
                                             acquisition upon any property
                                             acquired by the Company or any of
                                             its Subsidiaries at the time such
                                             property is so acquired;

                                      (iii)  Liens created to secure all or any
                                             part of the purchase price, or to
                                             secure Indebtedness (other than
                                             Parity Debt), incurred to pay all
                                             or any part of the purchase price
                                             or cost or to secure obligations
                                             incurred in consideration of
                                             non-compete agreements entered into
                                             in connection with any such
                                             acquisition, provided that any such
                                             Lien shall be created
                                             contemporaneously with, or within
                                             180 days after, the acquisition or
                                             construction of such property and
                                             such Lien does not exceed an amount
                                             equal to 85% of the fair market
                                             value (100% in the case of
                                             capitalized lease obligations and
                                             35% in the case of non-compete
                                             obligations) of such property;

                                      (iv)   Liens on property or assets of any
                                             Subsidiary of the Company securing
                                             Indebtedness of such Subsidiary
                                             owing to the Company or a
                                             Wholly-Owned Subsidiary;

                                      (v)    Liens (other than Liens securing
                                             Indebtedness) on the property or
                                             assets of any Subsidiary of the
                                             Company in favor of the Company or
                                             any other Wholly-Owned Subsidiary
                                             of the Company;

                                      (vi)   Liens on the property or assets of
                                             Heritage Service Corp. securing
                                             Indebtedness permitted by clause
                                             (vi) of Limitation of Indebtedness,
                                             provided that (i) such Liens shall
                                             at all times be confined to
                                             property or assets having an
                                             aggregate fair market value not
                                             exceeding $6,000,000 and (ii) as a
                                             result of any such Lien, no Default
                                             or Event of Default shall exist;

                                      (vii)  Leases or subleases of equipment to
                                             customers which do not materially
                                             interfere with the conduct of the
                                             business of the Company and its
                                             Subsidiaries taken as a whole;

                                      (viii) Liens incurred in the ordinary
                                             course of business including, but
                                             not limited to, Liens for taxes,
                                             assessments, lessors, landlords,
                                             easements, carriers, vendors,
                                             workmen's compensation, and retiree
                                             benefits; and


                                Exhibit 6.14 - 5

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                      (ix)   Liens renewing, extending or
                                             refunding any Lien permitted
                                             herein, provided that (a) the
                                             principal amount of the
                                             Indebtedness secured by any such
                                             Lien shall not exceed the principal
                                             amount of such Indebtedness
                                             outstanding immediately prior to
                                             the renewal, extension or refunding
                                             of such Lien, and (b) no assets are
                                             encumbered by any such Lien other
                                             than the assets encumbered
                                             immediately prior to such renewal,
                                             extension or refunding shall be
                                             encumbered thereby.

                                      Priority Debt. The Company will not permit
                                      Priority Debt, at any time, to exceed the sum of (i) $13,000,000 plus (ii) 10% of the then Consolidated Tangible Net Worth
                                      (to the extent that such Consolidated
                                      Tangible Net Worth is positive).

                                      Restricted Payments. The Company will not directly or indirectly declare, order, pay, make or set apart any sum of any Restricted Payment, except that the Company may declare or order, and make, pay or set apart, during each fiscal quarter a Restricted Payment if (i) such Restricted Payment, together with all other Restricted Payments during such fiscal quarter, do not in the aggregate exceed the amount of Available Cash with respect to the immediately preceding quarter, and (ii) no Default or Event of Default exists before or immediately after any such proposed action.

                                      Consolidation and Mergers. The Company
                                      will not, and will not permit any
                                      Subsidiary to, consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except that:

                                      (i)    Any Subsidiary or the Company may
                                             consolidate with or merge into the
                                             Company or a Wholly-Owned
                                             Subsidiary of the Company, as the
                                             case may be, provided that the
                                             Company or a Wholly-Owned
                                             Subsidiary of the Company, as
                                             applicable, shall be the surviving
                                             Person;

                                      (ii)   Any entity may consolidate with or
                                             merge into the Company or a
                                             Subsidiary of the Company if the
                                             Company or a Subsidiary shall be
                                             the surviving Person and if,
                                             immediately after giving effect to
                                             such transaction, (1) the Company
                                             and its Subsidiaries (x) shall have
                                             Consolidated Net Worth, of not less
                                             than the Consolidated Net Worth of
                                             the Company immediately prior to
                                             the effectiveness of such
                                             transaction and (y) could incur at
                                             least at $1.00 of additional
                                             Indebtedness in compliance with the
                                             Financial Covenants and clause (xi)
                                             of the Limitation on Indebtedness
                                             provision contained herein; (2)
                                             substantially all of the assets of
                                             the Company and its Subsidiaries
                                             shall be located, and substantially
                                             all of their business shall be
                                             conducted, within the continental
                                             U.S. or Canada; and (3) no Default
                                             or Event of Default shall exist and
                                             be continuing; and

                                      (iii)  The Company may consolidate with or
                                             merge with or into any other entity
                                             if (1) the surviving entity is a
                                             corporation or limited partnership
                                             organized and existing under the
                                             laws of the U.S. or any state
                                             thereof; (2) such corporation or
                                             limited partnership expressly and
                                             unconditionally assumes the
                                             obligations pursuant to the Notes;
                                             (3) immediately after giving effect
                                             to such transaction, such
                                             corporation or limited partnership
                                             (x) shall have Consolidated Net


                                Exhibit 6.14 - 6

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                             Worth, of not less than the
                                             Consolidated Net Worth of the
                                             Company immediately prior to the
                                             effectiveness of such transaction
                                             and (y) could incur at least at
                                             $1.00 of additional Indebtedness in
                                             compliance with Financial Covenants
                                             and clause (xi) of the Limitation
                                             on Indebtedness provisions
                                             contained herein; and (4) no
                                             Default or Event of Default shall
                                             exist and be continuing.

                                      Limitation on Sale of Assets. The Company will not, and will not permit any other Person to, sell, lease, abandon or otherwise dispose of all or substantially all its assets, except that:

                                      (i)    Any Subsidiary of the Company may
                                             sell, lease or otherwise dispose of
                                             all or substantially all its assets
                                             to the Company or a Wholly-Owned
                                             Subsidiary of the Company;

                                      (ii)   The Company may sell, lease or
                                             otherwise dispose of all or
                                             substantially all its assets to any
                                             corporation or limited partnership
                                             into which the Company could be
                                             consolidated or merged in
                                             compliance with Mergers and
                                             Consolidations herein;

                                      (iii)  The Company and any Subsidiary may
                                             sell, lease, abandon or otherwise
                                             dispose any of its assets or issue
                                             or sell Capital Stock of any
                                             Subsidiary of the Company, whether
                                             in a single transaction (an Asset
                                             Sale) or a series of related
                                             transactions if:

                                            (a)  Immediately after giving effect
                                                 to such proposed disposition no
                                                 Default or Event of Default
                                                 shall exist and be continuing
                                                 (and, in the case of any Asset
                                                 Sale involving assets that
                                                 generate EBITDA of $500,000 and
                                                 such Asset Sale involves
                                                 consideration of $2,500,000 or
                                                 more, an officer's certificate
                                                 shall be provided to the Note
                                                 Purchasers);

                                            (b)  Such sale or other disposition
                                                 is for cash consideration or
                                                 for consideration consisting of
                                                 not less than 75% cash and not
                                                 more than 25% interest-bearing
                                                 promissory notes; provided,
                                                 that the 75% limitation
                                                 referred to in this clause (b)
                                                 shall not apply to any Asset
                                                 Sale consisting solely of a
                                                 sale or other disposition of
                                                 land and buildings for an
                                                 interest bearing promissory
                                                 note as long as the amount of
                                                 such promissory note does not
                                                 exceed $250,000;

                                            (c)  One of the following two
                                                 conditions must be satisfied:

                                                   (I)  (x) the aggregate Net
                                                        Proceeds of all assets
                                                        so disposed of over the
                                                        immediately preceding
                                                        12-month period does not
                                                        exceed $3,000,000 and
                                                        (y) the aggregate Net
                                                        Proceeds of all assets
                                                        so disposed of from the
                                                        Closing Date through the
                                                        date of such disposition
                                                        does not exceed
                                                        $10,000,000; or

                                                   (II) In the event that such
                                                        Net Proceeds (less the
                                                        amount thereof
                                                        previously applied in
                                                        accordance with clause
                                                        (x) of this clause
                                                        "(c)(II)") exceeds the
                                                        limitations determined
                                                        pursuant to subsections
                                                        (x) and (y) of clause
                                                        "(c)(I)" ("Excess Sale
                                                        Proceeds"), the Company
                                                        shall


                                Exhibit 6.14 - 7

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
                                                        within 12 calendar
                                                        months of the date on
                                                        which such Net Proceeds
                                                        exceeded any such
                                                        limitation, cause an
                                                        amount equal to such
                                                        Excess Sale Proceeds to
                                                        be applied (x) to the
                                                        acquisition of assets in
                                                        replacement of the
                                                        assets so disposed of or
                                                        of assets which may be
                                                        productively used in the
                                                        U.S. or Canada in the
                                                        conduct of the Business,
                                                        or (y) to the extent not
                                                        applied pursuant to the
                                                        immediately preceding
                                                        clause (x), to offer to
                                                        make prepayments on the
                                                        Notes and allocated, on
                                                        the basis specified for
                                                        such prepayments in the
                                                        definition of Allocable
                                                        Proceeds, to offer to
                                                        repay other Parity Debt
                                                        (other than Indebtedness
                                                        under clause (iii) of
                                                        the Limitations on
                                                        Indebtedness contained
                                                        herein); and

                                            (d)  The Company shall have
                                                 delivered to the Noteholders a
                                                 certificate of the chief
                                                 financial officer or an
                                                 authorized financial officer
                                                 certifying that such sale or
                                                 other disposition is for fair
                                                 value and is in the best
                                                 interests of the Company.

                                      Notwithstanding the foregoing, Asset Sales shall not be deemed to include: (1) any transfer of assets or issuance or sale of Capital Stock by the Company or any of its Subsidiaries to the Company or a Wholly-Owned Subsidiary of the Company,
                                      (2) any transfer of assets or issuance or sale of Capital Stock by the Company or any of its Subsidiaries to any Person in exchange for, or the Net Proceeds of which are applied within 12 months to the purchase of, other assets used in a line of business permitted herein, and having a fair market value not less than that of the assets so transferred or Capital Stock so issued or sold and (3) any transfer of assets pursuant to an Investment permitted herein.

    OTHER COVENANTS                   Customary non-financial covenants
                                      including, but not limited to, the
                                      following:

                                      (i)    Maintenance of business lines;

                                      (ii)   Maintenance of property in good
                                             working condition;

                                      (iii)  Maintenance of appropriate programs
                                             of insurance;

                                      (iv)   Payment of all taxes unless contest
                                             in good faith;

                                      (v)    Maintenance of partnership or
                                             corporate existence, rights and
                                             franchises;

                                      (vi)   Compliance with applicable laws,
                                             ERISA and environmental
                                             regulations;

                                      (vii)  Maintenance of financial statements
                                             in accordance with GAAP; and

                                      (viii) Transactions with Affiliates
                                             conducted on an arms-length basis.

    FINANCIAL STATEMENTS AND          The Company shall provide:
    CERTIFICATION


                                Exhibit 6.14 - 8

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                      (i)    Quarterly unaudited consolidated
                                             financial statements within 50 days
                                             after the end of such quarterly
                                             period, certified by an authorized
                                             financial officer;

                                      (ii)   Annual audited consolidated
                                             financial statements within 95 days
                                             after the end of each fiscal year;
                                             and

                                      (iii)  Quarterly compliance certificates
                                             certified by an authorized
                                             financial officer.

                                      SEC filings for the Master Partnership of Forms 10K and 10Q shall satisfy the preceding financial statement reporting requirement as long as the Consolidated Net Income of the Company accounts for at least 95% of the net income of the Master Partnership for the appropriate reporting period and all statements required to be delivered pursuant to this clause with respect to the Company are included in such Form 10K and 10Q.

    REPRESENTATIONS AND WARRANTIES    Refer to the Agreement.


    EVENTS OF DEFAULT                 To include but not limited to:

                                      (i)    The Company defaults in the payment
                                             of principal of, or premium, if
                                             any, on any Note;

                                      (ii)   The Company defaults in the payment
                                             of any interest on any Notes for
                                             more than 5 days;

                                      (iii)  The Company or any Subsidiary of
                                             the Company defaults in any payment
                                             of principal or interest on any
                                             Parity Debt or any other
                                             Indebtedness other than the Notes,
                                             provided that the aggregate amount
                                             of all Indebtedness as to which
                                             such a default (payment or other)
                                             shall occur and be continuing
                                             exceeds $5,000,000;

                                      (iv)   Bankruptcy, insolvency, dissolution
                                             or liquidation of the General
                                             Partner, the Company or any
                                             Significant Subsidiary Group;

                                      (v)    The Specified Entities shall own,
                                             directly or indirectly through
                                             Wholly-Owned Subsidiaries, in the
                                             aggregate less than 51% of the
                                             Capital Stock of the General
                                             Partner; or

                                      (vi)   Either Designated Current Manager
                                             shall, at any time during the
                                             Lock-up Period applicable to such
                                             Designated Current Manager, own,
                                             directly or indirectly, less than
                                             50% of the Common Units of the
                                             Master Partnership owned, directly
                                             or indirectly, by such Designated
                                             Current Manager immediately after
                                             giving effect to the Proposed
                                             Reorganization.

    REMEDIES Upon the occurrence of an Event of Default, the Note Purchasers and Future Note Purchasers, as applicable shall possess all of the rights and remedies customarily available to investors in senior Indebtedness including: (i) automatic acceleration of the Notes in the event of bankruptcy; (ii) acceleration by any Note Purchaser in the event of a monetary Event of Default; and (iii) under non-monetary Events of


                                Exhibit 6.14 - 9

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                      Default, acceleration of the Notes after consent from Note Purchasers and Future Note Purchasers accounting for at least 51% of the aggregate outstanding principal amount of the Notes.

    AMENDMENTS                        Amendments to the Agreement and the
                                      associated documentation shall require the approval of Note Purchasers and Future
                                      Note Purchasers accounting for at least
                                      51% of the aggregate principal amount of the outstanding Notes. Notwithstanding the foregoing, any amendment which alters the payment terms of the Notes or the voting rights under the Agreement shall require the consent of 100% of the Note Purchasers and Future Note Purchasers.

    CERTAIN DEFINITIONS               Following below are certain definitions
                                      associated with this Summary of Certain
                                      Terms and Conditions. Capitalized terms
                                      not defined in this Summary of Certain
                                      Terms and Conditions are incorporated by reference from the Agreement.

                                      Adjusted Consolidated EBITDA shall mean, as of any date of determination for any applicable period, Consolidated EBITDA calculated:

                                               (x) with respect to the
                                      consolidated group comprised of the
                                      General Partner, the Master Partnership
                                      and the Company and its Subsidiaries
                                      (rather than with respect to the
                                      consolidated group comprised of the
                                      Company and its Subsidiaries), and

                                               (y) as if the terms 'Consolidated
                                      Non-Cash Charges', 'Consolidated Net
                                      Income', 'Consolidated Interest Expense',
                                      `Consolidated Income Tax Expense', 'Asset
                                      Sale', and 'Asset Acquisition', were
                                      calculated with respect to the
                                      consolidated group comprised of the
                                      General Partner, the Master Partnership
                                      and the Company and its Subsidiaries
                                      (rather than with respect to the
                                      consolidated group comprised of the
                                      Company and its Subsidiaries).

                                      Adjusted Consolidated Funded Indebtedness shall mean Consolidated Funded Indebtedness calculated with respect to the consolidated group comprised of the General Partner, the Master Partnership and the Company and its Subsidiaries (rather than with respect to the consolidated group comprised of the Company and its Subsidiaries).

                                      Designated Current Managers shall mean R.
                                      C. Mills and H. Michael Krimbill, current executive officers of the General Partner, together with, in the case of either such executive officer, the heirs of, and trusts for the benefit of family members controlled by, such executive officer.

                                      Lock-Up Period shall mean, with respect to any Designated Current Manager, the period from the date of the closing of the Proposed Reorganization to the earlier to occur of (x) the third anniversary of such closing, and (y) the first date on which such Designated Current Manager shall cease to be employed by the General Partner, the Master Partnership or any of their respective Affiliates.

                                      Proposed Reorganization shall have the
                                      meaning set forth in the introductory
                                      portion of the Third Amendment Agreement, dated as of May 31, 2000, with respect to this Agreement.


                                Exhibit 6.14 - 10

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                      Specified Entities shall mean and one or more of the following entities: (i) Atmos Energy Corporation, a Texas and Virginia corporation, (ii) Piedmont Natural Gas Company, Inc., a North Carolina corporation, (iii) AGL Resources, Inc., a Georgia corporation, and (iv) TECO Energy, Inc., a Florida corporation, or a Successor to any entity referred to in clause (i), (ii), (iii) or (v) of this definition.

                                      Successor shall mean, with respect to a
                                      Specified Entity, any entity in which the holders of the capital stock of such Specified Entity outstanding immediately prior to a consolidation, acquisition or merger involving such Specified Entity hold, directly or indirectly through a Wholly-Owned Subsidiary, at least a majority of the Capital Stock immediately after such consolidation, acquisition or merger.

    ISSUING EXPENSES                  The Company shall be responsible for all
                                      fees and expenses associated with the
                                      issuance of the Notes, including the fees of the designated special counsel of the Note Purchasers and Future Note
                                      Purchaser(s).

    PLACEMENT AGENT                   Glaucon Capital Partners, L.L.C. ("GCP").

    FUTURE NOTE BIDDING               GCP shall have the right to request that
                                      each Designated Institutional Investor
                                      update its indicative pricing for Future
                                      Note series not more frequently than twice a month. The Company shall then have the right, but not the obligation, to select one or more Designated Institutional
                                      Investors to purchase the next series of Future Notes. Until this Summary of
                                      Certain Terms and Conditions has been
                                      agreed to and all other requirements have been satisfied, indicative prices obtained from any Designated Institutional Investor shall be subject to change at the discretion of the Designated Institutional
                                      Investor in question.

    INVESTOR COUNSEL                  To be determined.



                                Exhibit 6.14 - 11

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                  EXHIBIT 7.1(c)

             [FORM OF OFFICER'S CERTIFICATE OF THE HERITAGE PARTIES]

                  OFFICER'S CERTIFICATE OF THE HERITAGE PARTIES

         The undersigned, the [officer's title] of Heritage MLP, a Delaware limited partnership ("Heritage MLP") and the [officer's title] of Heritage Operating, L.P., a Delaware limited partnership ("Heritage OLP") hereby certify to U.S. Propane, L.P., a Delaware limited partnership (the "LP"), on behalf of Heritage MLP and Heritage OLP, respectively, that (a) all the representations and warranties of the Heritage Parties contained in the Contribution Agreement dated as of June 15, 2000, among the LP and the Heritage Parties (the "Contribution Agreement"), and in any agreement, instrument or document delivered by any of the Heritage Parties pursuant to the Contribution Agreement on or prior to the Closing Date were true and correct, individually and in the aggregate, in all material respects (other than those representations and warranties of the Heritage Parties that are qualified by materiality or a Heritage Material Adverse Effect, which shall be true and correct in all respects) as of the date of the Contribution Agreement and are true and correct as of today's date, and (b) each of the Heritage Parties has performed and complied with, in all material respects, all covenants and agreements required by the Contribution Agreement to be performed or complied with by it on or prior to the Closing Date.

         Capitalized terms used in this Certificate, but not defined herein, have the meanings given to them in the Contribution Agreement.

         This Certificate is the certificate required to be delivered by the Heritage Parties under Section 7.1(c) of the Contribution Agreement.

         This Certificate may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Certificate.



                               Exhibit 7.1(c) - 1

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         Executed as of [the Closing Date].


                                        HERITAGE PROPANE PARTNERS, L.P.

                                        BY:  HERITAGE HOLDINGS, INC.
                                                 ITS GENERAL PARTNER

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        HERITAGE OPERATING, INC.,

                                        BY:      HERITAGE HOLDINGS, INC.,
                                                 ITS GENERAL PARTNER

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                               Exhibit 7.1(c) - 2

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                  EXHIBIT 7.1(e)

                                     LIST OF MANDATORY CONSENTS

         PUHCA, if required.



                               Exhibit 7.1(e) - 1

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                  EXHIBIT 7.2(c)

                    [FORM OF OFFICER'S CERTIFICATE OF THE LP]

                         OFFICER'S CERTIFICATE OF THE LP

         The undersigned, the [officer's title] of U.S. Propane, L.P., a Delaware limited partnership (the "LP") hereby certifies to Heritage MLP, a Delaware limited partnership ("Heritage MLP") and Heritage Operating, L.P., a Delaware limited partnership ("Heritage OLP"), on behalf of the LP, that (a) all the representations and warranties of the LP contained in the Contribution Agreement dated as of June 15, 2000, among the LP and the Heritage Parties (the "Contribution Agreement"), and in any agreement, instrument or document delivered by the LP pursuant to the Contribution Agreement on or prior to the Closing Date, were true and correct, individually and in the aggregate, in all material respects (other than those representations and warranties of the LP that are qualified by materiality or a U.S. Propane Material Adverse Effect, which shall be true and correct in all respects) as of the date of the Contribution Agreement and are true and correct as of today's date, and (b) the LP has performed and complied with, in all material respects, all covenants and agreements required by the Contribution Agreement to be performed or complied with by it on or prior to the Closing Date.

         Capitalized terms used in this Certificate, but not defined herein, have the meanings given to them in the Contribution Agreement.

         This Certificate is the certificate required to be delivered by the LP under Section 7.2(c) of the Contribution Agreement.

         Executed as of [the Closing Date].

                                                  LP


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------



                               Exhibit 7.2(c) - 1

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                  EXHIBIT 7.2(e)

                           LIST OF MANDATORY CONSENTS

         PUHCA, if required.



                               Exhibit 7.2(e) - 1

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                  EXHIBIT 7.2(l)

                           FORM OF PROVISION FOR LEASE

         LANDLORD HEREBY AGREES AND COVENANTS TO INDEMNIFY AND HOLD TENANT AND ITS [PARENT,] AFFILIATES AND SUBSIDIARIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, REPRESENTATIVES, EMPLOYEES, INVITEES, SUCCESSORS AND ASSIGNS AND OTHER PARTIES CLAIMING BY, THROUGH OR UNDER TENANT (COLLECTIVELY, "TENANT INDEMNITEE") HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, DEMANDS, CAUSES OF ACTION, EXPENSES (INCLUDING, WITHOUT LIMITATION, EXPENSES OF LITIGATION, EXPENSES OF INVESTIGATING OR DEFENDING CLAIMS, EXPENSES OF REMEDIATION AND COMPLIANCE OBLIGATIONS UNDER ENVIRONMENTAL LAWS AND REASONABLE ATTORNEY'S FEES) OR LIABILITIES OF ANY KIND (INCLUDING CLAIMS INVOLVING STRICT OR ABSOLUTE LIABILITY IN TORT AND FOR DAMAGE TO ANY PROPERTY, OR FOR INJURIES TO OR SICKNESS OR DEATH OF ANY PERSON, INCLUDING, BUT NOT LIMITED TO, LANDLORD, TENANT, ANY CONTRACTOR, ANY SUBCONTRACTOR OF ANY TIER OR OF ANY EMPLOYEE OR INVITEE OF ANY OF SAID PARTIES), CAUSED BY, ARISING OUT OF OR RELATED, DIRECTLY OR INDIRECTLY, TO ALL LIABILITIES OF LANDLORD OR ANY TENANT INDEMNITEE WHETHER DIRECT OR INDIRECT, FIXED OR CONTINGENT, KNOWN OR UNKNOWN, ACCRUED OR ABSOLUTE, MATURED OR UNMATURED OR DETERMINED OR DETERMINABLE, RESULTING FROM OR ARISING OUT OF ANY VIOLATION


                               Exhibit 7.2(l) - 1

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

OR NON-COMPLIANCE WITH ANY ENVIRONMENTAL LAW, NOW [OR PREVIOUSLY] OR HEREINAFTER IN EFFECT, BY LANDLORD, OR ANY PREDECESSOR-IN-INTEREST OF LANDLORD OR OTHER OWNER OR OPERATOR OF ANY OF THE LEASED PREMISES, OR ANY OF THEIR RESPECTIVE AFFILIATES (HEREIN COLLECTIVELY, "PREDECESSORS IN INTEREST"), PRIOR TO [OR AFTER] THE COMMENCEMENT DATE OF THE LEASE WITH RESPECT TO THE FACILITIES OR ANY PORTION OF THE LEASED PREMISES; OR ANY CLAIMS, LIABILITIES, OBLIGATIONS, DAMAGES, COSTS AND EXPENSES, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, ACCRUED OR ABSOLUTE, MATURED OR UNMATURED OR DETERMINED OR DETERMINABLE, CLAIMED OR DEMANDED BY THIRD PARTIES OR GOVERNMENTAL AUTHORITY AGAINST TENANT ARISING OUT OF OR RESULTING FROM OWNERSHIP OR OPERATION OF THE LEASED PREMISES OR THE FACILITIES BY LANDLORD OR ANY PREDECESSORS IN INTEREST PRIOR TO THE COMMENCEMENT DATE EITHER IN VIOLATION OF OR NON-COMPLIANCE WITH ANY ENVIRONMENTAL LAW OR INVOLVING HAZARDOUS MATERIALS. THIS INDEMNITY SHALL APPLY REGARDLESS OF WHETHER OR NOT ANY SUCH DAMAGE, INJURY, SICKNESS OR DEATH IS CONTRIBUTED TO BY THE NEGLIGENCE OR FAULT OF TENANT INDEMNITEE OR BY THE VIOLATION OF ANY LAW, STATUTE OR REGULATION BY TENANT INDEMNITEE. THIS INDEMNITY WILL SURVIVE THE TERMINATION OR EXPIRATION OF THE LEASE.


                               Exhibit 7.2(l) - 2

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                      APPENDIX TO EXHIBIT 7.2(l)

                               LIST OF PROPERTIES

1.       Piedmont MGP site in Hickory, North Carolina.

2.       Peoples MGP site at 16101 West Dixie Highway, North Miami Beach,
         Florida.

3.       Peoples MGP site at 1400 Channelside Drive, Tampa, Florida.



                               Exhibit 7.2(l) - 3

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                  EXHIBIT 7.2(m)

                            NONCOMPETITION AGREEMENT

         This Noncompetition Agreement (this "Agreement"), dated as of __________, 2000, is among AGL Resources, Inc., a Georgia corporation ("AGL Parent"), AGL Investments, Inc., a Georgia corporation, AGL Propane Services, Inc., a Delaware investment holding company, AGL Energy Corp., a Delaware investment holding company, Atmos Energy Corporation, a Texas and Virginia corporation ("Atmos Parent"), TECO Energy, Inc., a Florida corporation ("Peoples Parent"), TECO Propane Ventures, LLC, a Delaware limited liability company, Piedmont Natural Gas Company, Inc., a North Carolina corporation ("Piedmont Parent"), PNG Energy Company, a North Carolina corporation, Piedmont Propane Company, a North Carolina corporation, U.S. Propane, L.P., a Delaware limited partnership (the "Partnership"), and U.S. Propane, L.L.C., a Delaware limited liability company (the "General Partner") (collectively with any other Persons that execute this Agreement, the "Parties").

                                    RECITALS

         1. The Venturers and others have entered into the Formation Agreement pursuant to which the Partnership and the General Partner will be formed.

         2. In partial consideration and as a material inducement to each Party to enter into the Formation Agreement and the related transactions referenced therein, the Parties have agreed to enter into this Agreement.

                                    AGREEMENT

         The Parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below (and grammatical variations of such terms have correlative meanings):

         "Acquired Venturer" is defined in Section 2.3(a).

         "Acquiring Party" means any Restricted Party that acquires an interest in a Minority Competitive Business.

         "Acquiror" is defined in Section 2.3(a).

         "Acquiror Competitive Business" is defined in Section 2.3(a).

         "Acquisition Notice" is defined in Section 2.2(b).


                               Exhibit 7.2(m) - 1

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         "Business Day" means any day other than a Saturday, a Sunday or a holiday on which national banking associations are closed in the State of New York.

         "Competitive Business" means, in the Competitive Business Area, all business activities involving the purchase, sale, exchange, marketing, trading, storage or transportation of propane, other than Permitted Activities.

         "Competitive Business Area" means any state of the United States, the territories of the United States and the District of Columbia.

         "Enterprise Value" means the value of an Acquiring Party's interest in a Competitive Business (a) agreed to by the Partnership and the Acquiring Party, or (b) if no agreement is reached within 30 days after the date of the Negotiation Notice, a value determined using the valuation procedures set forth in Exhibit A.

         "Formation Agreement" means the Formation Agreement, dated as of February 15, 2000, among the Venturers, the General Partner, the Partnership and the other parties thereto, as amended from time to time.

         "Majority Competitive Business" means a Person that has earnings before interest, taxes, depreciation and amortization of 50 percent or more that were attributable to a Competitive Business in such Person's previous fiscal year.

         "Minority Competitive Business" means a Person that (i) owns or holds an interest in a Competitive Business and (ii) is not a Majority Competitive Business.

         "Negotiation Notice" is defined in Section 2.2(c).

         "Notice Period" is defined in Section 2.2(c).

         "Parent" means, with respect to a Person, (a) the Affiliate of such Person that (i) Controls such Person and (ii) is not Controlled by any other Person and (b) initially, AGL Parent, Atmos Parent, Peoples Parent and Piedmont Parent, as applicable.

         "Permitted Activities" is defined in Section 2.4.

         "Purchase Notice" is defined in Section 2.2(e).

         "Restricted Activities" is defined in Section 2.1(a).

         "Restricted Party" means each Party other than the Partnership and the General Partner.

         "Term" is defined in Section 4.1.

         1.2 OTHER DEFINED TERMS. Capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings given in the Formation Agreement.


                               Exhibit 7.2(m) - 2

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         1.3 CONSTRUCTION. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) the term "include" or "includes" means "includes, without limitation," and "including" means "including, without limitation"; (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) references to Exhibits refer to the Exhibits attached to this Agreement, which are made a part hereof for all purposes; (e) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; and (f) references to money refer to legal currency of the United States of America.

                                    ARTICLE 2
                            NONCOMPETITION AGREEMENT

         2.1 NONCOMPETITION COVENANT.

         (a) Except for Permitted Activities and except as provided in Sections
2.2 and 2.3, each Restricted Party hereby agrees not to engage, invest or participate, directly or indirectly, in any Competitive Business during the Term, including the ownership, management, operation or control of (or participation in the ownership, management, operation or control of) any Person engaged in any Competitive Business (collectively, the "Restricted Activities").

         (b) Each Parent of a Venturer agrees to cause each of its Controlled Affiliates that is not a Party hereto to comply with all provisions of this Agreement that are applicable to its Controlled Affiliates that are a Party hereto as if such provisions were applicable in full to such Controlled Affiliates.

         2.2 PARTNERSHIP'S PURCHASE RIGHT.

         (a) Majority Competitive Business Acquisitions. No Restricted Party may acquire an interest in, directly or indirectly, a Majority Competitive Business.

         (b) Minority Competitive Business Acquisitions. If an Acquiring Party has acquired an interest in, directly or indirectly, a Minority Competitive Business, the Acquiring Party must give written notice of such acquisition to the other parties and the Partnership (the "Acquisition Notice"). The Acquiring Party shall give the Acquisition Notice no later than five Business Days after the Acquiring Party first acquires any interest in such Minority Competitive Business. The Acquisition Notice shall include all details of the Competitive Business and copies of all instruments, proposals, drawings, agreements, summaries, evaluations, and other information in the Acquiring Party's possession related to such Competitive Business. The Acquisition Notice also shall include an itemized statement detailing a reasonable good faith estimate of the fair market value of such Competitive Business (determined as of the date the Acquiring Party first acquired an interest in such Competitive Business) and such other information as the Partnership reasonably requests. Within five Business Days after receipt of the


                               Exhibit 7.2(m) - 3

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

Acquisition Notice, the Partnership and the Other Venturers will execute a confidentiality agreement in a form reasonably satisfactory to the Acquiring Party.

         (c) For 20 Business Days (the "Notice Period") after receipt of the Acquisition Notice, the Partnership may elect by notice to the Acquiring Party (the "Negotiation Notice") to negotiate to purchase all, but not less than all, of such Acquiring Party's interest in such Competitive Business at the Enterprise Value thereof. Immediately following the receipt of the Negotiation Notice, the Partnership and the Acquiring Party shall initiate negotiations to determine Enterprise Value.

         (d) If the Partnership does not give Negotiation Notice to the Acquiring Party within the Notice Period or if during the Notice Period the Partnership furnishes written notice to the Acquiring Party of its election not to acquire an interest in the Competitive Business (which notice shall be deemed to be irrevocable), then the Partnership will have no further rights to acquire any interest in the Competitive Business, and operating such Competitive Business will be a Permitted Activity under this Agreement.

         (e) Within ten Business Days after the final determination of the Enterprise Value, the Partnership must provide notice (the "Purchase Notice") to the Acquiring Party if the Partnership elects to purchase all, but not less than all, of the Acquiring Party's interest in the Competitive Business. Within 40 Business Days of its receipt of such Purchase Notice, the Partnership shall pay the Acquiring Party the Enterprise Value of such Competitive Business and the Acquiring Party shall assign to the Partnership all of its interest in such Competitive Business.

         (f) If the Partnership does not provide a Purchase Notice within ten Business Days after the final determination of the Enterprise Value or if the Partnership elects in the Purchase Notice not to purchase such interest, then
(i) the Partnership will have no further rights to acquire an interest in the Competitive Business, (ii) the Partnership will pay all appraisal costs related to the determination of the Enterprise Value of such interest and (iii) operating such Competitive Business will be a Permitted Activity under this Agreement.

         (g) The Acquiring Party shall not negotiate or enter into any agreements or contracts related to the acquisition of an interest in the Competitive Business that would prohibit, restrict, or otherwise limit the rights of the Partnership freely to acquire an interest in the Competitive Business or otherwise to exercise its rights hereunder.

         2.3 CHANGE OF CONTROL OF VENTURER. If (a) a Change of Control of any Venturer (the "Acquired Venturer") occurs, (b) the Acquired Venturer's Class A Units and Limited Partner Interests are not purchased by any Other Venturer or Venturers pursuant to Section 3.1 of the Transfer Restriction Agreement and (c) the Acquired Venturer's Class A Units are not converted to Class B Units, then the Person acquiring the Acquired Venturer (the "Acquiror") must execute and will be bound by all provisions of this Agreement as provided in Section 3.1(f) of the LLC Agreement; provided, however, that if the Acquiror owns or has an interest in a Competitive Business (the


                               Exhibit 7.2(m) - 4

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

"Acquiror Competitive Business"), operating such Acquiror Competitive Business will be a Permitted Activity under this Agreement.

         2.4 PERMITTED ACTIVITIES. The provisions of Section 2.1 shall not be construed to prohibit or restrict any Restricted Party from engaging in the following activities (the "Permitted Activities"):

         (a) owning, individually or in the aggregate, less than ten percent of any class of securities listed for or admitted to trading on a national or foreign securities exchange or on The Nasdaq Stock Market;

         (b) rendering services for, providing consultation to, or furnishing materials to the Partnership or the General Partner;

         (c) providing engineering services to unrelated third parties with respect to Restricted Activities to be conducted by such third parties;

         (d) owning and operating such Venturer's Excluded Assets;

         (e) administering any contracts that are to be transferred to the Partnership, which transfer requires the consent of a third party or the approval of a Governmental Authority that has not yet been obtained;

         (f) the purchase, sale, exchange, marketing, trading, storage or transportation of propane solely for the purposes of using such propane for peak shaving in connection with such Restricted Party's natural gas business or its electrical power generation facilities;

         (g) engaging in an Acquiror Competitive Business under Section 2.3;

         (h) engaging in a Competitive Business as an Acquiring Party, if permitted by Section 2.2(d) or Section 2.2(f); or

         (i) engaging in the bulk wholesale delivery of propane to commercial and industrial customers primarily for use as interruptible fuel through AGL Parent's and Piedmont's ownership and operation of Southstar Energy Services, LLC, a Delaware limited liability company, or any successor entity, and all matters which are reasonably attendant thereto.

         2.5 DURATION AND SCOPE. The Parties acknowledge their belief and agreement that the duration and scope of the noncompetition covenants set forth in this Article 2 and in Article 4 are fair and reasonable. If any of the restrictions contained in this Article 2 or in Article 4 is determined by any court of competent jurisdiction to be invalid or unenforceable, or to be enforceable only if modified in duration or scope, each Party agrees that:


                               Exhibit 7.2(m) - 5

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         (a) this Agreement shall be automatically amended in duration and scope for application in the jurisdictional area of such court, without any further action by any of the Parties, so as to provide the maximum duration and scope enforceable in accordance with Applicable Law;

         (b) the reviewing court or arbitration panel is authorized and empowered to rewrite any such unenforceable provision in a manner that will result in such restriction being enforceable in such court or arbitration panel's jurisdictional area, provided, that if the reviewing court or arbitration panel will not exercise its power to rewrite any such unenforceable provision, the Parties will amend this Agreement to rewrite any such unenforceable provision in a manner that will result in such restriction being enforceable in such court or arbitration panel's jurisdictional area; and

         (c) the terms and provisions of this Agreement will remain in full force and effect, as originally written, in all areas outside the jurisdictional area of such court.

                                    ARTICLE 3
                                    REMEDIES

         3.1 REMEDIES. The covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters. Each of the conditions and restraints contained herein is necessary for the reasonable and proper protection of each of the Parties and is reasonable with respect to subject matter, length of time and geographic area. Each of the Parties further agrees that a violation of any of the terms hereof would cause irreparable injury in an amount that would be impossible to estimate or determine and for which any remedy at law would be inadequate. Consequently, each Party agrees that upon any breach or threatened breach of this Agreement by such Party, any Other Party affected by such breach shall be entitled to preliminary and permanent injunctive relief against such breach or threatened breach, without having to post bond or provide any other form of security, and that each Party shall have the remedy of specific performance, which rights and remedies shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or agreement or at law or in equity and to which such Party might be entitled.

                                    ARTICLE 4
                                      TERM

         4.1 TERM. The term of this Agreement (the "Term") shall commence on the Closing Date and continue until the earlier of the second anniversary of the date of an IPO or the fifth anniversary of the Closing Date; provided, however, that this Agreement will terminate with respect to a Venturer on any earlier date that is the second anniversary of the first day that such Venturer and its Affiliates, collectively, hold no Class A Units.


                               Exhibit 7.2(m) - 6

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                   ARTICLE 5
                                 MISCELLANEOUS

         5.1 NOTICES.

         (a) All notices, requests, demands and other communications required or permitted to be given or made hereunder by any Party shall be in writing, and shall be delivered either personally, or by registered or certified mail (postage prepaid and return receipt requested) or by express courier or delivery service, or by telegram, telefax, telex or similar facsimile means, to the Parties, at the addresses (or at such other addresses as shall be specified by the Parties by like notice) for notice set forth for the Parties in Section 10.1 of the Formation Agreement.

         (b) Notices and other communications shall be deemed given or made (i) when received, if sent by telegram, telefax, telex or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telefax, telex or similar facsimile means) and
(ii) when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by registered or certified mail or sent by express courier or delivery service, except in the case of facsimile transmissions received after the normal close of business at the receiving location, which shall be deemed given on the next Business Day.

         5.2 ENTIRETY. This Agreement (along with the Formation Agreement and the various agreements to be entered into pursuant to the provisions contained in the Formation Agreement) constitutes the entire agreement between the Parties with respect to the subject matter hereof.

         5.3 BINDING EFFECT; ASSIGNMENT; NO THIRD PARTY BENEFIT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of each of the Venturers, and any purported assignment without such consent shall be void, except that the Partnership may assign all of its rights under this Agreement to Heritage Operating, L.P., without the prior written consent of the other parties upon consummation of the transactions contemplated by the Contribution Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         5.4 SEVERABILITY. If any provision of this Agreement is held to be unenforceable after the application of Section 2.5, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by


                               Exhibit 7.2(m) - 7

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         5.5 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         5.6 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

         5.7 COUNTERPARTS. This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

         5.8 DISPUTE RESOLUTION. Any claim, dispute or controversy of any kind now existing or hereafter arising between any of the Parties or their Affiliates and pertaining to the interpretation or breach of this Agreement shall be subject to the dispute resolution procedures set forth in Section 10.9 of the Formation Agreement.


                            [SIGNATURE PAGES FOLLOW]



                               Exhibit 7.2(m) - 8

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.


AGL Parent                              AGL RESOURCES INC.,
                                        A GEORGIA CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        AGL INVESTMENTS, INC.,
                                        A GEORGIA CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        AGL PROPANE SERVICES, INC.,
                                        A DELAWARE INVESTMENT HOLDING COMPANY

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        AGL ENERGY CORP.,
                                        A DELAWARE INVESTMENT HOLDING COMPANY

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

Atmos Parent                            ATMOS ENERGY CORPORATION,
                                        A TEXAS AND VIRGINIA CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                               Exhibit 7.2(m) - 9

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

Peoples Parent                          TECO ENERGY, INC.,
                                        A FLORIDA CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        TECO PROPANE VENTURES, LLC,
                                        A FLORIDA LIMITED LIABILITY COMPANY

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

Piedmont Parent                         PIEDMONT NATURAL GAS COMPANY, INC.,
                                        A NORTH CAROLINA CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        PNG ENERGY COMPANY,
                                        A NORTH CAROLINA CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        PIEDMONT PROPANE COMPANY,
                                        A NORTH CAROLINA CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                               Exhibit 7.2(m) - 10

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

Partnership                             U.S. PROPANE, L.P.,
                                        A DELAWARE LIMITED PARTNERSHIP

                                        BY:     U.S. PROPANE, L.L.C.,
                                                ITS GENERAL PARTNER

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

General Partner                         U.S. PROPANE, L.L.C.,
                                        A DELAWARE LIMITED LIABILITY COMPANY

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                               Exhibit 7.2(m) - 11

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                       EXHIBIT A

                              VALUATION PROCEDURE

         The Enterprise Value of any interest in a Competitive Business (the "Valued Interest") will equal the fair market value of such interest (as of the date the Acquiring Party first acquired an interest in such Competitive Business, without giving effect to such acquisition) determined using the following appraisal procedure:

         1. SELECTION OF APPRAISERS. The Partnership will select an appraisal firm of national reputation by mutual written agreement (the "Purchaser Appraiser"). The Acquiring Party will select an appraisal firm of national reputation (the "Other Appraiser"). The Purchaser Appraiser and the Other Appraiser will select a third appraisal firm of national reputation by mutual written agreement (the "Third Appraiser" and, collectively with the Purchaser Appraiser and the Other Appraiser, the "Appraisers"). Each Appraiser will execute a confidentiality agreement in favor of the Partnership and the Acquiring Party in connection with such Appraiser's appraisal.

         2. APPRAISAL PROCEDURE.

         (a) Within 15 days after the selection of the Third Appraiser, each Appraiser will determine the fair market value of the Valued Interest (the "Value") as of the date the Acquiring Party first acquired an interest in such Competitive Business.

         (b) The Values determined by each of the Appraisers will be averaged to determine the "Average Value." The two Values numerically closest to the Average Value will be averaged, and the average of such two Values will be the "Enterprise Value" of the Valued Interest for purposes of this Agreement; provided, however, that if the two Values numerically farthest from the Average Value are equally far from the Average Value, the "Enterprise Value" of the Valued Interest for purposes of this Agreement will be the Average Value.

         (c) The determination of Enterprise Value set forth in this Exhibit A will be final and conclusive on the Parties.

         3. COSTS. The Partnership will pay all costs of the Purchaser Appraiser, the Acquiring Party will pay all costs of the Other Appraiser (unless otherwise provided in Section 2.2(f) of the Agreement) and the Partnership will pay all other costs of appraisal under this Exhibit A, including all costs of the Third Appraiser.

         4. EXTENSION OF TIME. The time periods provided in this Exhibit A will be automatically extended at the request of an Appraiser if necessary in order to obtain additional information or to provide a reasonable period of time to properly analyze information delivered to such Appraiser, but not more than 30 days.

         5. CERTAIN INFORMATION. The Acquiring Party will provide the Appraisers access to all information, books and records and other data and documentation (including


                               Exhibit 7.2(m) - 12

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000
matters that may be deemed trade secrets or otherwise confidential, provided an appropriate confidentiality agreement is executed) to the extent reasonably required by the Appraisers for purposes of determining the Enterprise Value of a Valued Interest and will fully and promptly cooperate with reasonable requests by the Appraisers for information regarding the Valued Interest or the Competitive Business. If financial information is provided to the Appraisers, the financial information will be prepared in accordance with U.S. GAAP, consistent with prior periods, or otherwise as agreed by the Parties.

         6. FAIR MARKET VALUE. As used in this Exhibit A, "fair market value" means, when used with respect to any interest in a Competitive Business, the most probable cash price that such interest would bring at a fair sale thereof (taking into account, as appropriate, all liabilities relating to such interest, but excluding any tax or other benefit or liability realized or incurred by the Acquiring Party in connection with such sale), determined in a commercially reasonable manner, assuming that (i) each of the buyer and the seller acts prudently and knowledgeably, (ii) neither the buyer nor the seller is under compulsion to sell, buy or act under other undue stimulus, (iii) each of the buyer and the seller is typically motivated, well informed and advised and acting in what it considers to be its best interests and (iv) the payment of the purchase price is made in cash.



                               Exhibit 7.2(m) - 13

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                  EXHIBIT 7.2(n)

                             ASSIGNMENT OF CONTRACT

         This Assignment of Contract (this "Agreement"), dated effective as of ____________, 2000, is by U.S. Propane, L.P., a Delaware limited partnership and U.S. Propane, L.L.C., a Delaware limited liability company (collectively, "Assignor") to Heritage Operating, L. P., a Delaware limited partnership ("Assignee").

                                    RECITALS

         Assignor desires to convey and transfer to Assignee, and Assignee desires to receive, all of Assignor's rights under the Noncompetition Agreement, dated ______, 2000, among Assignor and certain other parties (the "Assigned Contract").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE 1
                                   ASSIGNMENT

         1.1 ASSIGNMENT OF CONTRACT. Assignor hereby assigns, transfers, bargains, and delivers unto Assignee, and its successors and assigns, all right, title, and interest of Assignor in, to and under the Assigned Contract. TO HAVE AND TO HOLD the Assigned Contract unto Assignee, and its successors and assigns forever, together with all and singular the rights and appurtenances belonging or pertaining thereto.

         1.2 SUBSEQUENT ACTIONS. Assignor hereby covenants to and with Assignee, its successors and assigns, to execute and deliver to Assignee, its successors and assigns, all such other and further instruments of assignment and transfer, and all such notices, releases, and other documents, that would more fully and specifically assign and transfer to and vest in Assignee, its successors and assigns, the rights of Assignor in and to the Assigned Contract hereby assigned and transferred, or intended to be assigned and transferred.

                                    ARTICLE 2
                                  MISCELLANEOUS

         2.1 GOVERNING LAW. This Agreement and the rights and obligations of Assignor and Assignee hereunder shall be governed by and interpreted in accordance with the laws of the State of Texas without giving effect to principles thereof relating to conflicts of law rules that would direct application of the laws of another jurisdiction.

         2.2 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.


                               Exhibit 7.2(n) - 1

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         2.3 MULTIPLE ORIGINALS. This Agreement may be executed in two originals, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement to be effective as of the day and year first above written.


Assignor                                U. S. PROPANE, L.P.,
                                        A DELAWARE LIMITED PARTNERSHIP

                                        BY:      U. S. PROPANE, L.L.C.,
                                                 ITS GENERAL PARTNER

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

Assignee                                HERITAGE OPERATING, L.P.,
                                        A DELAWARE LIMITED PARTNERSHIP

                                        BY:      HERITAGE HOLDINGS, INC.,
                                                 ITS GENERAL PARTNER

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------




                               Exhibit 7.2(n) - 2

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

STATE OF                 )
         -------------   )
COUNTY OF                )
          ------------

         This instrument was acknowledged before me on __________, 2000 by _______________, ________________ of U. S. Propane, L.L.C., a Delaware limited liability company, as the general partner of U. S. Propane, L. P., a Delaware limited partnership.


                                        ----------------------------------------
                                        Notary Public for the State of
                                                                      ----------
                                        My Commission Expires:
                                                              ------------------




STATE OF                 )
         -------------   )
COUNTY OF                )
          ------------

         This instrument was acknowledged before me on __________, 2000 by _______________, ________________ of Heritage Holdings, Inc., a Delaware
corporation, as the general partner of Heritage Operating, L.P., a Delaware limited partnership.


                                        ----------------------------------------
                                        Notary Public for the State of
                                                                      ----------
                                        My Commission Expires:
                                                              ------------------



                               Exhibit 7.2(n) - 3

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                  EXHIBIT 7.2(o)

                    APPLICATION FOR ISSUANCE OF COMMON UNITS

         The undersigned ("U.S. Propane") hereby applies for issuance of Common Units to the name of U.S. Propane of Common Units.

         U.S. Propane (a) requests admission as a Substituted Limited Partner in respect of Common Units and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of Heritage MLP (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that U.S. Propane has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as U.S. Propane's attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for U.S. Propane's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the power of attorney provided for in the Partnership Agreement and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:
     ---------------------------------------------


--------------------------------------------------
Signature of Authorized Signatory of U.S. Propane


--------------------------------------------------
Identification number of U.S. Propane


--------------------------------------------------
Name and Address of U.S. Propane


--------------------------------------------------
Purchase Price including commission, if any



                               Exhibit 7.2(o) - 1

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

Type of Entity (check one):

         o        Individual       o        Partnership      o       Corporation
         o        Trust            o        Other (specify)
                                                             -------------------

Nationality (check one):

         o        U.S. Citizen, Resident or Domestic Entity
         o        Foreign Corporation       o        Non-resident Alien

         If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

         Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder):

Complete Either A or B:

A.       Individual Interestholder

         1. I am not a non-resident alien for purposes of U.S. income taxation.

         2. My U.S. taxpayer identification number (Social Security Number) is __________________________________________________.

         3.       My home address is ___________________________________________

         4.       My taxable year ends on December 31st.

B.       Partnership, Corporation or Other Interestholder

         1.       _____________________________________________ is not a foreign
                            (Name of Interestholder)

                  corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

         2.       The interestholder's U.S. employer identification number is
                  _____________________________________________________________.

         3. The interestholder's office address and place of incorporation (if applicable) is ___________________________________________

         4.       The interestholder's taxable year ends on December 31st.


                               Exhibit 7.2(o) - 2

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

         The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

         The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of


                        --------------------------------
                             Name of Interestholder


                        --------------------------------
                               Signature and Date


                        --------------------------------
                              Title (if applicable)

         Note: If U.S. Propane is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If U.S. Propane is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom U.S. Propane will hold the Common Units shall be made to the best of U.S. Propane's knowledge.



                               Exhibit 7.2(o) - 3

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

                                                                   EXHIBIT 10.10

                          DISPUTE RESOLUTION PROCEDURES

         1. GENERAL PROCEDURE. The Parties shall use the procedures set forth in this Exhibit 10.10 to resolve in good faith any dispute, controversy or claim
(i) arising between the LP, on the one hand, and one or both of Heritage MLP and Heritage OLP, on the other hand (together the "Disputing Heritage Parties"), and
(ii) related to this Agreement, including any dispute over the performance, breach, termination or interpretation of this Agreement; provided, however, that a Party may seek equitable relief prior to using the procedures set forth in this Exhibit 10.10 if, in the reasonable judgment of such Party, such Party will suffer irreparable harm if such equitable relief is not granted. Nothing herein is intended (i) to address disputes, controversies or claims arising between Heritage MLP and Heritage OLP that do not involve the LP or (ii) to limit the Parties from resolving informally among them any dispute, controversy or claim that may arise.

         2. MEDIATION. If any dispute, controversy or claim arises between the LP and the Disputing Heritage Parties after the Closing Date and the LP and the Disputing Heritage Parties cannot resolve such dispute, controversy or claim informally, then the LP and the Disputing Heritage Parties shall attempt in good faith to settle the matter by submitting the dispute, controversy or claim to mediation within 30 days after the date that the dispute, controversy or claim arises, using any mediator upon which they mutually agree. If the LP and the Disputing Heritage Parties are unable to agree mutually upon a mediator within 15 days after submitting to mediation, the case shall be referred to the __________________________ office of the American Arbitration Association ("AAA") for mediation. The cost of the mediator will be paid by the LP, on the one hand, and the Disputing Heritage Parties, on the other hand, equally.

         3. ARBITRATION.

         3.1 ALL DISPUTES ARBITRATION. All disputes between the LP and the Disputing Heritage Parties arising under this Agreement and not resolved through negotiation or mediation shall be submitted to arbitration in accordance with this Section 3.1 or, if one exists, the similar arbitration provision of the Stock Purchase Agreement or the Subscription Agreement, and the Parties hereby expressly waive all rights to have any such disputes heard before a court of law, except the right to enforce an arbitration award as described in Section
3.5 below. Arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1, et seq., and not by the arbitration acts, statutes or rules of any other jurisdiction. In the event of a conflict between the terms of this
Section 3.1 and the terms of an express arbitration provision in the Stock Purchase Agreement or the Subscription Agreement, the arbitration provision in such other agreement shall control as to any disputes arising under that agreement.

         3.2 PROCEDURE. In the event the LP and the Disputing Heritage Parties are unable to resolve a dispute arising under this Agreement or the Stock Purchase


                               Exhibit 10.10 - 1

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

Agreement or the Subscription Agreement after exercising good faith efforts to do so pursuant to the procedures of Section 2 hereof, the LP or the Disputing Heritage Parties, as the case may be, may require that the matter be resolved through binding arbitration by submitting a written notice to the other Parties (including notice to any Heritage Party that is not a Disputing Heritage Party). The Party giving notice shall select one of three arbitrators and shall prepare a written notice containing the name of such Party's arbitrator and a statement of the issue(s) presented for arbitration. Within 15 days after receipt of a notice of arbitration, the LP (if the Party giving notice is a Disputing Heritage Party) or the Disputing Heritage Parties (if the Party giving notice was the LP) shall select the second of three arbitrators by written notice and may designate any additional issue(s) for arbitration. The two named arbitrators shall select the third arbitrator within 15 days after the date on which the second arbitrator was named. Should the two arbitrators fail to agree on the selection of the third arbitrator, any Party shall be entitled to request the Senior Judge of the United States District Court of the ______ District of _________ to select the third arbitrator. If the Senior Judge refuses or is unable to select the third arbitrator, the Parties shall ask the AAA to appoint the third arbitrator, it being understood, however, that the AAA shall not act as administrator of the arbitration. All arbitrators shall be qualified by education or experience within the propane or energy industry (to the extent relevant) to decide the issues presented for arbitration. No arbitrator shall be a current or former director, officer or employee of any Party, or any of its Affiliates; an attorney (or member of a law firm) who has rendered legal services to any Party, or its Affiliates, within the preceding three years; or an accountant (or member of an accounting firm) who has rendered accounting or consulting services to any Party or its Affiliates, within the preceding three years; or an owner of any debt or equity securities (including but not limited to common or preferred stock or any derivatives thereof) of any Party or its Affiliates.

         3.3 ARBITRATION HEARINGS. The three arbitrators shall commence the arbitration hearing within 25 days following the appointment of the third arbitrator, or at such later date as the LP and the Disputing Heritage Parties may agree. The proceeding shall be held at a mutually acceptable site in ____________________. If the LP and the Disputing Heritage Parties are unable to agree on a site, the arbitrators shall select a site. The arbitrators shall have the authority to establish rules and procedures governing the arbitration hearing. The LP and the Disputing Heritage Parties shall have the opportunity to present evidence at the hearing. The arbitrators may call for the submission of pre-hearing statements of position and legal authority. The arbitration panel shall not have the authority to award punitive or exemplary damages, nor shall the arbitration panel have any authority to terminate this Agreement unless that issue is made subject to arbitration under the express terms of this Agreement. The arbitrators' decision must be rendered within 30 days following the conclusion of the hearing or submission of evidence, but no later than 90 days after appointment of the third arbitrator.

         3.4 ARBITRATION DECISION. The decision of the arbitrators, or a majority of them, shall be in writing and shall be final and binding upon the Parties as to the issue submitted. The LP and the Disputing Heritage Parties shall bear the expense and cost of its attorneys and witnesses. The expense and cost of the arbitrators shall be paid by the


                               Exhibit 10.10 - 2

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000

LP, on the one hand, and the Disputing Heritage Parties, on the other hand, equally, or as the arbitrators may otherwise determine is just and equitable.

         3.5 ENFORCEMENT OF AWARD. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The prevailing Party or Parties shall be entitled to reasonable attorneys' fees in any court proceeding necessary to enforce or collect any award or judgment rendered by the arbitrators.




                               Exhibit 10.10 - 3

                                                          CONTRIBUTION AGREEMENT
                                              EXECUTION COPY DATED JUNE 15, 2000